As filed with the U.S. Securities and Exchange Commission on October 31, 2005


                                                     Registration No. 333-126399
--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 ----------------------------------------------



                                Amendment No. 4
                                       to
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                                  BIONOVO, INC.
                 (Name of small business issuer in its charter)

       Delaware                        2834                   87-0576481
(State or jurisdiction         (Primary Standard           (I.R.S. Employer
   of incorporation        Industrial Classification      Identification No.)
   or organization)                Code Number)

           5858 Horton Street, Suite 375, Emeryville, California 94608
                                 (510) 601-2000
                        (Address and telephone number of
                                    principal
                               executive offices)
                 ----------------------------------------------

           5858 Horton Street, Suite 375, Emeryville, California 94608
                                 (510) 601-2000
                         (Address of principal place of
                                   business or
                      intended principal place of business)
                 ----------------------------------------------

                                   Isaac Cohen
                      President and Chief Executive Officer
                                  Bionovo, Inc.
                          5858 Horton Street, Suite 375
                          Emeryville, California 94608
                                 (510) 601-2000
                       (Name, address and telephone number
                                    of agent
                                  for service)
                 ----------------------------------------------

                                    Copy to:
                              Robert H. Cohen, Esq.
                             Greenberg Traurig, LLP
                          200 Park Avenue - 15th Floor
                            New York, New York 10166
                    Tel: (212) 801-9200; Fax: (212) 801-6400
                 ----------------------------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                 ----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

============================ ============================ ============================= ======================= ====================
  Title of each class of                                                                    Proposed maximum          Amount of
     securities to be           Amount being registered     Proposed maximum offering      aggregate offering       registration
        registered                        (1)                    price per share                 price                   fee
---------------------------- ---------------------------- ----------------------------- ----------------------- --------------------
Common Stock                      42,112,448 shares                 $2.10(2)               $ 88,436,140.80          $10,408.93
---------------------------- ---------------------------- ----------------------------- ----------------------- --------------------
Common Stock Underlying
Warrants                           9,919,524 shares                 $2.10(2)               $ 20,831,000.40          $ 2,451.81
---------------------------- ---------------------------- ----------------------------- ----------------------- --------------------

               Total              52,031,972 shares                                        $109,267,141.20          $12,860.74 (3)
---------------------------- ---------------------------- ----------------------------- ----------------------- --------------------

(1) This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock, as quoted by the OTC Bulletin Board on June 27, 2005.

(3)   Previously paid.

                 ----------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, DATED OCTOBER 31, 2005



                                 [BIONOVO LOGO]

                                52,031,972 Shares
                                  Bionovo, Inc.
                                  Common Stock

      The selling stockholders named in this prospectus are offering an aggregate of up to 52,031,972 shares of our common stock. Of these shares, 9,919,524 are issuable upon the exercise of outstanding warrants. We will not receive any of the proceeds from the sale of shares being sold by the selling stockholders, except upon exercise of the warrants.


      Our common stock is quoted on the OTC Bulletin Board under the symbol BNVI.OB. On October 24, 2005, the high and low bid prices for shares of our common stock were $1.25 and $1.23 per share, respectively.


      The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

                 ----------------------------------------------

                An investment in these securities involves a high
           degree of risk. Please carefully review the section titled
                       "Risk Factors" beginning on page 4.

                 ----------------------------------------------

           THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES
               REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE
                        SECURITIES, OR DETERMINED IF THIS
            PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

               The date of this prospectus is _____________, 2005

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                 ----------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY........................................................................1

THE OFFERING...................................................................3

RISK FACTORS...................................................................4

ORGANIZATIONAL AND FINANCING BACKGROUND.......................................13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................17

WHERE YOU CAN FIND MORE INFORMATION...........................................17

USE OF PROCEEDS...............................................................18

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS...................18

SELECTED FINANCIAL DATA.......................................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................21

BUSINESS......................................................................28

MANAGEMENT....................................................................38

STOCK OWNERSHIP...............................................................44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................45

PRINCIPAL AND SELLING STOCKHOLDERS............................................46

PLAN OF DISTRIBUTION..........................................................55

DESCRIPTION OF SECURITIES.....................................................57

SHARES ELIGIBLE FOR FUTURE SALE...............................................63

LEGAL MATTERS.................................................................63

EXPERTS.......................................................................64

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
    FINANCIAL DISCLOSURE......................................................64

INDEX TO CONSOLIDATED FINANCIAL INFORMATION..................................F-1

                 ----------------------------------------------

      This prospectus contains service marks, trademarks and trade names of Bionovo, Inc.

                                     SUMMARY

      You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors," regarding us and the common stock being sold in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Bionovo, Inc., together with its wholly-owned subsidiary, Bionovo Biopharmaceuticals, Inc.

Our Business

      We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

      We have one drug, MF101, designed to alleviate the symptoms of menopause, entering Phase II clinical trials. Results of a Phase I clinical trial of a second drug, BZL101, an anti-cancer agent for breast and ovarian cancer recently have been submitted to the U.S. Food and Drug Administration (or FDA) and we are preparing an investigational new drug (or IND) application to conduct a Phase II clinical trial. We are in the process of preparing IND submissions to the FDA for Phase I trials of a second anti-cancer agent, AA102, and another drug, VG101, for the treatment of post-menopausal vaginal dryness.

Business Strategy

      Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. Our strategy consists of the following key elements:

      o Integrate scientific discoveries with natural substances used in Traditional Chinese Medicine;

      o     Focus on cancer and women's health;

      o     Develop our existing product portfolio;

      o     Foster academic and industry collaborations; and

      o     Diversify application of drug candidates for extended indications.

Risks Associated with our Business

      Our business is subject to numerous risks, as more fully described in the section entitled "Risk Factors" immediately following this prospectus summary. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy. Those reasons include delays in obtaining, or a failure to obtain, regulatory approval for our product candidates; problems that may arise under our licensing agreements and collaborative relationships; and failure to maintain and to protect our proprietary intellectual property assets, among others.

      We have a limited operating history and have incurred nearly $14.0 million in cumulative net losses from our inception in 2002, and we expect losses to continue for at least the next several years. Our net loss for the six months ended June 30, 2005 was $13.4 million, and for the fiscal year ended December 31, 2004 was $0.5 million.

      We do not anticipate generating significant revenues from sales of our products, if approved, for at least several years, if at all. All of our product candidates are in development and none has been approved by the FDA for commercial sale. We are unable to predict the extent of future losses or when we will become profitable, if at all. Even if we succeed in developing and commercializing one or more of our product candidates, we may never generate sufficient sales revenue to achieve and then sustain profitability.

Corporate History and Recent Financing Transactions

      On April 6, 2005, Bionovo Biopharmaceuticals, Inc., or Bionovo Biopharmaceuticals, completed a reverse merger transaction with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes. Lighten Up discontinued these activities following the merger. Upon the closing of the merger, the directors and management of Bionovo Biopharmaceuticals became the directors and management of Lighten Up.

      On June 29, 2005, we changed our name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed our state of incorporation to Delaware. Bionovo Biopharmaceuticals continues as our wholly-owned, operating subsidiary.

      Bionovo Biopharmaceuticals was formed and began operation in the state of California in February 2002 and subsequently reincorporated into the state of Delaware in March 2004. Until June 29, 2005, the name of Bionovo
Biopharmaceuticals was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals, Inc. in order to facilitate our corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc.

      We have raised an aggregate of $10.7 million in debt and equity capital. On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing of $500,000 principal amount 6% convertible secured notes and warrants to purchase common stock resulting in gross proceeds of $500,000. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, Bionovo Biopharmaceuticals completed a private placement of common stock and warrants to purchase common stock resulting in gross proceeds of $8.1 million. On May 5, 2005, we completed a private placement of common stock and warrants to purchase common stock resulting in gross proceeds of $2.1 million.

      Since our future business will be that of Bionovo Biopharmaceuticals only, and the former Bionovo Biopharmaceuticals stockholders control the merged companies, the information in this prospectus is that of Bionovo Biopharmaceuticals as if Bionovo Biopharmaceuticals had been the registrant for all the periods presented in this prospectus. The section entitled "Management's Discussion and Analysis or Plan of Operation" and the audited consolidated financial statements presented in this prospectus are those of Bionovo Biopharmaceuticals prior to the reverse merger, as these provide the most relevant information for us on a continuing basis.

Corporate Information

      Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

                                  THE OFFERING

Common stock offered by the selling stockholders:

     Presently outstanding number of shares........     42,112,448 shares

     Maximum number of shares that may be issued
     upon exercise of outstanding warrants.........     9,919,524 shares

     Total shares offered..........................     52,031,972 shares

Common stock outstanding...........................     46,112,448 shares(1)

Use of proceeds....................................     We will receive none of
                                                        the proceeds from the
                                                        sale of the shares by
                                                        the selling
                                                        stockholders, except
                                                        upon exercise of the
                                                        warrants.

OTC Bulletin Board symbol..........................     BNVI.OB

------------------

(1) As of October 24, 2005. Does not include shares of our common stock that are reserved for issuance pursuant to outstanding exercisable warrants and stock options, and shares available for future issuance under our Stock Incentive Plan.

      Unless specifically stated otherwise, all information in this prospectus reflects all splits of our common stock effected prior to the date of this prospectus.

                                  RISK FACTORS

      An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

      We have a history of net losses, which we expect to continue for at least several years and, as a result, we are unable to predict the extent of any future losses or when, if ever, we will become profitable.

      We have incurred $14.0 million in cumulative net losses from our inception in 2002, and we expect losses to continue for the next several years. Our net loss for the three months ended June 30, 2005 was $12.1 million, and for the fiscal year ended December 31, 2004 was $0.5 million. To date, we have only recognized revenues from a technology license and we do not anticipate generating significant revenues from sales of our products, if approved, for at least several years, if at all. All of our product candidates are in development and none has been approved for commercial sale. We expect to increase our operating expenses over the next several years as we expand clinical trials for our product candidates currently in clinical development, including MF101 and BZL101, advance our other anti-cancer and women's health product candidates into clinical trials, expand our research and development activities, and seek regulatory approvals and eventually engage in commercialization activities in anticipation of potential FDA approval of our product candidates. Because of the numerous risks and uncertainties associated with developing our product candidates and their potential for commercialization, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and sustain profitability, the market value of our common stock will likely decline.

      We have a limited operating history and are considered a development stage company.

      We are considered a development stage company for accounting purposes because we have not generated any material revenues to date. Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made. We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

      Our product development and commercialization involves a number of uncertainties, and we may never generate sufficient revenues from the sale of potential products to become profitable.

      We have generated no significant revenues to date. To generate revenue and to achieve profitability, we must successfully develop, clinically test, market and sell our potential products. Even if we generate revenue and successfully achieve profitability, we cannot predict the level of that profitability or whether it will be sustainable. We expect that our operating results will fluctuate from period to period as a result of differences in when we incur expenses and receive revenues from sales of our potential products, collaborative arrangements and other sources. Some of these fluctuations may be significant.

         All of our products in development will require extensive additional development, including preclinical testing and human studies, as well as regulatory approvals, before we can market them. We cannot predict if or when any of the products we are developing or those being co-developed with us will be approved for marketing. There are many reasons that we or our collaborative partners may fail in our efforts to develop our potential products, including the possibility that:

      o preclinical testing or human studies may show that our potential products are ineffective or cause harmful side effects;

      o the products may fail to receive necessary regulatory approvals from the FDA or foreign authorities in a timely manner, or at all;

      o the products, if approved, may not be produced in commercial quantities or at reasonable costs;

      o the potential products, once approved, may not achieve commercial acceptance;

      o regulatory or governmental authorities may apply restrictions to our potential products, which could adversely affect their commercial success; or

      o the proprietary rights of other parties may prevent us or our partners from marketing our potential products.

      We intend to build marketing and sales capabilities in the United States and eventually internationally which is an expensive and time-consuming process and may increase our losses.

      Developing the sales force to market and sell our potential products is a difficult, expensive and time-consuming process. In addition to developing a sales force within our company, we will likely rely on third-party distributors to distribute our potential products. The distributors would be responsible for providing many marketing support services, including customer service, order entry, shipping and billing and customer reimbursement assistance. Our anticipated reliance on these third parties means our results may suffer if any of them are unsuccessful or fail to perform as expected. We may not be able to build sales and marketing capabilities sufficient to successfully commercialize our potential products in the territories where they receive marketing approval.

      Our drug development programs will require substantial additional future funding which could hurt our operational and financial condition.

      Our drug development programs require substantial additional capital to successfully complete them, arising from costs to:

      o     conduct research, preclinical testing and human studies;

      o establish pilot scale and commercial scale manufacturing processes and facilities; and

      o establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

         Our future operating and capital needs will depend on many factors, including:

      o the pace of scientific progress in our research and development programs and the magnitude of these programs;

      o     the scope and results of preclinical testing and human studies;

      o     the time and costs involved in obtaining regulatory approvals;

      o the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

      o     competing technological and market developments;

      o     our ability to establish additional collaborations;

      o     changes in our existing collaborations;

      o     the cost of manufacturing scale-up; and

      o     the effectiveness of our commercialization activities.

      We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the receipt of major milestones and other payments.

      If additional funds are required to support our operations and we are unable to obtain them on favorable terms, we may be required to cease or reduce further development or commercialization of our potential products, to sell some or all of our technology or assets or to merge with another entity.

      Our potential products face significant regulatory hurdles prior to marketing which could delay or prevent sales.

      Before we obtain the approvals necessary to sell any of our potential products, we must show through preclinical studies and human testing that each potential product is safe and effective. We have a number of products moving toward or currently in clinical trials. Failure to show any potential product's safety and effectiveness would delay or prevent regulatory approval of the product and could adversely affect our business. The clinical trials process is complex and uncertain. The results of preclinical studies and initial clinical trials may not necessarily predict the results from later large-scale clinical trials. In addition, clinical trials may not demonstrate a potential product's safety and effectiveness to the satisfaction of the regulatory authorities. A number of companies have suffered significant setbacks in advanced clinical trials or in seeking regulatory approvals, despite promising results in earlier trials.

      The rate at which we complete our clinical trials depends on many factors, including our ability to obtain adequate supplies of the potential products to be tested and patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites and the eligibility criteria for the trial. Delays in patient enrollment may result in increased costs and longer development times. In addition, our collaborative partners may have rights to control product development and clinical programs for products developed under the collaborations. As a result, these collaborators may conduct these programs more slowly or in a different manner than we had expected. Even if clinical trials are completed, we or our collaborative partners still may not apply for FDA approval in a timely manner or the FDA still may not grant approval.

      In addition, the manufacturing and marketing of approved potential products is subject to extensive government regulation, including by the FDA, DEA and state and other territorial authorities. The FDA administers processes to assure that marketed products are safe, effective, consistently uniform, of high quality and marketed only for approved indications. Failure to comply with applicable regulatory requirements can result in sanctions up to the suspension of regulatory approval as well as civil and criminal sanctions.

      Failure to obtain regulatory approvals in foreign jurisdictions would prevent us from marketing our products internationally.

      We intend to have our product candidates marketed outside the United States. In order to market products in the European Union, Asia and many other non-U.S. jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. We may be unable to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market. The approval procedure varies among countries and can involve additional and costly clinical testing and data review. The time required to obtain approval may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, including approval of delivery devices for our product candidates. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory agencies in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory agencies in other foreign countries or by the FDA. The failure to obtain these approvals could harm our business and result in decreased revenues.

      Our products, if and when any of them are approved, could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements, or if such products exhibit unacceptable problems.

      Any product for which we obtain marketing approval, together with the manufacturing processes, and advertising and promotional activities for such product, will be subject to continued regulation by the FDA and other regulatory agencies. Even if regulatory approval of a product is granted, the approval may be subject to limitations on the uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the product. Any adverse effects observed after the approval and marketing of a product candidate could result in the withdrawal of any approved products from the marketplace. Absence of long-term safety data may also limit the approved uses of our products, if any, to short-term use. Later discovery of previously unknown problems with our products or their manufacture, or failure to comply with regulatory requirements, may result in:

      o     restrictions on such products or manufacturing processes;

      o     withdrawal of the products from the market;

      o     voluntary or mandatory recalls;

      o     fines;

      o     suspension of regulatory approvals;

      o     product seizures; or

      o     injunctions or the imposition of civil or criminal penalties.

      If we are slow to adapt, or unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, we may lose marketing approval for them when and if any of them are approved, resulting in decreased revenue from milestones, product sales or royalties.

      If our competitors develop and market products that are more effective than our existing product candidates or any products that we may develop, or if they obtain marketing approval for their products before we do, our commercial opportunity will be reduced or eliminated.

      The pharmaceutical and biotechnology industry is highly competitive. Pharmaceutical and biotechnology companies are under increasing pressure to develop new products, particularly in view of lengthy product development and regulatory timelines, expiration of patent protection and recent setbacks experienced by several products previously approved for marketing. We compete with many companies that are developing therapies for the treatment of cancer and the symptoms of menopause. Several companies are developing products with technologies that are similar to ours. We also face competition in the field of cancer treatment and therapies for the symptoms of menopause from academic institutions and governmental agencies. Many of our competitors may have greater financial and human resources or more experience in research and development than we have, or both, and they may have established sales, marketing and distribution capabilities. If we or our collaborators receive regulatory approvals for our product candidates, some of our products will compete with well-established, FDA-approved therapies that have generated substantial sales over a number of years. In addition, we will face competition based on many different factors, including:

      o     the safety and effectiveness of our products;

      o     the timing and scope of regulatory approvals for these produtcts;

      o the availability and cost of manufacturing, marketing and sales capabilities;

      o     the effectiveness of our marketing and sales capabilities;

      o     the price of our products;

      o     the availability and amount of third-party reimbursement; and

      o     the strength of our patent position.

      We also anticipate that we will face increased competition in the future as new companies enter our target markets and scientific developments surrounding cancer therapies and drugs for menopause continue to accelerate. Competitors may develop more effective or more affordable products, or may achieve patent protection or commercialize products before us or our collaborators. In addition, the health care industry is characterized by rapid technological change. New product introductions, technological advancements, or changes in the standard of care for our target diseases could make some or all of our products obsolete.

      Our lead product candidate for metastatic breast cancer, BZL101, may be used for patients with either hormone receptor positive or negative tumors, and is designed for use in both premenopausal and postmenopausal patients and patients who are both HER2 positive and negative. "HER2" is a gene that codes for an epidermal growth factor receptor that is over expressed in a significant portion of women diagnosed with breast cancer and the over expression of this gene is associated with a poorer medical prognosis, such as lower survival rates and increased recurrence of breast cancer. Those patients where the HER2 gene is over expressed are HER2 positive and those where the gene is not over expressed are HER2 negative.

      Accordingly, BZL101 can be expected to compete with most forms of current therapies for metastatic breast cancer, including hormonal therapy, chemotherapy or biologic therapy. Below is a summary of commonly used drug therapies for the treatment of metastatic breast cancer and the pharmaceutical companies that distribute them. Each of these companies would compete directly with us relative to BZL101.

--------------------------  -----------------------  ---------------------------
         Therapy                      Drug              Pharmaceutical Company
--------------------------  -----------------------  ---------------------------

--------------------------  -----------------------  ---------------------------
Hormonal Therapy            Nolvadex                 AstraZeneca
--------------------------  -----------------------  ---------------------------
                            Faslodex                 AstraZeneca
--------------------------  -----------------------  ---------------------------
                            Arimidex                 AstraZeneca
--------------------------  -----------------------  ---------------------------
                            Femara                   Novartis
--------------------------  -----------------------  ---------------------------
                            Aromasin                 Pfizer
--------------------------  -----------------------  ---------------------------

--------------------------  -----------------------  ---------------------------
Chemotherapy                Abraxane                 Abraxis
--------------------------  -----------------------  ---------------------------
                            Adriamycin               Pharmacia
--------------------------  -----------------------  ---------------------------
                            Adrucil                  SP Parmaceuticals
--------------------------  -----------------------  ---------------------------
                            Cytoxan                  Baxter
--------------------------  -----------------------  ---------------------------
                            Ellence                  Pfizer
--------------------------  -----------------------  ---------------------------
                            Gemzar                   Eli Lilly
--------------------------  -----------------------  ---------------------------
                            Maxtrex                  Pharmacia
--------------------------  -----------------------  ---------------------------
                            Mutamycin                Faulding DBL
--------------------------  -----------------------  ---------------------------
                            Navelbine                Pierre Fabre
--------------------------  -----------------------  ---------------------------
                            Taxol                    Bristol-Myers Squibb
--------------------------  -----------------------  ---------------------------
                            Taxotere                 Aventis
--------------------------  -----------------------  ---------------------------
                            Velban                   Eli Lilly
--------------------------  -----------------------  ---------------------------

--------------------------  -----------------------  ---------------------------
Biologic Agent Therapy      Herceptin                Genentech
--------------------------  -----------------------  ---------------------------

         While we are developing BZL101 to minimize many of the adverse side effects associated with the above breast cancer treatments and further clinical testing has yet to be completed, certain of the above drug therapies may have advantages relative to BZL101. These advantages include: lower pricing, greater efficacy and reduced toxicity.

      Our lead product candidate for the treatment of menopausal symptoms, MF101, would be expected to compete with postmenopausal hormone replacement therapy which has been the primary treatment of menopausal symptoms such as hot flashes. Leading hormonal agents include Premarin and Prempro by Wyeth Pharmaceuticals, Cenestin, Estradiol (generic) and Medroxy-Progesterone Acetate by Barr Pharmaceuticals, and Ogen, Provera and Estring by Pfizer. In addition, MF101 may be expected to compete with newer generation anti-depressants used to treat hot flash frequency, such as venlafaxine by Wyeth, fluoxetine by Eli Lilly and paroxetine by Glaxo Smith Kline. The makers of these hormonal agents would compete directly with us relative to MF101.

      While we are developing MF101 to minimize many of the risks associated with long-term use of HRT indicated in recent studies and further clinical testing has yet to be completed, certain hormone replacement therapies may have advantages relative to MF 101. These advantages include: lower pricing, greater efficacy and reduced toxicity.

      We will face uncertainty in any commercialization of our product candidates relating to coverage, pricing and reimbursement due to health care reform and heightened scrutiny from third-party payers, which may make it difficult or impossible to sell our product candidates on commercially reasonable terms.

      Sales of prescription drugs depend significantly on access to the formularies, or lists of approved prescription drugs, of third-party payers such as government and private insurance plans, as well as the availability of reimbursement to the consumer from these third party payers. These third party payers frequently require drug companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for medical products and services. Our potential products may not be considered cost-effective, may not be added to formularies and reimbursement to the consumer may not be available or sufficient to allow us to sell our potential products on a competitive basis.

      In addition, the efforts of governments and third-party payers to contain or reduce the cost of health care will continue to affect the business and financial condition of drug companies such as us. A number of legislative and regulatory proposals to change the health care system have been discussed in recent years, including price caps and controls for pharmaceuticals. These proposals could reduce and/or cap the prices for our potential products or reduce government reimbursement rates for such products. In addition, an increasing emphasis on managed care in the United States has and will continue to increase pressure on drug pricing. We cannot predict whether legislative or regulatory proposals will be adopted or what effect those proposals or managed care efforts may have on our business. The announcement and/or adoption of such proposals or efforts could adversely affect our business.

      We expect to rely heavily on collaborative relationships and termination of any of these programs could reduce the financial resources available to us, including research funding and milestone payments.

      Our strategy for developing and commercializing many of our potential products, including products aimed at larger markets, includes entering into collaborations with corporate partners, licensors, licensees and others. These collaborations will provide us with funding and research and development resources for potential products. These agreements also will give our collaborative partners significant discretion when deciding whether or not to pursue any development program. Our collaborations may not be successful.

      In addition, our collaborators may develop drugs, either alone or with others, that compete with the types of drugs they currently are developing with us. This would result in less support and increased competition for our programs. If any of our collaborative partners breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully, our product development under these agreements will be delayed or terminated.

      We may have disputes in the future with our collaborators, including disputes concerning who owns the rights to any technology developed. These and other possible disagreements between us and our collaborators could delay our ability and the ability of our collaborators to achieve milestones or our receipt of other payments. In addition, any disagreements could delay, interrupt or terminate the collaborative research, development and commercialization of certain potential products, or could result in litigation or arbitration. The occurrence of any of these problems could be time-consuming and expensive and could adversely affect our business.

      Currently, we have a collaborative relationship with United Biotech Corporation (or UBC), an affiliate company of Maywufa Enterprise Group, under a Licensing & Technology Transfer Agreement. We have licensed to UBC the right to seek investigational new drug licenses and conduct clinical trials of MF101 and BZL101, and to market either such product in Taiwan if approved by the Taiwan Department of Health (or DOH). The licensing agreement may be terminated if the Taiwan DOH or other applicable Taiwan governmental authority rejects the application to sell either product candidate, and for breach by or winding up of a party. Because UBC bears the material expenses to develop these product candidates in Taiwan, termination of the licensing agreement would require us to either fund development activities in Taiwan directly and thus incur significant expense, or seek another collaborative relationship where development expenses of MF101 and BZL101 in Taiwan would be borne by a third party in exchange for marketing rights in that territory. There is no assurance that a suitable alternative third party would be identified, and even if identified, there is no assurance that the terms of any new relationship would be commercially acceptable to us.

      Failure to secure patents and other proprietary rights or challenges to those patents and rights may significantly hurt our business.

      Our success will depend on our ability to obtain and maintain patents and proprietary rights for our potential products and to avoid infringing the proprietary rights of others, both in the United States and in foreign countries. Patents may not be issued from any of these applications currently on file, or, if issued, may not provide sufficient protection.

      To date, we have filed three patent applications with the United States Patent and Trademark Office and one patent applications with the Taiwan Intellectual Property Office. Our patent position, like that of many pharmaceutical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may not develop or obtain rights to products or processes that are patentable. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us.

      Several drug companies and research and academic institutions have developed technologies, filed patent applications or received patents for technologies that may be related to our business. In addition, we may not be aware of all patents or patent applications that may impact our ability to make, use or sell any of our potential products. For example, US patent applications may be kept confidential while pending in the Patent and Trademark Office and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from the patent rights of others could limit our ability to obtain meaningful patent protection. If other companies obtain patents with conflicting claims, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms, or at all. Any failure to obtain such licenses could delay or prevent us from pursuing the development or commercialization of our potential products.

      We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others' rights. If any of our competitors have filed patent applications in the United States which claim technology we also have invented, the Patent and Trademark Office may require us to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

      If third parties successfully assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development of our product candidates.

      The manufacture, use or sale of our potential products may infringe the patent rights of others. Any litigation to determine the scope and validity of such third party patent rights would be time consuming and expensive. If we are found to infringe on the patent or intellectual property rights of others, we may be required to pay damages, stop the infringing activity or obtain licenses covering the patents or other intellectual property in order to use, manufacture or sell our products. Any required license may not be available to us on acceptable terms or at all. If we succeed in obtaining these licenses, payments under these licenses would reduce any earnings from our products. In addition, some licenses may be non-exclusive and, accordingly, our competitors may have access to the same technology as that which is licensed to us. If we fail to obtain a required license or are unable to alter the design of our product candidates to make the licenses unnecessary, we may be unable to commercialize one or more of them, which could significantly affect our ability to achieve, sustain or grow our commercial business.

      If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary know-how that is not patentable or for which we have elected not to seek patent protection.

      In an effort to protect our unpatented proprietary technology, processes and know-how, we require our employees, consultants, collaborators and advisors to execute confidentiality agreements. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and we may not become aware of, or have adequate remedies in the event of, any such breach. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants, collaborators or advisors have previous employment or consulting relationships. Also, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

      There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

      We face an inherent risk of product liability exposure related to the testing of our product candidates in human clinical trials and will face even greater risks upon any commercialization by us of our product candidates. We have product liability insurance covering our clinical trials in the amount of $5 million, which we currently believe is adequate to cover any product liability exposure we may have. Clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance or increase our existing coverage at a reasonable cost to protect us against losses that could have a material adverse effect on our business. An individual may bring a product liability claim against us if one of our products or product candidates causes, or is claimed to have caused, an injury or is found to be unsuitable for consumer use. Any product liability claim brought against us, with or without merit, could result in:

      o liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

      o an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

      o     withdrawal of clinical trial volunteers or patients;

      o damage to our reputation and the reputation of our products, resulting in lower sales;

      o regulatory investigations that could require costly recalls or product modifications;

      o     litigation costs; and

      o     the diversion of management's attention from managing our business.

      Our product candidates may have difficulties with market acceptance even after FDA approval.

      To date, there are no botanical drugs that have received FDA approval and therefore it is difficult to speculate how drugs derived from botanical extracts will be accepted by physicians, patients, third party payers and members of formulary committees who compile the list of medications included in health plans and hospital formularies. Moreover, physicians rely on peer reviewed medical journals as a primary source of information for evidence based medicine. If results of our clinical trials are not published in widely distributed, peer reviewed medical journals, our products may not be widely accepted by the medical community.

      Even if we receive regulatory approvals for the commercial sale of our product candidates, the commercial success of these products will depend on, among other things, their acceptance by physicians, patients, third-party payers and other members of the medical community as a therapeutic and cost-effective alternative to competing products and treatments. If our product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business. Market acceptance of, and demand for, any product candidate that we may develop and commercialize will depend on many factors, including:

      o     our ability to provide acceptable evidence of safety and efficacy;

      o     the prevalence and severity of side effects or other reactions;

      o     the convenience and ease of use;

      o availability, relative cost and relative efficacy of alternative and competing products and treatments;

      o     the effectiveness of our marketing and distribution strategy;

      o the publicity concerning our products or competing products and treatments; and

      o our ability to obtain third-party insurance coverage and adequate payment levels.

      If our product candidates do not become widely accepted by physicians, patients, third-party payers and other members of the medical community, it is unlikely that we will ever become profitable.

      Claims relating to any improper handling, storage or disposal of biological and hazardous materials by us could be time-consuming and costly.

      Our research and development activities in our Denver, Colorado and Emeryville, California facilities involve the controlled storage, use and disposal of hazardous materials. We are subject to government regulations relating to the use, manufacture, storage, handling and disposal of hazardous materials and waste products. Although we believe that our safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by applicable laws and regulations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages that result or we could be penalized with fines, and any liability could exceed the limits of or fall outside our insurance coverage. We may not be able to maintain insurance on acceptable terms, or at all. Further, we could be required to incur significant costs to comply with current or future environmental laws and regulations.

      Because we have limited manufacturing experience, we depend on third-party manufacturers to manufacture product candidates for us. If we cannot rely on third-party manufacturers, we will be required to incur significant costs and devote significant efforts to establish our own manufacturing facilities and capabilities.

      We do not have any manufacturing experience, nor do we have any manufacturing facilities. We currently rely upon third-party manufacturers to manufacture all clinical quantities of our product candidates. We depend on these third-party manufacturers to perform their obligations in a timely manner and in accordance with applicable governmental regulations. Our third-party manufacturers may encounter difficulties with meeting our requirements, including problems involving:

      o     inconsistent production yields;

      o     poor quality control and assurance or inadequate process controls;
            and

      o lack of compliance with regulations set forth by the FDA or other foreign regulatory agencies.

      These contract manufacturers may not be able to manufacture our product candidates at a cost or in quantities necessary to make them commercially viable. We also have no control over whether third-party manufacturers breach their agreements with us or whether they may terminate or decline to renew agreements with us. To date, our third party manufacturers have met our manufacturing requirements, but we cannot assure you that they will continue to do so. Furthermore, changes in the manufacturing process or procedure, including a change in the location where the drug is manufactured or a change of a third-party manufacturer, may require prior FDA review and approval in accordance with the FDA's current Good Manufacturing Practices, or cGMPs. There are comparable foreign requirements. This review may be costly and time-consuming and could delay or prevent the launch of a product. The FDA or similar foreign regulatory agencies at any time may also implement new standards, or change their interpretation and enforcement of existing standards for manufacture, packaging or testing of products. If we or our contract manufacturers are unable to comply, we or they may be subject to regulatory action, civil actions or penalties.

      If we are unable to enter into agreements with additional manufacturers on commercially reasonable terms, or if there is poor manufacturing performance on the part of our third party manufacturers, we may not be able to complete development of, or market, our product candidates.

      If we lose the services of our co-founders who serve as directors and officers of our company, our operations could be disrupted and our business could be harmed.

      Our business plan relies significantly on the continued services of our co-founders, Isaac Cohen and Mary Tagliaferri. If we were to lose the services of one or both of them, our ability to continue to execute our business plan could be materially impaired. In addition, while we have employment agreements with Mr. Cohen and Dr. Tagliaferri, the agreements would not prevent either of them from terminating their employment with us. Neither Mr. Cohen nor Dr. Tagliaferri have indicated they intend to leave our company, and we are not aware of any facts or circumstances that suggest either of them might leave us.

Risks Related to Our Common Stock

      There has previously been no active public market for our common stock, and our stockholders may not be able to resell their shares at or above the price at which such shares were purchased, or at all.

      There has been no active public market for our common stock prior to the reverse merger transaction on April 6, 2005. We have not disclosed in this prospectus information regarding past trading of our common stock because we are conducting a different type of business following the merger. An active public market for our common stock may not develop or be sustained.

      The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

      o the results of research or development testing of our or our competitors' products;

      o     technological innovations related to diseases we are studying;

      o     new commercial products introduced by our competitors;

      o     government regulation of our industry;

      o     receipt of regulatory approvals by our competitors;

      o our failure to receive regulatory approvals for products under development;

      o     developments concerning proprietary rights; or

      o     litigation or public concern about the safety of our products.

      The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of drug development companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

      Our common stock is considered "a penny stock" and may be difficult to sell.

      The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. As the market price of our common stock has been less than $5.00 per share, our common stock is considered a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASDAQ's OTC Bulletin Board, investors may find it difficult to obtain accurate quotations for our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

      Our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders.

      Our officers, directors and principal stockholders control approximately 44.1% of our currently outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

      Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

      Provisions of our certificate of incorporation, bylaws and provisions of applicable Delaware law may discourage, delay or prevent a merger or other change in control that a stockholder may consider favorable. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or
      o effecting an acquisition that might complicate or preclude the takeover.

      Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his, her or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

      We also are subject to Section 203 of the Delaware General Corporation Law. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless the transaction in which the person became an interested stockholder is approved in a manner presented in Section 203 of the Delaware General Corporation Law. Generally, a "business combination" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own, 15% or more of a corporation's voting stock. This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

      We do not anticipate paying cash dividends for the foreseeable future, and therefore investors should not buy our stock if they wish to receive cash dividends.

      We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

      A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

      Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. This prospectus covers 42,112,448 issued and outstanding shares of our common stock, which represents approximately 91.3% of our currently outstanding shares of our common stock. As additional shares of our common stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

                     ORGANIZATIONAL AND FINANCING BACKGROUND

Merger with Lighten Up Enterprises International

      On April 6, 2005, we completed the merger of LTUP Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, with and into Bionovo Biopharmaceuticals, Inc., with Bionovo Biopharmaceuticals surviving as our wholly-owned subsidiary. The merger was consummated under Delaware law and pursuant to an agreement of merger and plan of reorganization, or Merger Agreement, dated April 6, 2005.

      In connection with the merger, 19,975,000 and 1,065,000 shares of Lighten Up's common stock owned, respectively, by Mary E. Ross, our sole director and executive officer immediately prior to the merger, and Gary Lewis, a former director and executive officer, were repurchased by Lighten Up in consideration of the sale by Lighten Up of its historical cook book business to Ms. Ross. These stockholders' shares were cancelled and as a result, there were 4,000,000 outstanding shares of Lighten Up's common stock exchanged in the merger. We determined that such 21,040,000 shares of common stock had nominal value based on their restricted share status, the historical market price and trading volume of the common stock and the nominal value of the cook book asset, and accordingly did not recognize any gain or loss on the disposition of the cook book business.

      Pursuant to the Merger Agreement, stockholders of Bionovo Biopharmaceuticals received one share of Lighten Up common stock for each share of Bionovo Biopharmaceuticals common stock in the merger. At closing of the merger, we issued 37,842,448 shares of our common stock to the former stockholders of Bionovo Biopharmaceuticals, which included the investors in Bionovo Biopharmaceuticals' private placement consummated immediately prior to the merger, representing approximately 90.4% of the issued and outstanding shares of our common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo Biopharmaceuticals. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties.

      In connection with the merger, all warrants issued by Bionovo Biopharmaceuticals to purchase shares of Bionovo Biopharmaceuticals common stock outstanding immediately prior to the merger were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Bionovo Biopharmaceuticals, including the number of shares issuable upon the exercise of the warrants. Immediately prior to the closing of the merger, all outstanding Bionovo Biopharmaceuticals warrants were exercisable for 6,445,394 shares of Bionovo Biopharmaceuticals common stock, which included the warrants issued in Bionovo Biopharmaceuticals' private offering. Further, all stock options issued by Bionovo Biopharmaceuticals under its Stock Incentive Plan and otherwise to purchase shares of Bionovo Biopharmaceuticals common stock outstanding immediately prior to the merger were amended to become stock options to purchase our common stock on the same terms and conditions as those stock options issued by Bionovo Biopharmaceuticals, including the number of shares issuable upon the exercise of such stock options. Immediately prior to the closing of the merger, all outstanding Bionovo stock options were exercisable for 1,740,466 shares of Bionovo common stock. Also as part of the merger, we assumed Bionovo Biopharmaceuticals' Stock Incentive Plan which is intended to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of our company. Under the plan, the assumption of which was authorized following the closing of the merger by stockholders holding a majority of our common stock, 1,859,534 unissued shares of common stock are reserved for issuance upon the exercise of stock options granted and available to be granted and restricted stock awards available to be granted.

      Immediately after the closing of the merger, we had outstanding 41,842,448 shares of common stock, warrants to purchase 8,425,024 shares of common stock, inclusive of the warrants issued to advisors immediately after the merger in connection with the merger, and stock options to purchase 1,740,466 shares of common stock.

      Under Nevada law, we did not need the approval of our stockholders to consummate the merger, as the constituent corporations in the merger were LTUP Acquisition Corp. and Bionovo Biopharmaceuticals, Inc., each of which was then a Delaware corporation. We were not a constituent corporation in the merger.

      Pursuant to the Merger Agreement, at the closing of the merger, our board of directors was increased from one to four directors. In accordance with our then by-laws for filling newly-created board vacancies, Mary E. Ross, our then existing sole director, appointed Isaac Cohen, a director of Bionovo Biopharmaceuticals, to serve as an additional director of our company effective at the closing of the merger. In connection with the appointment of Mr. Cohen to the board of directors on April 6, 2005, Ms. Ross additionally proposed David Naveh and Mary Tagliaferri to serve as directors of our company, to take effect upon compliance with the provisions of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that Act. Ms. Ross also resigned as a director following the closing, with her resignation also to take effect only upon compliance with the foregoing provisions of Section 14(f) and Rule 14f-1. On May 22, 2005, the eleventh day following the mailing of an Information Statement in accordance with Section 14(f) and Rule 14f-1, Drs. Tagliaferri and Naveh became members of our board of directors and Ms. Ross' resignation from the board of directors became effective.

      On April 6, 2005, Mr. Cohen was named Chairman, President, Chief Executive Officer and Chief Scientific Officer and Dr. Tagliaferri was named Vice President, Chief Regulatory Officer, Secretary and Treasurer. At the same time, Ms. Ross resigned as an officer.

      For accounting purposes, the merger was accounted for as a reverse merger, since the stockholders of Bionovo Biopharmaceuticals owned a majority of the issued and outstanding shares of our common stock immediately following the merger. Due to the issuance of the 37,842,448 shares of our common stock to the stockholders of Bionovo Biopharmaceuticals (which was comprised of 20,400,000 shares held by the initial stockholders of Bionovo Biopharmaceuticals and 1,251,448 shares issued upon conversion of notes payable and 16,191,000 shares issued to investors in the April 2005 private placement of Bionovo Biopharmaceuticals, discussed below, in each case immediately prior to the merger) and the change in the majority of our directors, a change in control of our company occurred on the date of the consummation of the merger. Except as described in this prospectus, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.

Private Placements

      September 2004 Bridge Financing

      On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing to accredited investors of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, $450,000 aggregate principal amount of the convertible secured notes was converted into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. The remaining $50,000 principal amount of the notes were repaid from the proceeds of the April 6, 2005 private placement described below. Upon the closing of the reverse merger, the warrants issued in the bridge financing and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

      In connection with the bridge financing, the placement agent received an aggregate cash payment of $50,000 and five year warrants to purchase 132,421 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.359583333, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. The placement agent also received cash compensation in connection with the April 6, 2005 conversion of the $450,000 aggregate principal amount of the convertible secured notes, as discussed below in "April 2004 Bionovo Biopharmaceuticals Private Placement."

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement made certain representations and warranties to Bionovo Biopharmaceuticals as to their status as an "accredited investor." The convertible secured notes and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each note and warrant sold in the bridge financing contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      Bionovo Biopharmaceuticals granted registration rights with respect to shares of common stock into which the convertible secured notes are converted and into which the warrants may be exercised in the event of a merger of Bionovo Biopharmaceuticals with a company required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Filing of the registration statement is required to be made not later than 90 days following the merger. If the registration statement is not declared effective within 120 days after the merger, Bionovo Biopharmaceuticals would be required to pay an amount equal to one percent per 30-day period of the purchase price paid for the convertible secured notes. We have assumed Bionovo Biopharmaceuticals' obligations to register the shares of common stock underlying the bridge warrants.

      April 2005 Bionovo Biopharmaceuticals Private Placement

      Immediately prior to the closing of the reverse merger, Bionovo Biopharmaceuticals completed a private offering of Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo Biopharmaceuticals sold 80.955 Units and received gross proceeds of $8,095,500 at the closing of the private offering.

      The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 16,191,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement, were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

      In connection with the Bionovo Biopharmaceuticals private offering, placement agents received an aggregate cash payment of $854,550 and five year warrants to purchase 1,709,100 shares of Bionovo Biopharmaceuticals common stock at $.50 per share, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. Of such cash payment, $45,000 was paid in connection with the conversion of $450,000 aggregate principal amount secured promissory notes of Bionovo Biopharmaceuticals into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. In connection with the reverse merger, advisors received an aggregate cash payment of $100,000 and five year warrants to purchase 1,979,630 shares of our common stock at $0.01 per share.

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      May 2005 Private Placement

      On May 5, 2005, we completed a private placement of Units to "accredited investors" upon terms similar to those provided in Bionovo Biopharmaceuticals' April 2005 private placement discussed above. We privately offered Units at $100,000, where each Unit was comprised of 200,000 shares of our common stock, and five year warrants to purchase 25,000 shares of our common stock at an exercise price of $0.75 per share and 25,000 shares of our common stock at $1.00 per share. We sold 21.35 Units on May 5, 2005 for total gross proceeds of $2,135,000.

      The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of common stock and warrants to purchase 533,750shares of common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of common stock at an exercise price of $1.00 per share.

      Placement agents in the private placement received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of Bionovo, Inc. common stock at an exercise price of $0.50 per share.

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      Registration Rights

      Under the terms of the April and May 2005 private placements, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placements. We will use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

      The placement agents in the above bridge financing and private placements also received registration rights with respect to the shares of common stock underlying the placement agent warrants. The registration rights permit the holders of the placement agent warrants to request that we register the shares of common stock into which the warrants have been or may be exercised, or the registrable securities, for resale on a registration statement filed with the SEC. The holders of the registrable securities may demand up to two demand registrations. The holders of registrable securities also have the right to cause us to add their registrable securities to any registration statement we file regarding the sale of our securities to the public for cash, including a registration statement for selling stockholders. The registration rights for these placement agent warrants terminate on September 30, 2009 or, in the case of a specific holder of registrable securities, if such holder may sell all of its registrable securities within any 90 day period under Rule 144 of the Securities Act of 1933.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

      All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement with the U.S. Securities and Exchange Commission, or the SEC, on Form SB-2 to register the shares of our common stock being offered by this prospectus. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities. The SEC maintains a website, http://www.sec.gov, that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website is not incorporated by reference, and should not be considered part of, this prospectus.

      You may also request a copy of our filings at no cost by writing or telephoning us at:

                                  Bionovo, Inc.
                          5858 Horton Street, Suite 375
                          Emeryville, California 94608
                           Attention: Mary Tagliaferri
                          Vice President and Secretary
                                 (510) 601-2000

                                 USE OF PROCEEDS

      The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders, except upon exercise of the warrants currently outstanding. In that case, we could receive a maximum of $5,911,288, which we expect to use for working capital. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

      Our shares of common stock are quoted and listed for trading on the OTC Bulletin Board under the symbol "BNVI.OB."

      The following table sets forth the high and low closing prices for our common stock for the quarterly periods indicated as reported by the OTC Bulletin
Board:


                                                    Years ended December 31,
                                      --------------------------------------------------
                                           2005              2004              2003
                                           ----              ----              ----
                                      High      Low     High      Low     High      Low
                                      -----    -----    -----    -----    -----    -----
First                                 $1.10    $0.11    $0.30    $0.30    $  --    $  --
Second                                 0.60     0.30                         --       --
Second (April 1 to 5, 2005)            1.00     1.00
Second (April 6 to June 30, 2005)      2.25     0.75
Third                                  2.20     1.15     0.60     0.35       --       --
Fourth                                                   0.35     0.11    $0.35    $0.30
Fourth (October 1 to October 24, 2005) 1.23     0.95


      The market information for the quarter ending June 30, 2005 is divided at April 6, 2005, the closing date of our reverse merger transaction. Trading in our shares began in November 12, 2003, at which time it related only to Lighten Up.

      These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.


      As of October 24, 2005, there were approximately 236 holders of record of our common stock.


      This prospectus covers 52,031,972 shares of our common stock offered for sale by the selling stockholders. The shares offered by this prospectus include 42,112,448 presently outstanding shares of our common stock and a maximum of 9,919,524 issuable upon exercise of present outstanding warrants to purchase common stock.

Dividend Policy

      We do not expect to pay a dividend on our common stock in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors, subject to our certificate of incorporation. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Equity Compensation Plan Information


      Our Stock Incentive Plan, as amended, was approved by a written consent of the holders of a majority of our outstanding common stock. In connection with our reverse merger transaction, Lighten Up adopted and assumed all of Bionovo Biopharmaceuticals' obligations under its Stock Incentive Plan. On May 9, 2005, our stockholders approved by written consent, a decrease in the number of shares reserved for stock option grants to 3,496,788 shares. As of October 24, 2005, there are outstanding stock options to purchase 1,637,254 shares of our common stock under our Stock Incentive Plan.

      The following table provides information as of December 31, 2004 with respect to the shares of common stock that may be issued under our existing equity compensation plan.

                      EQUITY COMPENSATION PLAN INFORMATION

--------------------------------  ------------------------------  ---------------------------  --------------------------
                                                                                                 Number of securities
                                                                                                remaining available for
                                       Number of shares of                                       future issuance under
                                       common stock to be              Weighted-average           equity compensation
                                     issued upon exercise of          exercise price of            plans (excluding
                                      outstanding options,           outstanding options,       securities reflected in
                                       warrants and rights           warrants and rights              column (a))
         Plan category                         (a)                           (b)                          (c)
--------------------------------  ------------------------------  ---------------------------  --------------------------

   Equity compensation plans
     approved by security
            holders                         1,637,254                       $0.49                      1,859,534
--------------------------------  ------------------------------  ---------------------------  --------------------------

   Equity compensation plans
   not approved by security
            holders                            --                             --                           --
--------------------------------  ------------------------------  ---------------------------  --------------------------

             Total                          1,637,254                       $0.49                      1,859,534
--------------------------------  ------------------------------  ---------------------------  --------------------------

                             SELECTED FINANCIAL DATA

      The selected financial data as of December 31, 2004 and for the years ended December 31, 2004 and 2003 presented below is derived from, and qualified by reference to, the audited financial statements of Bionovo Biopharmaceuticals which are included elsewhere in this prospectus. The selected financial data as of June 30, 2005 and for the six month periods ended June 30, 2005 and 2004 presented below is derived from, and qualified by reference to, the unaudited financial statements of Bionovo Biopharmaceuticals included elsewhere in this prospectus.

      You should be read the following selected financial data together with "Management's Discussion and Analysis or Plan of Operation" and the audited financial statements of Bionovo Biopharmaceuticals and the related notes thereto.

                                                  Six months                      For the years
                                                ended June 30,                  ended December 31,
                                        -----------------------------     -----------------------------
                                            2005             2004             2004              2003
                                        ------------     ------------     ------------     ------------
                                                 (Unaudited)
Statements of operations data:
Revenues                                $      7,500     $     26,662     $     45,240     $      2,500
Operating expenses                      $  2,872,959     $     92,655     $    553,533     $     57,382
Loss from operations                    $ (2,865,459)    $    (65,993)    $   (508,293)    $    (54,882)
Net loss                                $(13,390,248)    $    (65,849)    $   (537,948)    $    (55,682)
Basic and diluted net loss per share    $      (0.42)    $      (0.00)    $      (0.03)    $      (0.00)


                                                 As of               As of
                                             June 30, 2005     December 31, 2004
                                              ------------       ------------
                                                        (Unaudited)
Balance sheet data:
Working capital                               $(10,502,433)      $   (532,804)
Cash and cash equivalents                     $  8,063,337       $    196,013
Total assets                                  $  8,105,279       $    284,483
Total stockholders' deficit                   $(10,585,548)      $   (563,630)

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus beginning on page F-1.


      We completed a reverse merger transaction on April 6, 2005 with Lighten Up Enterprises International, Inc., a Nevada corporation formed on January 29, 1998. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes, which Lighten Up discontinued following the merger and succeeded to the business of Bionovo Biopharmaceuticals, Inc. The directors and management of Bionovo Biopharmaceuticals thereupon became the directors and management of Lighten Up. Bionovo Biopharmaceuticals has been considered the acquirer in this transaction, frequently referred to as a "reverse merger" of a shell company, and accounted for as a recapitalization. Accordingly, no goodwill or other adjustment in basis of assets is recorded, the shares of the shell, the legal surviving entity, are treated as issued as of the date of the transaction, and the shares held by the controlling shareholders after the transaction, are treated as outstanding for the entirety of the reporting periods. On June 29, 2005, we changed our corporate name from Lighten Up Enterprises International, Inc. to Bionovo, Inc. and changed our state of incorporation from Nevada to Delaware. Bionovo Biopharmaceuticals currently remains a wholly-owned subsidiary of Bionovo, Inc.


      Bionovo Biopharmaceuticals, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. Until June 28, 2005, the name of Bionovo Biopharmaceuticals was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals in order to facilitate our corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc.

      Since our future business will be that of Bionovo Biopharmaceuticals only, the information in this prospectus is that of Bionovo Biopharmaceuticals as if Bionovo Biopharmaceuticals had been the registrant for all the periods presented in this prospectus. Management's Discussion and Analysis or Plan of Operation presented in this Section and the audited consolidated financial statements presented in this prospectus include those of Bionovo Biopharmaceuticals prior to the reverse merger, as these provide the most relevant information for us on a continuing basis.

      For accounting purposes, Bionovo Biopharmaceuticals was the acquirer in the reverse merger transaction, and consequently the transaction is treated as a recapitalization of the company. Bionovo Biopharmaceuticals' financial statements are the historical financial statements of the post-merger entity, Bionovo, Inc.

Overview

      We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development. Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. The first steps in attaining this goal are to receive FDA approval for our menopausal drug (MF101) which is intended to alleviate symptoms of menopause, including hot flashes, night sweats and bone mineral loss, and anti-cancer drug (BZL101) intended to treat breast and ovarian cancers and possibly other solid tumors. Both of these product candidates have advanced to clinical trials and are under current development.

      During 2004, we completed a Phase I trial of MF101. In the trial, we observed no grade III or IV adverse events (as categorized by the National Institutes of Health, National Cancer Institute, Common Toxicity Criteria). Further, we observed that short term use of MF101 showed no adverse effect on hematology, liver and renal function or hormonal status. The most common adverse events observed in the trial were anticipated minor gastrointestinal disturbances. We have entered into commitments with four universities for a Phase II clinical trial under the directorship of Dr. Deborah Grady at the University of California, San Francisco. We expect this Phase II trial to commence in the Fall of 2005.

      During 2004, we also completed a Phase I clinical trial of BZL101. We have recently submitted our Phase I report to the FDA summarizing the results of the trial. We are in the process of preparing an IND application for a Phase II trial of BZL101 and, assuming FDA approval, project to begin such trial when we secure sufficient funding for this next phase of clinical testing.

      Our current drug pipeline also includes two drugs that have not yet entered human clinical trials, but for which IND applications are being prepared. One drug, AA102, is an anticancer agent and the other drug, VG101, is an intra-vaginal gel for the treatment of postmenopausal vaginal dryness. Assuming approval of the IND submissions for these drugs, Phase I clinical trials are expected to commence as soon as we secure sufficient funding for the trials.

      The biopharmaceutical industry is attempting to develop more specific and targeted therapies in the attempt to treat conditions and diseases. This effort has led to various trends in the industry that received large infrastructure as well as R&D capital investments in the past 15 years. These trends include rational drug design, combinatorial chemistry, structural drug design, antisense drugs, protein drugs, monoclonal antibodies among others. Although some successes can be named, most trends failed to produce significant numbers of drugs and more so, drugs that are very safe and very effective.

      In recent years, many pharmaceutical companies returned to search for small molecule drugs, that to date, account for the largest number of ethical drugs in human use. This trend resulted in renewed interest by some companies and many universities in natural products, and the discovery of new compounds and new drug classes from natural products.

      Another trend that has surfaced in the practice of medicine, rather than in the pharmaceutical industry itself, is the use of polytherapy in the treatment of diseases and disorders. Rarely are chronic medical conditions treated with a single drug. The attempt to develop drugs with multiple targets is not as common.

      Since our inception, we have funded our operations primarily through proceeds of $500,000 from the private placement of convertible debt in September 2004 and total proceeds of $10.2 million from private placements of common stock and warrants in April and May 2005.

      Most of our efforts to date have been to discover and develop our pipeline of product candidates, to develop our product platform and to seek or obtain patents for our intellectual property. Research and development expenditures through June 30, 2005 were related primarily to the development of our lead product candidates MF101 and BZL101, and to filing patent applications on our inventions.

      We have generated insignificant revenues to date, and therefore can draw no conclusions regarding the seasonality of our business.

      Our financial statements included elsewhere in this prospectus have been prepared assuming that we will continue as a going concern. We are currently a development-stage enterprise and, as such, our continued existence is dependent upon debt and equity financing from outside investors. We have yet to generate a positive internal cash flow and until meaningful sales of our product begin, we are totally dependent upon debt and equity funding. So far we have been able to raise the capital necessary to reach this stage of product development and have been able to obtain funding for operating requirements, but there can be no assurance that we will be able to continue to do so. Moreover, there is no assurance that if and when FDA premarket approval is obtained for one or more of our drug candidates, that the drugs will achieve market acceptance or that we will achieve a profitable level of operations. Our financial statements included elsewhere in this prospectus do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Research and Development Activities

      Included in research and development expenses are the following activities and related expenses: basic research and preclinical expense, clinical trials and drug development expense.

      Basic research and preclinical expense includes discovery research, chemical development, pharmacology, product development, regulatory expenses relating to all applications for FDA Investigational New Drug licenses, and patent related legal costs related to our internal research programs.

      Clinical trials and drug development expense includes external costs of manufacturing study medications and of conducting clinical trials, as well as internal costs for clinical development, regulatory compliance, and pharmaceutical development.

      Most of our product development programs are at an early stage. Accordingly, the successful development of our product candidates is highly uncertain and may not result in approved products. Completion dates and completion costs can vary significantly for each product candidate and are difficult to predict. Product candidates that may appear promising at early stages of development may not reach the market for a number of reasons. Product candidates may be found ineffective or cause harmful side effects during clinical trials, may take longer to progress through clinical trials than anticipated, may fail to receive necessary regulatory approvals and may prove impracticable to manufacture in commercial quantities at reasonable cost and with acceptable quality. The lengthy process of seeking FDA approvals requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining regulatory approvals could materially adversely affect our product development efforts. Because of these risks and uncertainties, we cannot predict when or whether we will successfully complete the development of our product candidates or the ultimate product development cost or whether we will obtain any approval required by the FDA on a timely basis, if at all.

Clinical Development Strategy and Ongoing Clinical Programs

      Our research and development costs from 2002 to June 30, 2005 have principally related to our clinical development of MF101, BZL101, and to a lesser degree AA102, and VG101. We have conducted Phase I clinical trials for each of MF101, and BZL101. Based on the results of these trials, in 2005 we selected MF101 for further evaluation in randomized controlled, multi-center Phase II trial. Our goal is to start a Phase II clinical trial for BZL101 in 2006, subject to securing sufficient funding for the trial.

      The decision to advance each of our four lead product candidates through clinical testing will be based on the results of completed preclinical and clinical studies. A summary of the anticipated dates and estimated expenses associated with the development of these product candidates is shown below. We do not anticipate any revenue from any of our lead product candidates until 2009 at the earliest.

-------------- ---------------------------------- --------------------------------- -----------------------------------
     Drug                   Phase I                           Phase II                         Phase III
-------------- ---------------------------------- --------------------------------- -----------------------------------
                 Cost     # of         Timing        Cost      # of       Timing      Cost       # of        Timing
                         Patients                            Patients                          Patients
-------------- -------- ---------- -------------- ---------- ---------- ----------- --------- ----------- -------------
MF101                0          0    Completed      $3.5M       180      Q3 2005      $9.5M       480      Q3 2007 to
                                                                         to Q1 2007                           Q2 2009
-------------- -------- ---------- -------------- ---------- ---------- ----------- --------- ----------- -------------
BZL101               0          0    Completed      $3.5M        60      Q2 2006      $ 17M       480      Q2 2008 to
                                                                         to Q4 2007                           Q1 2010
-------------- -------- ---------- -------------- ---------------------------------------------------------------------
AA102            $1.1M         25    Q3 2006 to   Advancing AA102 to Phase II trials will be based on the results of
                                        Q4 2007   the Phase I trial and receipt of necessary funding.
-------------- -------- ---------- -------------- ---------------------------------------------------------------------
VG101            $0.8M         25    Q3 2006 to   Advancing VG101 to Phase II trials will be based on the results of
                                        Q4 2007   the Phase I trial and receipt of necessary funding.
-------------- -------- ---------- -------------- ---------------------------------------------------------------------

Research and Development Cost Allocations

      We have many research projects ongoing at any one time. We have the ability to utilize our financial and human resources across several research projects. Our internal resources, employees and infrastructure, are not directly tied to any individual research project and are typically deployed across multiple projects. Our clinical development programs are developing each of our product candidates in parallel for multiple disease indications, while our basic research activities are seeking to discover potential drug candidates for multiple new disease indications. We do not record or maintain information regarding the costs incurred for our research and development programs on a program specific basis. In addition, we believe that allocating costs on the basis of time incurred by our employees does not accurately reflect the actual costs of a project.

      Prior to June 30, 2005, we did not specifically identify all external clinical trial and drug development expenses by program. By December 2005, we plan to report external clinical trial and drug development expenses by program.

Critical Accounting Policies and Estimates

         An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of the financial statements. We review the accounting policies used in our financial statements on a regular basis. In addition, management has reviewed these critical accounting policies and related disclosures with our audit committee.

         Our discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosures. On an ongoing basis, we evaluate these estimates, including those related to clinical trial accruals, income taxes (including the valuation allowance for deferred tax assets), restructuring costs and stock-based compensation. Estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could therefore differ materially from those estimates under different assumptions or conditions

      Revenue. Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date, only revenue from technology licenses has been received.

      Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

      Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of our continuing research and development efforts.

      Stock-Based Compensation. Stock-based compensation to outside consultants is recorded at fair market value in general and administrative expense. We do not record expense relating to stock options granted to employees with an exercise price greater than or equal to market price at the time of grant. Pro-forma net loss and loss per share is reported in accordance with the requirements of SFAS 123 and 148. This disclosure shows net loss and loss per share as if we had accounted for our employee stock options under the fair value method of those statements. Pro-forma information is calculated using the Black-Scholes pricing method on the date of grant. This option valuation model requires input of highly subjective assumptions. Because employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our management's opinion, the existing model does not necessarily provide a reliable single measure of fair value of our employee stock options.

      In order to determine the fair value of our stock for periods prior to the date of our reverse merger transaction, we estimated the fair value per share by reviewing values of other development stage biopharmaceutical organizations, comparing products in development, status of clinical trails, and capital received from government and private organizations. Once a total value was determined, we then factored the number of shares outstanding, or possibly outstanding, resulting in an estimated value per share. Once we completed our reverse merger transaction on April 6, 2005, the trading price of our common stock was used.

      For periods prior to our reverse merger transaction, we chose not to obtain contemporaneous valuations of our stock by any unrelated valuation specialist after realizing the cost of services would be substantial and that the benefit derived would not be substantially different from our estimate as we had used a multi-tiered approach to estimate the value of our stock.

      Commitments and Contingencies. Commitments and Contingencies are disclosed in the footnotes of the financial statements according to generally accepted accounting principles. If a contingency becomes probable, and is estimatable by management, a liability is recorded per FAS 5.

Off-Balance Sheet Arrangements

         We have not entered into any transactions with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Results of Operations

Comparison of 3 Months Ended June 30, 2005 and June 30, 2004

      Revenues. Revenue decreased $11,180 to $3,750 for the three months ended June 30, 2005, as compared to revenue of $14,930 for the three months ended June 30, 2004. Revenue for both periods is the result of the licensing and technology transfer agreement with a Taiwan biotech corporation. In the 2004 period additional services were provided to the Taiwan biotech corporation. We do not expect our revenues to have a material impact on our financial results during the remainder of 2005.

      Research and Development. Research and development expenses increased $216,640 to $228,601 for the three months ended June 30, 2005, as compared to expenses of $11,961 for the three months ended June 30, 2004. The increase is directly related to advancing the development of our drug candidates. All costs currently incurred in the research and development of drugs for cancer and women's health were expensed as incurred.

      General and Administrative. General and administrative expenses, which include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs, increased by $405,308 to $418,842, for the three months ended June 30, 2005, as compared to $13,534 for the three months ended June 30, 2004. The increase for the current year was primarily due to the increase in business activities related to supporting the development of our company.

      Merger Cost. Merger cost is directly related to the most recent reverse merger and warrants issued to an advisor for services rendered in connection with the reverse merger. Payment was made via a grant of warrants. The cost associated is related to warrants issued for services performed by the advisor relating to the merger that took place in April 2005. Merger cost was $989,065 for the three months ended June 30, 2005, as compared to $0 for the three months ended June 30, 2004. The increase for the current year was due to the merger occurring in April 2005 while no merger took place in 2004.

      Sales and Marketing. Sales and marketing expenses include salaries, commissions and expenses of sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses decreased by $8,236 to $3,725 for the three months ended June 30, 2005, as compared to $11,961 for the three months ended June 30, 2004. The decrease relates to the decision not to attend a trade show that we participated in during June 2004. We expect to have limited sales and marketing expenses for the foreseeable future.

      Other Income (Expense). Other income and expense includes warrant valuation expense, interest income, and interest expense. Warrant valuation expense represents the difference between the fair value of the warrants when granted, and the fair value of those same warrants on June 30, 2005. The change in fair value on revaluation of warrant liability was $10.4 million for the three months ended June 30, 2005 compared to $0.0 for the three months ended June 30, 2004 since no warrants were issued during that period. The increase is related to warrants issued in the private placements, reverse merger and bridge financing. Other income and expense includes interest income and interest expense. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Net interest income increased by $37,729 to $37,761 for the three months ended June 30, 2005, as compared to $32 for the three months ended June 30, 2004. The increase relates to an increase in the average balance of invested cash and short-term investments. Interest expense increased by $94,343 for the three months ended June 30, 2005, as compared to $0 for the three months ended June 30, 2004. Interest expense is directly related to convertible notes payable issued on September 30, 2004, which were converted to equity during the three months ended June 30, 2005.

      Pursuant to our development stage, none of our products have received FDA approval. We will have limited revenue for at least the next 18 months, except for the current licensing arrangement with a Taiwan biotech company, and any others that we enter into. We expect to increase research and development expenses as we conduct FDA type clinical trials for our drug product candidates. Associated with these clinical trials, general and administrative support expenses will increase. Sales and marketing expenses will be minimal until our drug products clinical trials are completed, and approval from the FDA has been received.

Comparison of 6 Months Ended June 30, 2005 and June 30, 2004

      Revenues. Revenue decreased $19,162 to $7,500 for the six months ended June 30, 2005, as compared to revenue of $26,662 for the six months ended June 30, 2004. Revenue for both periods is the result of the licensing and technology transfer agreement with a Taiwan biotech corporation. In the 2004 period additional services were provided to the Taiwan biotech corporation. We do not expect our revenues to have a material impact on our financial results during the remainder of 2005.

      Research and Development. Research and development expenses increased $323,461 to $356,654 for the six months ended June 30, 2005, as compared to expenses of $33,193 for the six months ended June 30, 2004. The increase is directly related to advancing the development of our drug candidates. All costs currently incurred in the research and development of drugs for cancer and women's health were expensed as incurred.

      General and Administrative. General and administrative expenses, which include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs, increased by $504,103 to $548,200, for the six months ended June 30, 2005, as compared to $44,097 for six months ended June 30, 2004. The increase for the current year was primarily due to legal expenses associated with the re-incorporation, and private placement, in additional to increase in business activities related to supporting the development of our company.

      Merger Cost. Merger cost is directly related to the most recent reverse merger and warrants issued to an advisor for services rendered in connection with the reverse merger. Payment was made via a grant of warrants. The cost associated is related to warrants issued for services performed by the advisor relating to the merger that took place in April 2005. Merger cost was $1,964,065 for the six months ended June 30, 2005, as compared to $0 for the six months ended June 30, 2004. The increase for the current year was due to the merger occurring in April 2005 while no merger took place in 2004.

      Sales and Marketing. Sales and marketing expenses include salaries, commissions and expenses of sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses decreased by $11,325 to $4,040 for the six months ended June 30, 2005, as compared to $15,365 for the six months ended June 30, 2004. The decrease relates to the decision not to attend a two trade shows that we participated in during March and June 2004. We expect to have limited sales and marketing expenses for the foreseeable future.

      Other Income (Expense). Other income and expense includes warrant valuation expense and interest income net of interest expense. Warrant valuation expense represents the difference between the fair value of the warrants when granted, and the fair value of those same warrants on June 30, 2005. The change in fair value on revaluation of warrant liability was $10.4 million for the six months ended June 30, 2005 compared to $0.0 for the six months ended June 30, 2004 since no warrants were issued during that period. The increase is related to warrants issued in the private placements, reverse merger and bridge financing. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Net interest income increased by $37,647 to $37,791 for the six months ended June 30, 2005, as compared to $144 for the six months ended June 30, 2004. Interest expense increased by $123,200 for the six months ended June 30, 2005, as compared to $0 for the six months ended June 30, 2004. Interest expense is directly related to convertible notes payable issued on September 30, 2004, which were converted to equity during the six months ended June 30, 2005. The increase in interest income relates to an increase in the average balance of invested cash and short-term investments.

Comparison of 12 Months Ended December 31, 2004 and December 31, 2003

      Revenues. Revenue increased $42,740 to $45,240 for the year ended December 31, 2004, as compared torevenue of $2,500 for the same period in 2003. This increase was due to the licensing and technology transfer agreement with a Taiwan biotech corporation.

      Research and Development. Research and development expenses increased $253,421 to $275,600 for the year ended December 31, 2004, as compared to expenses of $22,179 for the same period in 2003. The increase is directly related to advancing the development of our drug candidates. All costs currently incurred in 2004 and 2003, in the research and development of drugs for cancer and women's health were expensed as incurred.

      General and Administrative. General and administrative expenses, which include personnel costs for finance, administration, information systems, and general management, as well as facilities expenses, professional fees, legal expenses, and other administrative costs, increased by $242,230 to $277,433, for the year ended December 31, 2004, as compared to $35,203 for the same period in 2003. The increase for the current year was primarily due to the increase in business activities related to supporting the development of our company. The decrease in the general and administrative expenses as a percent of sales is a result of the 1,710% increase in revenue.

      Sales and Marketing. Sales and marketing expenses include salaries, commissions and expenses of sales and marketing personnel, travel and entertainment, and other selling and marketing costs. Sales and marketing expenses increased by $500 to $500 for the year ended December 31, 2004, as compared to $0 for the same period in 2003. The increase was primarily due to one marketing event that took place in 2004. We expect to have limited sales and marketing expenses for the foreseeable future.

      Other Income (Expense). Other income and expense includes interest income net of interest expense. Interest income is primarily derived from short-term interest-bearing securities and money market accounts. Interest expense for the fiscal year ended December 31, 2004 was $29,350 compared to $0 for the same period in 2003. Interest expense is directly related to convertible notes payable issued on September 30, 2004. Interest income for the fiscal year ended December 31, 2004 was $495 compared to $0 for the same period in 2003, primarily due to an increase in the average balance of invested cash and short-term investments.

Liquidity and Capital Resources

      At June 30, 2005 and December 31, 2004, our cash and cash equivalents were equal to $8,063,337 and $196,013, respectively. Our principal cash requirements are for research and development, operating expenses, including equipment, supplies, employee costs, capital expenditures and funding of operations. Our primary source of cash during the six months ended June 30, 2005 was from the capital received pursuant to private placements of common stock, as described below. During the year ended December 31, 2004, our primary sources of cash were from the convertible notes payable and the licensing and technology transfer agreement with a Taiwan biotech corporation.

      In 2003, our cash flow from operating activities was primarily the result of a deferred tax liability, and our cash flow from investing activities was primarily the result of fixed asset purchases. We did not have cash flow from financing activities in 2003.

      In 2004, our cash flow from operating activities was primarily the result of increased accounts payable, pursuant to net 30 day terms received from vendors and service providers. Our cash flow from investing activities in 2004 was primarily the result of fixed asset purchases. Cash flow from financing activities was primarily the result of $500,000 convertible notes payable issued in the later part of 2004.

      Since inception, we have financed our operations principally through the sale of equity and debt securities, described chronologically below.

      On September 30, 2004, Bionovo Biopharmaceuticals completed a bridge financing to accredited investors of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of our reverse merger transaction, $450,000 aggregate principal amount of the convertible secured notes was converted into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock. The remaining $50,000 principal amount of the notes were repaid from the proceeds of the April 6, 2005 private placement described below. Upon the closing of our reverse merger transaction, the warrants issued in the bridge financing and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

      On April 6, 2005, immediately prior to the closing of our reverse merger transaction, Bionovo Biopharmaceuticals completed a private placement of 80.955 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo Biopharmaceuticals received gross proceeds of $8,095,500 at the closing of the private placement. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

      On May 5, 2005, we completed a private placement of 21.35 Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of common stock and warrants to purchase 25,000 shares of common stock for $0.75 per share and 25,000 shares of common stock for $1.00 per share exercisable for a period of five years. We received gross proceeds of $2,135,000 at the closing of the private placement.


      Merrill Lynch Bank USA has issued a Letter of Credit for our account, in the approximate aggregate amount of $381,000, to secure our lease of laboratory equipment. We have collateralized the Letter of Credit with a cash deposit in the approximate amount of $381,000. No amounts have been advanced under the Letter of Credit.

                                    BUSINESS

Overview

      We are a drug discovery and development company focusing on cancer and women's health. Our focus is on new drugs from botanical sources, as well as new chemical entity (or NCE) drug development.

      Many of the top 35 worldwide selling prescription drugs are derived from natural products (SOURCE: (i) Butler MS. Natural products to drugs: natural product derived compounds in clinical trials. Nat Prod Rep. 2005 Apr;22(2):
162-95. E pub 2005 Mar 8. Review; and (ii) Butler MS. The role of natural product chemistry in drug discovery. J Nat Prod. 2004 Dec;67(12): 2141-53. Review.). Moreover, approximately 62% of all chemotherapeutic agents are derived from natural or botanical products (SOURCE: (i) Newman DJ, Cragg GM, Snader KM. Natural products as sources of new drugs over the period 1981-2002. J Nat Prod. 2003 Jul;66(7): 1022-37. Review; and (ii) Cragg GM, Newman DJ. Plants as a source of anti-cancer agents. J. Ethnopharmacol. 2005 Aug 22;100(1-2). 72-9.). There were 15 new natural product-derived drugs launched from 2000 to 2003, as well as 15 natural product-derived compounds in Phase III clinical trials or registration at the end of 2003 (SOURCE: Butler MS. The role of natural product chemistry in drug discovery. J Nat Prod. 2004 Dec;67(12): 2141-53. Review.). Some of the new drugs were new drug types such as the antimalarial arteether, echinocandin- derived antifungal caspofungin and the anti-Alzheimer's drug galantamine.

      Although as many as 120 of the drugs used by physicians today are still produced from botanical fractions and are not synthesized, like atropine, codeine, quinine, morphine, steroids, taxanes and vinca derivatives (SOURCE:
Kinghorn AD. The role of pharmacognosy in modern medicine. Expert Opin Pharmacother. 2002 Feb;3(2):77-9. Review.), we are aware of only a handful of companies attempting to create new drugs from botanical sources. We believe opportunities to discover and develop important new drugs from botanical extracts remain largely untapped.

      We have one drug, MF101, designed to alleviate the symptoms of menopause, entering Phase II clinical trials, and an anti-cancer agent for breast and ovarian cancer, BZL101, for which the results of the Phase I clinical trial recently have been submitted to the FDA and an investigational new drug (or IND) application is being prepared to conduct a Phase II clinical trial. We are in the process of preparing IND submissions to the U.S. Food and Drug Administration (or FDA) for Phase I trials of a second anti-cancer agent, AA102, and another drug, VG101, for the treatment of post-menopausal vaginal dryness.

      We select plant extracts to screen against well-understood therapeutic targets. Biological assays developed by us or others are used to screen and validate a substantial pipeline of botanical extracts we believe have therapeutic applications.

      With MF101 entering Phase II human trials and the recent submission to the FDA of our BZL101 Phase I trial results, we are a leading company seeking FDA approval for novel formulations derived from natural substances.

Market Overview

      Menopause. Menopause refers to the period after a woman ceases menstruating. It is estimated that approximately 75% of the 36 million menopausal women in the U.S. experience unpleasant, menopause-related side effects including hot flashes, depression and vaginal dryness (SOURCE:
Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). Moreover, menopause is associated with difficulties concentrating, mood swings, vaginal dryness, frequent urination, weight gain, vaginal and urethral infections, depression and migraine headaches, as well as life-threatening conditions such as heart disease, osteoporosis, cognitive decline and breast cancer.

      For decades, administration of estrogen and progesterone through hormone replacement therapy (or HRT) has been the primary treatment for the symptoms of menopause such as hot flashes. Recent studies, however, have found the risks associated with long-term use of HRT outweigh the benefits (SOURCE: (i) Rossouw JE, Anderson GL, Prentice RL, et al. Risks and benefits of estrogen plus progestin in healthy postmenopausal women: principal results From the Women's Health Initiative randomized controlled trial. Jama 2002; 288:321-33; (ii) Shumaker SA, Legault C, Rapp SR, et al. Estrogen plus progestin and the incidence of dementia and mild cognitive impairment in postmenopausal women: the Women's Health Initiative Memory Study: a randomized controlled trial. Jama 2003; 289:2651-62; (iii)Women's Health Initiative Steering Committee. Effects of conjugated equine estrogen in postmenopausal women with hysterectomy: the Women's Health Initiative randomized controlled trial. JAMA 2004; 291:1701-12; and (iv) Hays J, Ockene JK, Brunner RL, et al. Effects of estrogen plus progestin on health-related quality of life. N Engl J Med 2003; 348:1839-54.). MF101 is intended to be used in lieu of HRT and to control climacteric symptoms in patients.

      Breast and Ovarian Cancer. According to the American Cancer Society (ACS) 2005 CANCER FACTS AND FIGURES, breast cancer is the second leading cause of cancer death in women, with more than 200,000 newly diagnosed cases each year and over 2 million survivors in the U.S. Cancer is characterized by uncontrolled cell division resulting in the growth of a mass of cells commonly known as a tumor. Breast cancer, like other forms of cancer, if not eradicated, can spread or metastasize throughout the body. To date, there is no cure for women with advanced metastatic breast cancer.

      Ovarian cancer is a silent disease that has no specific symptoms until late in its course. According to the American Cancer Society (Estimated New Cancer Cases and Deaths by Sex for All Sites, US, 2005), it is the leading cause of death among gynecological malignancies, and claims more women's lives each year than all other gynecological tumors combined. Also, according to Current Medical Diagnosis and Treatment (Tierney et al., 2002), greater than 75% of cases are diagnosed in the advanced stages of the disease (Stages III and IV). Among patients with disease in Stages III and IV, the five-year overall survival rate is17% with distinct metastasis and 36% with local spread (SOURCE: Current Medical Diagnosis and Treatment (Tierney et al., 2002)).

      Breast cancer patients are treated with chemotherapy, hormonal therapy or monoclonal antibody drugs. BZL101 is a CAPASE INDEPENDENT APOPTOTIC INDUCER designed to kill cancer cells and increase survival rates.

      The standard treatment for Stage III ovarian cancer includes surgery followed by chemotherapy. The majority of patients diagnosed with Stage III disease receive chemotherapy (SOURCE: (i) Berkenblit A, Cannistra SA. Advances in the management of epithelial ovarian cancer. J Reprod Med. 2005 Jun;50(6):426-38; (ii) Cannistra SA. Medical Progree: Cancer of the Ovary. M Engl J Med 2004; 351:2519-2529, Dec 9, 2004.). Women diagnosed with Stage IV ovarian cancer are treated in the same manner as Stage III, but the estimated percentage of those treated with chemotherapy drops to 90% because chemotherapy is no longer considered effective for some patients. We believe BZL101 can potentially be used to lower tumor burden and improve survival.

Business Strategy

Our goal is to achieve a position of sustainable leadership in the biopharmaceutical industry. Our strategy consists of the following key elements:

      Integrate Scientific Discoveries with Natural Substances Used in Traditional Chinese Medicine

      For more than 4,000 years, Chinese people have used Traditional Chinese Medicine (or TCM), for the prevention and treatment of disease. Advances in science and technology and analytical methodology for natural products, can be harnessed for the discovery and development of new drugs from the botanicals used in TCM. We intend to continue to integrate cutting edge scientific discoveries and modern medicine with our expertise in natural substances used in TCM to discover and screen novel formulations derived from botanicals.

      Focus on Cancer and Women's Health

      We have intentionally directed our focus on initial medical applications with urgent needs and very large potential markets. With this strategy, even a small market penetration should result in relatively substantial revenue streams. Under this strategy, we have initially directed our attention to the design of drugs to target cancer and women's health.

      According to the American Cancer Society (ACS) 2005 Cancer Facts and Figures, cancer is the leading cause of death in the U.S., yet there remain unmet needs, and current treatments remain ineffective and inadequate for some populations. In the current propitious health care regulatory environment, the FDA regulatory requirements for approval of cancer drugs has been modified because of the immediacy for treatment of this disease. There are approximately 27 million women suffering menopausal symptoms such as hot flashes and vaginal dryness (SOURCE: Kronenberg F., Hot flashes: epidemiology and physiology. Ann N Y Acad Sci 1990; 592:52-86; discussion 123-33). To date, pharmaceutical interventions offered for women suffering menopausal symptoms are either partially unsatisfactory, or they have significant undesirable side-effects. Relying in part on what we believe to be our novel system for the assessment of selective estrogen receptors ((alpha) and (beta)) modulators, or SERMs, their downstream co-regulatory proteins and their transcriptional outcome as well as pro-apoptotic agents, we intend to continue to target this significant market opportunity for drugs targeting cancer and women's health.

      Develop Our Existing Product Portfolio

      We currently have a portfolio of two drugs, one menopausal (MF101) and one anti-cancer (BZL101), which have advanced to clinical trials and are under current development. We also are preparing IND applications for Phase I trials for a second anti-cancer drug (AA102) and for a vaginal gel (VG101) to treat vaginal dryness. We intend to further develop these drugs both by expanding our internal resources and by collaborating with leading governmental and educational institutions as well as other companies.

      Foster Academic and Industry Collaborations

      We have developed research and development relationships with faculty members at the University of California at San Francisco (UCSF), the University of California at Berkeley (UCB), the University of California at Davis (UCD), University of Texas, Southwestern (UTS) and the University of Colorado Health Sciences College (UCHSC). These collaborations provide access to leading intellectual and physical resources, and we believe should augment funding for academic development and accelerate technology transfer of promising innovations. We intend to continue our collaboration with UCSF, UCB, UCD, UTS and UCHSC. We also intend to leverage the intellectual resources of other major research centers by seeking additional academic collaborations.

      We will also seek strategic scientific collaborations with other biotechnology and pharmaceutical companies in order to expand and accelerate the process to product development. We believe this will augment our research and development capabilities as well as provide potential sales channels for our products. We plan to target specific biotech and pharmaceutical companies in need of Bionovo's proprietary technology or potential products in the endeavor to reach licensing and development agreements.

      Diversify Application of Drug Candidates for Extended Indications

      Many of our initial products under development are not specific for women's health, although the initial clinical trials will focus on this application. Anticancer therapeutics, for example, will apply to a wide range of oncological applications. Similarly, hormonally-active drugs could potentially be used to treat prostate cancer or osteoporosis. Accordingly, we intend to pursue alternative applications for our drug candidates when deemed appropriate, to increase our chances of commercial success.

Product and Drug Pipeline

      We currently focus on developing drug products designed to treat cancer and women's health through multiple targets via well-defined physiological regulatory mechanisms. Over forty promising substances have already been identified and are ready to be taken through the FDA approval process.

      We currently have the following drug candidates in human trials in the
U.S.:

      o MF101, a selective estrogen receptor beta (ER(beta)) agonist, is designed to alleviate the symptoms of menopause, including hot flashes, night sweats, and bone mineral loss. In our Phase I clinical trial of MF101 during 2004, we observed no grade III or IV adverse events (as categorized by the National Institutes of Health, National Cancer Institute, Common Toxicity Criteria). Further, we observed that short term use of MF101 showed no adverse effect on hematology, liver and renal or hormonal status. The most common adverse events observed in the trial were anticipated gastrointestinal disturbances. We also observed that MF101 did not adversely alter serum reproductive hormones. A multicenter, Phase II double-blind, placebo-controlled, randomized clinical trial under the directorship of Dr. Deborah Grady at the University of California, San Francisco is expected to commence in the Fall of 2005.

      o BZL101, an apoptosis inducing factor (AIF) translocator/activator, is an anticancer agent for breast and ovarian cancers that also may be effective in the treatment of other solid tumors. We have completed a Phase I clinical trial in women with advanced breast cancer in 2004 and have recently submitted our Phase I report to the FDA summarizing the results of the trial. We are in the process of preparing an IND for a Phase II trial of BZL101 and, assuming FDA approval, project to begin such trial when we secure sufficient funding for this next phase of clinical testing. Our goal is to commence the Phase II trial in 2006.

      Our drug pipeline also includes the following drugs that have not yet entered human clinical trials, but for which IND applications are being prepared:

      o AA102, an apoptosis inducer, is an anticancer agent that attenuates mitochodrial membrane potential to cause a cytochrome c release and caspase activation to induce apoptosis. An IND application currently is being prepared. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for the trial.

      o VG101, a combination of selective ER(beta)agonist, vasodilator and an antimicrobial agent, is an intra-vaginal gel for the treatment of postmenopausal vaginal dryness. An IND application is being prepared for submission to the FDA. Assuming approval of the IND, a Phase I clinical trial is expected to commence as soon as we secure funding for the trial.

Scientific Discovery Platforms

      Screening Philosophy

      A useful strategy for the discovery of biologically active compounds from plants utilizes information about the traditional medicinal use of these botanical agents. An advantage to this strategy over random screening is that the extensive clinical tradition and literature may allow for some rationalization with respect to the biological potential for their reputed use. Since most organisms living today evolved under similar adaptation pressures, it is plausible that plants can interact with mammalian organic processes, along similar lines as nutrition from food, and therefore, can be utilized to regulate pathological conditions as they do normal physiological functioning.

      As an example, experimental antineoplastic (inhibiting or preventing the growth or development of malignant cells) agents derived from botanicals have been under study in China since the mid-fifties. Agents discovered through this effort include: campothecin (CPT) and hydroxycampothecin (OPT) from CAMPOTHECA ACUMINATA Decne, Harringtonine and homoheringtonine from several species of CEPHALOTAXUS, Indirubin from BAPHICACANTHES CUSIA Bremek and INDIGOFERA TINCTORIA L. and Kanglaite from COIX LACHRYMA- JOBI L.

      Our strategic advantage for drug development is our extensive clinical knowledge and experience with natural compounds coupled with definitive knowledge of the proper scientific tools for screening. Instead of creating massive screens, we select the most likely candidate compounds and test them for efficacy and toxicity with state of the art screening models such as estrogen receptor regulation or induction of apoptosis. To date, our positive hit rate has varied between 25% to 40%.

      Our clinical knowledge also accelerates the preclinical testing due to the longstanding anecdotal knowledge regarding the toxicities of these agents. The shorter time to clinic provides an opportunity to exercise major savings and prolong the exploitation of the patent.

      Scientific Discovery Platform I: Anticancer Drugs

      A substantial number of Chinese medicinal herbs have traditionally been used to prevent and treat cancer. These herbal preparations are purported to have many biological effects including direct anti-proliferative effects on cancer cells, anti-mutagenic activity, and stimulatory or suppressive effects on immune responses.

      Aqueous and ethanol extracts from seventy-one Chinese medicinal herbs historically used for cancer treatment were evaluated for antiproliferative activity on five breast cancer cell lines. Twenty-six percent (19/71) of the extracts demonstrated greater than 50% growth inhibition on 80% of the cancer cell lines tested while five more herbs showed the same activity on fewer cell lines. These results, as well as our data from dose-response curves, DNA fragmentation and flow cytometric analyses, indicate that many of the herbs have significant growth inhibitory effects on breast cancer cells in vitro. Furthermore, in vivo tests of some of the extracts in a mouse xenograph model show a significant inhibition of tumor formation with oral administration, with no toxicity or compromise to the mice activity including fluid and food intake.

      Scientific Discovery Platform II: Hormone Replacement Therapy and Selective Estrogen Receptor Modulators

      Over 300 plants synthesize compounds that interact with estrogen receptors
(ER), known as phytoestrogens. Elucidating how phytoestrogens regulate ER transcriptional and cell proliferation pathways could have a profound impact on women. For example, phytoestrogens may prevent some cancers that are common in postmenopausal women. In fact, the lowest rates of breast, endometrial and colon cancers are observed in countries that have a high consumption of phytoestrogens in their diet.

      Our goal is to identify herbs that may be effective at preventing or treating breast cancer as well as potential compounds for hormone replacement therapy (HRT). We have tested 71 herbs that are used in Traditional Chinese Medicine (TCM) for their ability to regulate transcriptional activity in the presence of ER(alpha) or ER(beta). Over forty five percent (46.4%) of the herbs show selective activity on the two ERs. In these studies, we identified the herbs that selectively regulate ER(alpha) or ER(beta) and recruit coregulatory proteins to ER(beta).

      These studies have the potential to identify natural selective estrogen receptor modifiers (SERMs), such as the drug tamoxifen, that may be used, with FDA approval, to prevent and treat breast cancer. In addition, we anticipate these studies will provide leads for HRT that do not increase the risk of breast cancer. Other indications for estrogenic compounds or SERMs are osteoporosis, cardiovascular disease prevention, arthritis and menopausal symptomatic management (such as hot flashes, insomnia, vaginal dryness and decreased libido).

      Pharmacology

         After assessing the functional activity of whole herb extracts in our established assay systems, we aim to isolate anticancer and estrogenic compounds from herbal extracts to identify their structure and to evaluate their pharmacodynamic and pharmacokinetic properties. The following studies will be conducted for all extracts in order to comply with FDA regulatory demands:

      o Fractionation of Whole Herb Extracts. These studies will be done in order to discover the active components as well as for production markers.

      o Evaluation of the Pharmacokinetic and Metabolism of Isolated Compounds. Since the drugs are designed to have greater selectivity and less toxicity, these studies will allow us to further determine the potential effects.

      o Botanical Drug Consistency Measures. Bionovo has developed methods for simultaneous intra batch and inter batch consistency measures using state of the art technology.

      o Biological Measures. Specific biochemical assays will be employed to measure biological specificity and effect.

      We will also repeat all quantifiable biological measures, pertaining to the drug, available through our proposed drug platforms. This will ensure qualitative efficacy control of proposed drugs. By identifying compounds both biologically, as well as pharmacologically, we believe we will be able to overcome any FDA hurdles regarding drug consistency.

      Clinical Trials Design

      Many companies with good science suffer from a lack of sufficient clinical knowledge, poor clinical trials design expertise or limited access to reputable clinical facilities to conduct their early trials. Since our approach to drug design relies heavily on clinical experience and expertise, in our respective fields, we emphasize sound clinical trial design as one of our strengths.

      All of our drug trials follow traditional methods for assessment as well as auxiliary clinical and objective measures in order to strengthen our primary and secondary claims.

      Research and Development

      Our pre-clinical research is conducted at UCSF, UCB and UCHSC. We employ five full-time individuals and one part-time individual who are active in our research and development activities. We collaborate through academic grants with four separate laboratories in our drug development. We have incurred research and development expenses of approximately $548,200 in the first six months of 2005, $275,600 in 2004 and $22,179 in 2003.

      Scientific Consultants

      We have consulting agreements with a number of academic scientists and clinicians, who collectively serve as our Scientific Advisory Board. These individuals serve as key consultants with respect to our product development programs and strategies. They possess expertise in numerous scientific fields, including pharmacology, cancer, estrogen receptor biology and clinical drug testing.

      We use consultants to provide us with expert advice and consultation on our scientific programs and strategies. They also serve as contacts for us throughout the broader scientific community.

      We retain each consultant according to the terms of a consulting agreement. Under such agreements, we pay them a consulting fee. In addition, some consultants hold options to purchase our common stock, subject to the vesting requirements contained in the consulting agreements. Our consultants are employed by institutions other than ours, and therefore may have commitments to, or consulting or advisory agreements with, other entities or academic institutions that may limit their availability to us.

Intellectual Property

      Patent protection is important to our business. The patent position of companies in the pharmaceutical field generally is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. Therefore, we cannot assure you that any patent applications relating to our products or processes will result in patents being issued, or that the resulting patents, if any, will provide protection against competitors who successfully challenge our patents, obtain patents that may have an adverse effect on our ability to conduct business, or are able to circumvent our patent position. It is possible that other parties have conducted or are conducting research and could make discoveries of compounds or processes that would precede any of our discoveries. Finally, there can be no assurance that others will not independently develop similar pharmaceutical products which will compete against ours, or cause our drug product candidates and compounds to become obsolete. We have filed two patent applications related to our drug candidates, but we cannot be certain that they will issue as patents.

      Our competitive position is also dependent upon unpatented trade secrets. We intend to implement a policy of requiring our employees, consultants and advisors to execute proprietary information and invention assignment agreements upon commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of their relationship with us must be kept confidential, except in specified circumstances. However, we cannot assure you that these agreements will provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure of confidential information. Further, invention assignment agreements executed by consultants and advisors may conflict with, or be subject to, the rights of third parties with whom such individuals have employment or consulting relationships. In addition, we cannot assure you that others will not independently develop equivalent proprietary information and techniques or otherwise gain access to our trade secrets, that such trade secrets will not be disclosed, or that we can effectively protect our rights to unpatented trade secrets.

      We may be required to obtain licenses to patents or proprietary rights of others. We cannot assure you that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to us or at all. If we do not obtain such licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or could find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Litigation may be necessary to defend against or assert claims of infringement to enforce patents issued to us or exclusively licensed to us, to protect trade secrets or know-how owned by us, or to determine the scope and validity of the proprietary rights of others. In addition, we may become involved in oppositions in foreign jurisdictions or interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions with respect to our patent applications or those of our licensors. Litigation, opposition, or interference proceedings could result in substantial costs to and diversion of effort by, and may have a material adverse impact on, us. In addition, we cannot assure you that our efforts will be successful. See "Risk Factors."

Collaborations

      United Biotech Corporation

      In November 2003, we granted an exclusive license of our product candidates MF101 and BZL101 to United Biotech Corporation (or UBC), an affiliate of Maywufa Enterprise Group, for Taiwan. The intellectual property in MF101 and BZL101 licensed to UBC was developed by us. The license is non-transferable except to a member of Maywufa Enterprise Group. Under this collaboration, UBC will seek approval from the Taiwan DOH for clinical trials of the product candidates and following approval will conduct such trials, all at UBC's expense. We will supply MF101 and BZL101 to UBC for the trials at cost, and, generally at our expense, we will also conduct independent quality assurance studies of the product candidates to ensure compliance with U.S. and Taiwan good manufacturing practices and complete Chemistry, Manufacturing and Control (CMC) and absorbtion, distribution, metabolism, elimination and toxicology (ADMET) studies to satisfy Taiwan DOH guidelines.

      UBC paid us a licensing fee of $150,000 upon the execution of the licensing agreement and, following approval to commercially market the product candidates, will pay us royalty fees for its sales of MF101 and BZL101. The royalty fee rate, however, will be reduced after five years from the time a product candidate was launched in the event no patent is granted in Taiwan for the product. UBC is prohibited from competing with itself in Taiwan with respect to MF101 and BZL101 directly or through a related party. We will remain the owner of all patents, continuations, improvements and all other intellectual property relating to the product candidates.

      The licensing agreement with UBC has an initial term of 10 years and will automatically renew for successive 3 year periods unless either party gives 12 months notice of its intention not to renew. The agreement may also be terminated if the applications for necessary approval by Taiwan governmental authorities for the sale of either product candidate are rejected, and upon breach by or winding up of a party.

      Other collaborations

      We have entered into a number of collaborative relationships with various universities and scientists and clinicians primarily serving on our Scientific Advisory Board. These collaborations do not provide us any revenue but assist us in the pre-clinical and clinical development of our product candidates, by allowing us to investigate certain of their mechanisms, processes and implications.

Government Regulation

      Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture, and expected marketing of our drug product candidates and in our ongoing research and development activities. The nature and extent to which such regulation will apply to us will vary depending on the nature of any products developed. We anticipate that all of our drug product candidates will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with the appropriate federal statutes and regulations requires substantial time and financial resources. Any failure by us or our collaborators to obtain, or any delay in obtaining, regulatory approval could adversely affect the marketing of any products developed by us, our ability to receive product revenues, and our liquidity and capital resources.

      The development, manufacture, marketing, and distribution of drug products are extensively regulated by the FDA in the U.S. and similar regulatory agencies in other countries. The steps ordinarily required before a new drug may be marketed in the U.S., which are similar to steps required in most other countries, include:

      o preclinical laboratory tests, preclinical studies in animals, formulation studies and the submission to the FDA of an investigational new drug application;

      o adequate and well-controlled clinical trials to establish the safety and efficacy of the drug;

      o     the submission of a new drug application to the FDA; and,

      o FDA review and approval of the new drug application (NDA) or biologics license application (BLA).

      Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal studies. The results of preclinical testing are submitted to the FDA as part of an investigational new drug (IND) application. A 30-day waiting period after the filing of each IND application is required prior to commencement of clinical testing in humans. At any time during the 30-day period or at any time thereafter, the FDA may halt proposed or ongoing clinical trials until the FDA authorizes trials under specified terms. The IND application process may be extremely costly and substantially delay development of our drug product candidates. Moreover, positive results of preclinical tests will not necessarily indicate positive results in subsequent clinical trials. The FDA may require additional animal testing after an initial IND is approved and prior to Phase III trials. These additional studies are customary for drugs intended for use by healthy populations. Our menopausal drug, MF101, may be subjected to such studies, which may delay or damage our ability to complete trials and obtain a marketing license.

      Clinical trials to support new drug applications are typically conducted in three sequential phases, although the phases may overlap. During Phase I, clinical trials are conducted with a small number of subjects to assess metabolism, pharmacokinetics, and pharmacological actions and safety, including side effects associated with increasing doses. Phase II usually involves studies in a limited patient population to:

      o     assess the efficacy of the drug in specific, targeted indications;

      o     assess dosage tolerance and optimal dosage; and

      o     identify possible adverse effects and safety risks.

      If a compound is found to be potentially effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to further demonstrate clinical efficacy and to further test for safety within an expanded patient population at geographically dispersed clinical trial sites.

      After successful completion of the required clinical trials, a new drug application (NDA) is generally submitted. The FDA may request additional information before accepting the NDA for filing, in which case the NDA must be resubmitted with the additional information. Once the submission has been accepted for filing, the FDA reviews the NDA and responds to the applicant. FDA requests for additional information or clarification often significantly extend the review process. The FDA may refer the NDA to an appropriate advisory committee for review, evaluation, and recommendation as to whether the NDA should be approved, although the FDA is not bound by the recommendation of an advisory committee.

      If the FDA evaluations of the application and the manufacturing facilities are favorable, the FDA may issue an approval letter or an "approvable" letter. An approvable letter will usually contain a number of conditions that must be met in order to secure final approval of the NDA and authorization of commercial marketing of the drug for certain indications. The FDA may also refuse to approve the NDA or issue a "not approvable" letter outlining the deficiencies in the submission and often requiring additional testing or information.

      The Food and Drug Administration's Modernization Act codified the FDA's policy of granting "fast track" approval of cancer therapies and other therapies intended to treat severe or life threatening diseases and having potential to address unmet medical needs. Previously, the FDA approved cancer therapies primarily based on patient survival rates or data on improved quality of life. The FDA considered evidence of partial tumor shrinkage, while often part of the data relied on for approval, insufficient by itself to warrant approval of a cancer therapy, except in limited situations. Under the FDA's revised policy, which became effective in 1998, the FDA has broadened authority to consider evidence of partial tumor shrinkage or other clinical outcomes for approval. This revised policy is intended to facilitate the study of cancer therapies and shorten the total time for marketing approvals. We intend to take advantage of this policy; however, it is too early to tell what effect, if any, these provisions may have on the approval of our drug product candidates.

      Sales outside the United States of products we develop will also be subject to regulatory requirements governing human clinical trials and marketing for drugs. The requirements vary widely from country to country, but typically the registration and approval process takes several years and requires significant resources. In most cases, if the FDA has not approved a product for sale in the United States, the product may be exported for sale outside of the United States, only if it has been approved in any one of the following: the European Union, Canada, Australia, New Zealand, Japan, Israel, Switzerland and South Africa. There are specific FDA regulations that govern this process.

      We are also subject to various Federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We cannot accurately predict the extent of government regulation that might result from future legislation or administrative action.

Manufacturing

      We currently have no manufacturing capabilities. To date, we have engaged an overseas manufacturer experienced in FDA Good Manufacturing Practices (or
GMP) for drug production, for the supply of our product candidates and other compounds solely for our pre-clinical research and development activities. We have not entered into a formal written agreement with this manufacturer, and submit purchase orders on an as needed basis. We believe that numerous alternative manufacturers exist that would be capable of fulfilling our current product supply needs in the event we were unable to obtain product from our current manufacturer.

      In order to successfully commercialize our drug product candidates, we, or third parties with whom we contract, must be able to manufacture products in commercial quantities in compliance with the FDA's current GMP (or cGMP) at acceptable costs and in a timely manner. As we do not own a cGMP manufacturing facility, we expect to contract with third parties to provide us with cGMP production capacity when appropriate.

Competition

      Competition in the pharmaceutical and biotechnology industries is intense. Our competitors include pharmaceuticals companies and biotechnology companies, as well as universities and public and private research institutions. In addition, companies that are active in different but related fields represent substantial competition for us. Many of our competitors have significantly greater capital resources, larger research and development staffs and facilities and greater experience in drug development, regulation, manufacturing and marketing than we do. These organizations also compete with us to recruit qualified personnel, attract partners for joint ventures or other collaborations, and license technologies that are competitive with ours. To compete successfully in this industry we must identify novel and unique drugs or methods of treatment and then complete the development of those drugs as treatments in advance of our competitors.

      The drugs that we are attempting to develop will have to compete with existing therapies. In addition, a large number of companies are pursuing the development of pharmaceuticals that target the same diseases and conditions that we are targeting. Other companies have products or drug candidates in various stages of pre-clinical or clinical development to treat diseases for which we are also seeking to discover and develop drug candidates. Some of these potential competing drugs are further advanced in development than our drug candidates and may be commercialized earlier.

      In particular, there are numerous companies attempting to discover and develop drugs to treat cancer. Many of them are targeting pathways similar to those targeted by us. However, we believe few of the companies are attempting to develop drugs derived from natural products and fewer companies are trying to discover drugs from botanical extracts. Moreover, we are not aware of many companies attempting to discover and develop more selective estrogen receptor modulators.

      Our lead product candidate for metastatic breast cancer, BZL101, may be used for patients with either hormone receptor positive of negative tumors, and is designed for use in both premenopausal and postmenopausal patients and patients who are both HER2 positive and negative. Accordingly, it can be expected to compete with most forms of current therapies for metastatic breast cancer, including hormonal therapy, chemotherapy or biologic therapy. Below is a summary of commonly used drug therapies for the treatment of metastatic breast cancer and the pharmaceutical companies that distribute them. Each of these companies would compete directly with us relative to BZL101.

-------------------------- ------------------------  ---------------------------
         Therapy                    Drug               Pharmaceutical Company
-------------------------- ------------------------  ---------------------------

-------------------------- ------------------------  ---------------------------
Hormonal Therapy           Nolvadex                  AstraZeneca
-------------------------- ------------------------  ---------------------------
                           Faslodex                  AstraZeneca
-------------------------- ------------------------  ---------------------------
                           Arimidex                  AstraZeneca
-------------------------- ------------------------  ---------------------------
                           Femara                    Novartis
-------------------------- ------------------------  ---------------------------
                           Aromasin                  Pfizer
-------------------------- ------------------------  ---------------------------

-------------------------- ------------------------  ---------------------------
Chemotherapy               Abraxane                  Abraxis
-------------------------- ------------------------  ---------------------------
                           Adriamycin                Pharmacia
-------------------------- ------------------------  ---------------------------
                           Adrucil                   SP Parmaceuticals
-------------------------- ------------------------  ---------------------------
                           Cytoxan                   Baxter
-------------------------- ------------------------  ---------------------------
                           Ellence                   Pfizer
-------------------------- ------------------------  ---------------------------
                           Gemzar                    Eli Lilly
-------------------------- ------------------------  ---------------------------
                           Maxtrex                   Pharmacia
-------------------------- ------------------------  ---------------------------
                           Mutamycin                 Faulding DBL
-------------------------- ------------------------  ---------------------------
                           Navelbine                 Pierre Fabre
-------------------------- ------------------------  ---------------------------
                           Taxol                     Bristol-Myers Squibb
-------------------------- ------------------------  ---------------------------
                           Taxotere                  Aventis
-------------------------- ------------------------  ---------------------------
                           Velban                    Eli Lilly
-------------------------- ------------------------  ---------------------------

-------------------------- ------------------------  ---------------------------
Biologic Agent Therapy     Herceptin                 Genentech
-------------------------- ------------------------  ---------------------------

      While we are developing BZL101 to minimize many of the adverse side effects associated with the above breast cancer treatments and further clinical testing has yet to be completed, certain of the above drug therapies may have advantages relative to BZL101. These advantages include: lower pricing, greater efficacy and reduced toxicity.

      Our lead product candidate for the treatment of menopausal symptoms, MF101, would be expected to compete with postmenopausal hormone replacement therapy which has been the primary treatment of menopausal symptoms such as hot flashes. Leading hormonal agents include Premarin and Prempro by Wyeth Pharmaceuticals, Cenestin, Estradiol (generic) and Medroxy-Progesterone Acetate by Barr Pharmaceuticals, and Ogen, Provera and Estring by Pfizer. In addition, MF101 may be expected to compete with newer generation anti-depressants used to treat hot flash frequency, such as venlafaxine by Wyeth, fluoxetine by Eli Lilly and paroxetine by Glaxo Smith Kline. The makers of these hormonal agents would compete directly with us relative to MF101.

      While we are developing MF101 to minimize many of the risks associated with long-term use of HRT indicated in recent studies and further clinical testing has yet to be completed, certain hormone replacement therapies may have advantages relative to MF 101. These advantages include: lower pricing, greater efficacy and reduced toxicity.

      We believe we posses the competitive advantage of using unique techniques with extracts that are considered to be safe and tolerable in humans. We also believe that finding lead drugs that are orally tolerable and potentially safe from the start of the discovery process provides an advantage in the pharmaceutical industry.

Employees


      We had seven employees as of October 24, 2005, of which five are in research and development and two are in administration. We also have one part-time employee who is involved in research and development. None of these employees is covered by a collective bargaining agreement and we believe our employee relations are good.


Facilities

      We maintain our principal executive and administrative offices in Emeryville, California, consisting of approximately 3,450 square feet of office and laboratory space in one building. The lease terminates on August 31, 2009. We also sublease approximately 500 square feet of laboratory space in Aurora, Colorado, which sublease terminates December 31, 2005.

      We expect that our current leased premises will be satisfactory until the future growth of our business operations necessitates an increase in office space. There is an ample supply of office and laboratory space in the Emeryville, California area and we do not anticipate any problem in securing additional space if, and when, necessary.

Legal Proceedings

      In the ordinary course of business, we may become a party to legal or regulatory proceedings resulting from litigation, claims, or other disputes. There can be no assurance that one or more future actions, if they occur, would not have a material adverse effect on our business. Currently, we are not a party to any pending or threatened legal proceedings.


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

                                   MANAGEMENT

Executive Officers and Directors


      The following table shows the positions held by our board of directors and executive officers, and their ages as of October 24, 2005:


Name                    Age    Position
----                    ---    --------
Isaac Cohen              42    Chairman, President, Chief Executive Officer,
                               Chief Scientific Officer and Director

Mary Tagliaferri         39    Vice President, Chief Regulatory Officer,
                               Secretary, Treasurer and Director

David Naveh              53    Director

Michael D. Vanderhoof    45    Director

James P. Stapleton       42    Chief Financial Officer

      Isaac Cohen, L.Ac., O.M.D., Director, Chairman, President, Chief Executive Officer and Chief Scientific Officer. Mr. Cohen is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director since February 2002. He became our Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director on April 6, 2005. In addition to his services to and research for us, Isaac Cohen has been a Guest Scientist at the University of California, San Francisco (UCSF) Cancer Research Center and UCSF Center for Reproductive Endocrinology since 1995. His work with UCSF encompasses basic and clinical studies of products derived from natural products to treat cancer and menopause symptoms. Mr. Cohen has been in private practice at The American Acupuncture Center, located in Berkeley, California since 1989. Mr. Cohen has developed four drug products that have been awarded Investigational New Drug licenses (INDs) from the U.S. Food and Drug Administration (FDA) in the past seven years.

      Mary Tagliaferri, M.D., L.Ac., Vice President, Chief Regulatory Officer, Secretary and Treasurer and Director. Dr. Tagliaferri is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chief Regulatory Officer, Secretary and Treasurer and a Director since February 2002. She became Vice President, Chief Regulatory Officer, Secretary and Treasurer of our company on April 6, 2005, and a director effective on May 22, 2005. Dr. Tagliaferri manages and directs all clinical research projects that have been outsourced to academic medical centers in the United States and in Taiwan. In addition to her services to and work for us, Dr. Tagliaferri has conducted translational research with the University of California, San Francisco since 1996. She has been awarded four new Investigational New Drug licenses from the FDA over the past seven years. Dr. Tagliaferri received her B.S. from Cornell University and her medical degree from the University of California, San Francisco. She also holds a Master's degree in traditional Chinese medicine from the American College of Traditional Chinese Medicine.

      David Naveh, Ph.D., M.B.A., Director. Dr. Naveh has served as a director of Bionovo Biopharmaceuticals since August 2003. He became a director of our company effective on May 22, 2005. Dr. Naveh has worked for Bayer Corporation since 1992 and currently serves as Chief Technical Officer of Bayer Biological Products, Worldwide. Prior to Bayer Corporation, Dr. Naveh served in the capacity of Process Development and Plant Management at Schering Plough from 1984 to 1988 and Director of Operations at Centocor from 1988 to 1992. Dr. Naveh has participated in the development and commercialization of a number of FDA approved drugs including: Intron, Reopro, Remicaid, Myoscint, Centoxin, Kogenate, and Kogenate-FS. He currently holds seven patents including first authorship of key GM-CSF and IL-4 patents. He is a graduate of Technion in Haifa, Israel. He received a Ph.D. in Biochemical Engineering and an M.B.A. from the University of Minnesota, Minneapolis. From 1982-1984, he was an Assistant Professor (tenure track) at the University of Wisconsin, Madison where he taught plant design and biophysical chemistry. He has authored over 30 peer reviewed papers and is on the editorial board of "Bioseparations." Dr. Naveh is a member and chairman of our audit, compensation and nominations and corporate governance committees.

      Michael D. Vanderhoof, Director. Mr. Vanderhoof became a member of our board of directors on June 28, 2005. For the past seven years, Mr. Vanderhoof has been a private investor in early stage private and public companies. He is currently Chairman of Cambria Asset Management LLC, a financial advisory and management firm. For the past five years, he has also served on the Board of Directors of Auxilio, Inc. (OTC BB: AUXO.OB), a provider of outsourced services for print image management in healthcare facilities. Mr. Vanderhoof has over 20 years experience with respect to financing, mergers and acquisitions, and management of emerging growth companies. He began his career in 1984 as a NASD Registered Representative in Salt Lake City, Utah.

      James P. Stapleton, Chief Financial Officer. Mr. Stapleton became our Chief Financial Officer on June 28, 2005. From January 2003 to April 2005, Mr. Stapleton was employed at Auxilio, Inc. (OTC BB: AUXO.OB), where he was the CFO from January 2003 through December 2004. From 1996 through 2002, Mr. Stapleton was employed in a variety of positions for ProsoftTraining (NasdaqSC: POSO), including Corporate Secretary, Vice President Investor Relations, Chief Financial Officer, and other positions. Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996. From 1987 to 1995, Mr. Stapleton was the Chief Financial Officer for Advantage Life Products, Inc. Mr. Stapleton graduated from the University of California at Irvine (UCI) with a masters of business administration in 1995, and from the University of Washington with an undergraduate degree in economics in 1985.

      Each director holds office until our next annual meeting of stockholders or until his death, resignation or removal, if earlier.

      Audit Committee. The audit committee of our board of directors currently consists of only Dr. Naveh, who serves as chairman of the committee. Directors serving on our audit committee are those who, in the opinion of our board of directors, are free from any relationship which would interfere with the exercise of independent judgment and who possess an understanding of financial statements and generally accepted accounting principles. Thus, each member must be an "independent" director, as that term is defined by the regulations of the Securities Exchange Act of 1934. Our Audit Committee Charter specifies the scope of the audit committee's responsibilities and the means by which it carries out those responsibilities; the outside auditor's accountability to the board and the audit committee; and the audit committee's responsibility to ensure the independence of the outside auditors, including their recommendations to improve the system of accounting and internal controls.

      Compensation Committee. The compensation committee of the board of directors currently consists of only Dr. Naveh, who serves as chairman of the committee. Pursuant to our Compensation Committee Charter, the compensation committee is responsible for reviewing and approving the salary and benefits policies, including compensation of our Chief Executive Officer and the other executive officers. Our compensation committee also administers the Stock Incentive Plan as adopted and assumed by us, and recommends and approves grants of stock options and restricted stock grants under that plan. Dr. Naveh is, in the opinion of our board of directors, an "independent" director, as that term is defined by the regulations of the Securities Exchange Act of 1934.

      Nominations and Corporate Governance Committee. The nominations and corporate governance committee currently consists of only Dr. Naveh, who serves as chairman of the committee. Pursuant to the Nominations and Corporate Governance Committee Charter, the nominations and corporate governance committee is responsible for board member qualification and nomination to the full board as well as matters relating to corporate governance.

      The audit committee currently does not have a member that is an "audit committee financial expert," as that term is defined by Regulation S-B of the Securities Exchange Act of 1934. We actively are searching for at least three additional qualified individuals to become members of our board of directors. Among the criteria we have set for the additional board members is that at least one must be an audit committee financial expert, and all must be "independent" directors, as defined in the Securities Exchange Act of 1934 as well as under the rules and regulations of the American Stock Exchange or the NASDAQ Stock Market, to the extent any of our securities are traded or quoted thereon. Our board of directors intends to appoint any new director that satisfies both of these requirements to the audit committee, and one or more new "independent" directors to each of the compensation and nominations and corporate governance committees.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2004, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with.

Executive Compensation

      The following table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered to us by our Chief Executive Officer and all other executive officers in such years who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation(1)  Long-term Compensation
                                                     ---------------------   --------------------
                                                                               Awards     Payouts
                                                                             ----------  --------
                                                                             Securities
                                                                             Underlying   LTIP       All Other
                                            Fiscal     Salary       Bonus     Options/   Payouts   Compensation
Name and Principal Position                  Year        ($)         ($)      SARs (#)     ($)         ($)
-----------------------------------------  --------  -----------  --------   ----------  --------  ------------
Isaac Cohen, L.Ac., O.M.D                    2004      90,000(2)     --          --         --      27,120(3)
Chairman, President, Chief Executive         2003          --        --          --         --          --
Officer, Chief Scientific Officer and        2002          --        --          --         --          --
Director

Mary Tagliaferri, M.D., L.Ac                 2004     118,000(2)     --          --         --      34,120(4)
Vice President, Chief Regulatory             2003          --        --          --         --          --
Officer, Secretary, Treasurer and            2002          --        --          --         --          --
Director Nominee

-----------------
(1) Amounts paid to Mr. Cohen and Dr. Tagliaferri were paid by Bionovo Biopharmaceuticals.

(2) The annual base salary for each of Mr. Cohen and Dr. Tagliaferri is $180,000.

(3) Amount comprised of $22,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

(4) Amount comprised of $29,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.

Compensation of Directors

      Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Commencing June 28, 2005, each non-employee director will receive options to purchase 25,000 shares of common stock upon joining the board of directors and options to purchase 2,000 shares of common stock for each regular and special meeting of the board of directors or committee thereof attended. The stock options will have a term of five years, vest annually over a four year period and will have exercise prices equal to the fair market value of the common stock on the date the option is granted. We will also reimburse each non-employee director for reasonable accommodations, coach travel and other miscellaneous expenses relating to each director's attendance at board meetings and committee meetings promptly upon submission of actual receipts to the Chief Financial Officer and approval by the Chairman of the Board or the Chief Executive Officer.

      Dr. Naveh previously received a stock option to purchase 816,000 shares of common stock of Bionovo Biopharmaceuticals which was assumed by us in our reverse merger transaction. The stock option now represents the option to purchase the same number of shares of our common stock. Prior to June 28, 2005, Dr. Naveh was paid $2,000 per month for his services on the board of directors which arrangement has been supplanted by the stock option awards discussed in the preceding paragraph.

      Our compensation committee will review our director compensation plan annually, and adjust it according to then current market conditions and good business practices.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

      No stock options, restricted stock or SAR grants were granted or were outstanding at any time to the executive officers named in the Summary Compensation Table above.

Employment Agreements

      Isaac Cohen and Mary Tagliaferri entered into employment agreements with Bionovo Biopharmaceuticals in June 2004, which agreements were assumed by us in connection with the reverse merger transaction with Bionovo Biopharmaceuticals on April 6, 2005. Except with respect to their positions and duties, the agreements provide for substantially similar terms. Each employment agreement has an initial term of three years commencing on June 23, 2004, and will automatically renew for additional one year period unless either party under such agreement notifies the other that the term will not be extended. Under their agreements, each officer is entitled to an annual salary of $180,000, subject to annual review and potential increase by our board of directors. In addition, they are each eligible to receive annual bonuses in cash or stock options as awarded by our board of directors in its discretion. Each of Mr. Cohen and Dr. Tagliaferri also is entitled under their respective agreement to an automobile allowance of $520 per month and we have agreed to indemnify each of them in their capacity as an officer or director. If either officer's employment is terminated by us without cause, or by the officer for good reason, then the officer will be entitled to continue to receive his or her base salary, bonuses and other benefits for a period of six months. Both Mr. Cohen and Dr. Tagliaferri are obligated to seek comparable employment if his or her employment is so terminated, and we will have the right to offset any amounts paid to such officer from any such other employment against amounts we owe to him or her during the six month period following their employment termination.

      James Stapleton became our chief financial officer on June 28, 2005. We currently are negotiating the terms of an employment agreement with Mr. Stapleton.

Stock Incentive Plan

      Background and Purpose. On April 6, 2005, in connection with the completion of the reverse merger, the board of directors of our company assumed and adopted the Stock Incentive Plan, as amended, of Bionovo Biopharmaceuticals which we refer to as the Plan, and recommended that it be submitted to our stockholders for their approval.

      The purpose of the Plan is to promote our success and the interests of our stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and certain other eligible persons with stock based awards and incentives for high levels of individual performance and improved financial performance of our company. The Plan provides for the ability for us to issue stock options and restricted stock awards. Stock options may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (which we refer to as the Code), or non-qualified stock options.

      As of April 6, 2005, stock options to purchase a total of approximately 1,637,254 shares of our common stock had been granted under the Plan by Bionovo Biopharmaceuticals prior to its acquisition by us in the reverse merger transaction. These options, which expire ten years from the date of grant, were granted at exercise prices ranging from $0.29167 to $0.83333 per share. In accordance with the terms of the reverse merger transaction, these options were converted into options to purchase shares of our common stock at the same exercise price. These options will continue to be governed by the Plan.

      Shares Available for Awards; Annual Per-Person Limitations. Under the Plan, the total number of shares of our common stock that may be subject to the granting of awards under the Plan shall be equal to 3,496,788 shares, plus the number of shares that are subject to or underlie awards that expire or for any reason are not paid or delivered under the Plan.

      A committee of our board of directors, which we refer to as the Committee, is to administer the Plan. See "Administration." The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affects our company common stock to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances.

      Eligibility. The persons eligible to receive awards under the Plan are our officers (whether or not directors) and employees, and any director of, or any individual consultant or advisory who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of our company in a capital raising transaction or as a market maker or promoter of our company's securities) to, our company and who is selected to participate in the Plan by the Committee described below.

      Administration. Our board of directors shall select the Committee that will administer the Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, our board of directors may exercise any power or authority granted to the Committee. Subject to the terms of the Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.

      Stock Options. The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the Plan, the term "fair market value" means, as of any given date, the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. If our company common stock is not listed to trade on a national securities exchange and is not reported on the NASDAQ National Market Reporting System, "fair market value" means the mean between the bid and asked price for our company's common stock on such date, as furnished by the National Association of Securities Dealers, Inc. In the absence of the foregoing, "fair market value: of our common stock is as established by the Committee. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee except that no option may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, check, shares that have been held for at least six months (provided the Committee in its sole discretion may limit the use of shares as payment), if authorized by the Committee or specified in an applicable award agreement, by a promissory note subject to the terms of the Plan, and by notice and third party payment in such manner as may be authorized by the Committee.

      Restricted Stock. The Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of our company common stock, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors), which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the Committee.

      Acceleration of Vesting; Change in Control. The Committee may, in its discretion, accelerate the vesting and exercisability, or the expiration of exercisability period of any award in the event of termination of employment or service with our company for any reason other than cause, and unless otherwise provided in the award agreement, vesting shall occur immediately in the case of a "change in control" of our company, as defined in the Plan.

      Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by sections 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by our board of directors. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. However, the board of directors and the Committee may not, without the written consent of the Plan participant affected thereby, terminate or suspend the Plan in any manner materially adverse to the Plan participant's rights or benefits under an outstanding award, or amend the Plan participant's award in any manner materially adverse to the Plan participant. Unless earlier terminated by our board of directors, the Plan will terminate at the close of business on the day before the 10th anniversary of its effective date.

                                 STOCK OWNERSHIP


      The following table sets forth information regarding the number of shares of our common stock beneficially owned on October 24, 2005 by:


      o each person who is known by us to beneficially own 5% or more of our common stock;

      o     each of our directors and executive officers; and

      o     all of our directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

      Except as otherwise set forth below, the address of each of the persons listed is c/o Bionovo, Inc., 5858 Horton Street, Suite 375, Emeryville, California 94608.

Name and Address Of                 Number of Shares      Percentage of Shares
 Beneficial Owner                Beneficially Owned (1)   Beneficially Owned (2)
--------------------             ----------------------   ----------------------

Isaac Cohen                            9,891,094                   21.4%

Mary Tagliaferri                       9,891,094                   21.4%

David Naveh                              612,000(3)                 1.3%

Michael D. Vanderhoof                    925,000(4)                 2.0%

James P. Stapleton                        62,500(5)                   *

Directors and executive officers
as a group (5 persons)                21,381,688(6)                45.3%

------------------
* Less than 1% of outstanding shares.


(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after October 24, 2005, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 46,112,448 shares of common stock outstanding on October 24, 2005.

(3) Represents 612,000 shares of common stock that may be acquired within 60 days of October 24, 2005 pursuant to stock options held by Dr. Naveh.

(4) Includes 425,000 shares of common stock that may be acquired within 60 days of October 24, 2005 pursuant to warrants. See "Certain Relationships and Related Transactions."

(5) Include 12,500 shares of common stock that may be acquired within 60 days of October 24, 2005 pursuant to warrants.

(6) Includes: (a) 612,000 shares of common stock that may be acquired by Dr. Naveh within 60 days of October 24, 2005 pursuant to stock options, (b) 425,000 shares of common stock that may be acquired by Mr. Vanderhoof within 60 days of October 24, 2005 pursuant to warrants and (c) 12,500 shares of common stock that may be acquired by Mr. Stapleton within 60 days of October 24, 2005 pursuant to warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective upon the reverse merger on April 6, 2005, we purchased and subsequently cancelled 19,975,000 and 1,065,000 shares of our common stock from Mary E. Ross and Gary Lewis, each a former director and officer, in exchange for our sale to Ms. Ross of our historical cook book business prior to the reverse merger. Ms. Ross' acquisition of our prior business occurred on April 6, 2005.

      As of April 6, 2005, Mary Ross forgave amounts owed to her by us. The amounts were comprised of a promissory note dated December 31, 2004 in the face amount of $130,382, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006, and for additional sums representing expenses paid by her on our behalf in the sum of $7,800.

      As of April 6, 2005, Gary Lewis forgave amounts owed to him by us. The amounts were comprised of a series of promissory notes which were aggregated into a single note dated December 31, 2004 in the face amount of $41,152, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006.

      Michael D. Vanderhoof, one of our directors, is the Chairman of Cambria Asset Management, LLC, a financial consulting firm. In connection with our recent reverse merger transaction and April and May 2005 private placements, Cambria Asset Management indirectly provided certain financial advisory and consulting services to us. As result, Cambria Asset Management was assigned five year warrants to purchase 1,082,000 shares of our common stock at an exercise price of $0.50 per share. We have been advised that Cambria Asset Management has agreed in principal with its officers and owners to assign the foregoing warrants to such persons, with Mr. Vanderhoof to receive warrants to purchase 300,000 shares of common stock in such assignment.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The following table sets forth:

      o     the name of the selling stockholders,


      o the number of shares of common stock beneficially owned by the selling stockholders as of October 24, 2005,


      o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus, and

      o the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

      Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Except as noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.


      Beneficial ownership is determined under the rules of the U.S. Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after October 24, 2005. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

                                                                                         Beneficial Ownership
                                                         Beneficial       Shares        After this Offering (3)
                                                         Ownership      Registered      ------------------------
                                                       Prior to this      in this        Number
Name                                                    Offering (1)   Offering (2)     of Shares    Percent (4)
-------------------------------------------------       ------------   ------------     ---------    -----------
Jason P. Alpin (56)                                          125,000        125,000         --            *
Alpine Securities Corporation (5)(56)                        212,500        212,500         --            *
Peter K. Aman (56)                                           750,000        750,000         --            *
Asia Orient Enterprises Limited (6)                          187,500        187,500         --            *
Asset Managers International Ltd. (7)                        237,500        237,500         --            *
Atlas Capital SA (8)                                         500,000        500,000         --            *
Atwood-Rasely Family Trust DTD March 29, 2005 (9)             25,000         25,000         --            *
Banyan Investment Co. (10)(56)                               375,000        375,000         --            *
Eslie Olsen Barlow                                            25,000         25,000         --            *
Lance R. Bateman                                              62,500         62,500         --            *
BBK Enterprises LLC (11)                                      62,500         62,500         --            *
William H. Bennett IRA                                        62,500         62,500         --            *
Kirk A. Benson                                               125,000        125,000         --            *
Barry Bickmore                                               220,000        220,000         --            *
Brandon S. Bickmore                                          750,000        750,000         --            *
Teresa Bickmore IRA                                           62,500         62,500         --            *
Blackhawk Properties LLC (12)(56)                            175,000        175,000         --            *
Bridges & PIPEs, LLC (13)                                    973,312        973,312         --            *
Andrea Brown & Frances von Lukanovic                         250,000        250,000         --            *
Mark Brunelle Roth IRA                                        62,500         62,500         --            *
Jeff L. Buffington                                            31,250         31,250         --            *
Bushido Capital Master Fund, LP (14)                         500,000        500,000         --            *
Lynn M. Bushman                                               87,500         87,500         --            *
Jeffrey Butler                                                50,000         50,000         --            *
Timothy J. Callahan and Michelle D. Callahan                  62,500         62,500         --            *

                                                                                         Beneficial Ownership
                                                         Beneficial       Shares        After this Offering (3)
                                                         Ownership      Registered      ------------------------
                                                       Prior to this      in this        Number
Name                                                    Offering (1)   Offering (2)     of Shares    Percent (4)
-------------------------------------------------       ------------   ------------     ---------    -----------
Cambria Asset Management, LLC (15)                         1,082,000      1,082,000         --            *
CAMOFI Master LDC (16)                                     2,028,648      2,028,648         --            *
Jason Carter (17)(56)                                         89,800         87,500      2,300            *
Kathy Carter                                                 125,000        125,000         --            *
Enrico D. Cecala                                             500,000        500,000         --            *
Centrecourt Asset Management LLC (7)                          12,500         12,500         --            *
Michael H. Chase                                             250,000        250,000         --            *
Isaac Cohen                                                9,891,094      9,891,094         --            *
Robert H. Cohen                                              250,000        250,000         --            *
Allen Conkling                                               125,000        125,000         --            *
William Conkling                                              62,500         62,500         --            *
Byron Conrad and Heidi Conrad                                 62,500         62,500         --            *
Gregory D. Cornelius                                          25,000         25,000         --            *
Cornell Capital Partners, LP (18)                            625,000        625,000         --            *
Mark D. Criddle and JoLynn V. Criddle                        462,500        462,500         --            *
Joseph X. Crivelli                                           125,000        125,000         --            *
Christianne D'Ambrosio Individual 401k                        37,500         37,500         --            *
Kara C. D'Ambrosio Trust (19)                                 37,500         37,500         --            *
Lou & Christy D'Ambrosio Trust (20)                          250,000        250,000         --            *
Louis J. D'Ambrosio IRA                                      125,000        125,000         --            *
Sue R. D'Ambrosio Trust (21)                                  25,000         25,000         --            *
DAM Constructions Superannuation Fund P/L (22)                37,500         37,500         --            *
Don J. De Cristo                                             250,000        250,000         --            *
David Mark Dee                                                87,500         87,500         --            *
Daniel S. Devenport                                           62,500         62,500         --            *
James P. Doolin                                               62,500         62,500         --            *
Avry Dotan and Niva Dotan                                     50,000         50,000         --            *
DSAM Fund, LP (23)                                           500,000        500,000         --            *
Zeke Dumke IV                                                 62,500         62,500         --            *
Duncan Capital, LLC (24)                                   2,693,091      2,693,091         --            *
Charles R. Elliott                                            31,250         31,250         --            *
Jeff Esfeld Roth IRA                                          62,500         62,500         --            *
Eurowest Investments Limited (25)                            125,000        125,000         --            *
Steven B. Evans                                               62,500         62,500         --            *
Max Farbman IRA                                               62,500         62,500         --            *
David Filer                                                  102,600        102,600         --            *
John Fobain                                                   62,500         62,500         --            *
Pamela Forrester                                             125,000        125,000         --            *
David Fuchs (26)                                              27,806         27,806         --            *
Gamma Opportunity Capital Partners, LP (27)                  500,000        500,000         --            *
Dale Garnett (56)                                             90,460         90,460         --            *
Rami O. Gellar and Jil J. Gellar                              25,000         25,000         --            *
Ray Gerrity Roth IRA                                          62,500         62,500         --            *
John M. Guynn                                                 62,500         62,500         --            *
David D. Hall and Alisa L. Hall                               62,500         62,500         --            *
Edward Hall, Sr.                                             600,000        200,000    400,000            *
Lana R. Hall                                                  50,000         50,000         --            *
Dale & Sharen Hamilton Trust (28)                             62,500         62,500         --            *
Gary J. Hannay                                                62,500         62,500         --            *
Mark J. Hansen                                                50,000         50,000         --            *
Robert D. Harrison                                            37,500         37,500         --            *
Robert D. Harrison and Patricia L. Harrison                   87,500         87,500         --            *

                                                                                         Beneficial Ownership
                                                         Beneficial       Shares        After this Offering (3)
                                                         Ownership      Registered      ------------------------
                                                       Prior to this      in this        Number
Name                                                    Offering (1)   Offering (2)     of Shares    Percent (4)
-------------------------------------------------       ------------   ------------     ---------    -----------
Charles Hawkins and Brandi Paris                             125,000        125,000         --            *
Jonathan S. Heaton                                            62,500         62,500         --            *
Heather Heim                                                 107,534        107,534         --            *
Randy I. Henderson                                           500,000        500,000         --            *
Frank C. Heyman and Sandra J. Heyman                          62,500         62,500         --            *
Rod Hoffman                                                   62,500         62,500         --            *
Timothy J. Horrigan (56)                                      92,500         92,500         --            *
Fritz Howser                                                  62,500         62,500         --            *
Kurtis D. Hughes                                              25,000         25,000         --            *
Kent S. Ingram                                               125,000        125,000         --            *
R. Todd Inman and Vicki L. Inman                             100,000        100,000         --            *
JB Investing LLC (29)                                         62,500         62,500         --            *
W. Reed Jensen                                               250,000        250,000         --            *
Val Johnson IRA                                               62,500         62,500         --            *
Mark S. Kaila                                                125,000        125,000         --            *
Richard Kasteler                                              62,500         62,500         --            *
James M. King                                                 62,500         62,500         --            *
James M. King IRA                                            125,000        125,000         --            *
Richard M. King                                               75,000         75,000         --            *
Mike S. Kirkpatrick                                           62,500         62,500         --            *
V. James Koehler Jr.                                         125,000        125,000         --            *
Jeffrey G. Korn                                               62,500         62,500         --            *
Steve Lang                                                    25,000         25,000         --            *
Lasarzig Family Trust (30)                                   162,500        162,500         --            *
Lemke Family Trust (31)                                       31,250         31,250         --            *
Brian D. Lemke                                                31,250         31,250         --            *
Dennis D. Leonard and Karen L. Leonard                        62,500         62,500         --            *
Richard A. Levy                                               62,500         62,500         --            *
Gary Lewis (57)                                               52,100         25,000     27,100            *
Liberty Capital LLC (32)(56)                                 125,000        125,000         --            *
Arthur Manni                                                  31,250         31,250         --            *
Marelko Investments LLC (33)                                  62,500         62,500         --            *
W. Brent Maxfield                                             90,000         90,000         --            *
Kirk McFarland                                               375,000        375,000         --            *
MGF Surgery Benefit Pension (34)                             125,000        125,000         --            *
Joe Montesi, Jr.                                              62,500         62,500         --            *
Mooson Inc. (35)                                              62,500         62,500         --            *
James C. Mourlas                                             125,000        125,000         --            *
Michael Murray IRA                                           125,000        125,000         --            *
Kevin Neustadt                                                25,000         25,000         --            *
Kevin Neustadt IRA                                            50,000         50,000         --            *
Gregory R. Norton                                             62,500         62,500         --            *
Laura Ann Olsen                                               25,000         25,000         --            *
Jeanette Osguthorpe                                           37,500         37,500         --            *
Padova Trust DTD June 27, 1991 (36)                          125,000        125,000         --            *
Patro, Inc. Retirement Plan (37)                              62,500         62,500         --            *
John L. Payne                                                 87,500         87,500         --            *
Peak & Beach Ltd. (38)                                       125,000        125,000         --            *
Rafael Penunuri                                               75,000         75,000         --            *
Brian Peterson                                                25,000         25,000         --            *
Jeffrey S. Peterson (10)(12)(32)(39)(56)                      75,000         75,000         --            *

                                                                                         Beneficial Ownership
                                                         Beneficial       Shares        After this Offering (3)
                                                         Ownership      Registered      ------------------------
                                                       Prior to this      in this        Number
Name                                                    Offering (1)   Offering (2)     of Shares    Percent (4)
-------------------------------------------------       ------------   ------------     ---------    -----------
Jonathan C. Peterson (39)(56)                                 50,000         50,000         --            *
Jonathan Peterson Roth IRA                                    37,500         37,500         --            *
Melvin D. Peterson and Darlene B. Peterson                   125,000        125,000         --            *
Ray Peterson                                                  62,500         62,500         --            *
V Mark Peterson Roth IRA                                     250,000        250,000         --            *
V. Mark Peterson (5)(10)(12)(32)(56)                         250,000        250,000         --            *
Jay F. Price                                                  62,500         62,500         --            *
PTS Investment Co LLC (39)(56)                                62,500         62,500         --            *
Tim Quinn                                                     62,500         62,500         --            *
Darin A. Ralph                                               100,000        100,000         --            *
Alessandro Ratti                                             510,278        510,278         --            *
Eric Richardson (40)(56)                                     250,000        250,000         --            *
Grant N. Richins                                              37,500         37,500         --            *
James E. Ripple and JoEllen Ripple                           125,000        125,000         --            *
Rockwood Group LLC (41)                                       27,805         27,805         --            *
Mary Ross                                                     50,000         25,000     25,000            *
Rymark Inc. (42)                                             147,500        147,500         --            *
Jeffrey James Sandberg and Mary Joyce Sandberg (56)           31,250         31,250         --            *
Chester C. Schneider III                                      25,000         25,000         --            *
Schnieders Capital Management LLC (43)                        62,500         62,500         --            *
Rockwell D. Schutjer                                          37,500         37,500         --            *
Jules Scruggs and Stephanie Scruggs                           62,500         62,500         --            *
Chris P. Shepard                                              62,500         62,500         --            *
Richard B. Siegel Trust (44)                                 125,000        125,000         --            *
Christina S. Simpson IRA                                      50,000         50,000         --            *
Daniel P. Simpson                                             50,000         50,000         --            *
Hank Simpson                                                  62,500         62,500         --            *
Keith Sizemore                                                25,000         25,000         --            *
James P. Stapleton                                            62,500         62,500         --            *
Dennis S. Stoffel                                             25,000         25,000         --            *
Stradtman Family Trust DTD April 29, 1990 (45)                62,500         62,500         --            *
David E. Stringham                                            62,500         62,500         --            *
Allen H. Sweat                                                62,500         62,500         --            *
Mary Tagliaferri                                           9,891,094      9,891,094         --            *
TCMP3 Partners (46)                                          250,000        250,000         --            *
The Potomac Group (47)                                        62,500         62,500         --            *
Steve Thorne                                                  62,500         62,500         --            *
Sean W. Trewartha                                             62,500         62,500         --            *
Cory L. Turnbow IRA                                          250,000        250,000         --            *
Cory Turnbow                                                  37,500         37,500         --            *
Jamie Turnbow                                                 37,500         37,500         --            *
Lynn Turnbow                                                 687,500        687,500         --            *
Lynn Turnbow IRA                                             125,000        125,000         --            *
Steven R. Turnbow                                            200,000        200,000         --            *
Stephen B. Utley Sheltered Trust (48)                         62,500         62,500         --            *
Vanderhoof Family Trust (49)                                 375,000        375,000         --            *
Daniel A. Vanderhoof                                         100,000        100,000         --            *
Jim D. Vanderhoof                                            125,000        125,000         --            *
Joel Vanderhoof (56)                                         750,000        750,000         --            *
Michael D. Vanderhoof (50)(56)                               625,000        625,000         --            *
Gerard J. Verkuylen                                           31,250         31,250         --            *

                                                                                         Beneficial Ownership
                                                         Beneficial       Shares        After this Offering (3)
                                                         Ownership      Registered      ------------------------
                                                       Prior to this      in this        Number
Name                                                    Offering (1)   Offering (2)     of Shares    Percent (4)
-------------------------------------------------       ------------   ------------     ---------    -----------
Michael Vetere                                               250,000        250,000         --            *
Vicis Capital Master Fund (51)                               625,000        625,000         --            *
Ken Vickers                                                   62,500         62,500         --            *
Ken A. Wade                                                   62,500         62,500         --            *
Douglas Waring                                                62,500         62,500         --            *
WECO Ls'g & Inv'ts, LLC (52)                                 100,000        100,000         --            *
West Wilrick, Inc. Profit Sharing Plan (53)                   37,500         37,500         --            *
Richard M. Wexler                                             87,500         87,500         --            *
Whalehaven Capital Fund Limited (54)                         500,000        500,000         --            *
Whisper Investment Co (55)                                   250,000        250,000         --            *
Don Ross Wilson                                               37,500         37,500         --            *
Rogers D. Wilson                                              37,500         37,500         --            *
David Adam Wood                                               75,000         75,000         --            *
Kendell Woolstenhulme                                         62,500         62,500         --            *
Christopher T. Wyatt                                         250,000        250,000         --            *

--------------
*     Represents less than 1% of outstanding shares.

(1)   As of October 24, 2005.

(2) The number of shares in this column includes 42,112,448 presently outstanding shares of our common stock and up to 9,919,524 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock.

(3) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Based on 46,112,448 shares of common stock outstanding on October 24, 2005. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after October 24, 2005, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5) V. Mark Peterson is the president and majority owner of Alpine Securities Corporation, which is the registered holder of the shares of common stock. Clark Johnston is Vice President and a shareholder of Alpine Securities Corporation. Todd Groskreutz is the Chief Financial Officer and a shareholder of Alpine Securities Corporation. Messrs. Peterson, Johnston and Groskreutz share voting and disposition power over the shares owned by Alpine Securities Corporation. The share amounts for Mr. Peterson exclude amounts registered in the name of Alpine Securities Corporation.


(6) Adrian John King is the sole director of Asia Orient Enterprises Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Asia Orient Enterprises Limited, has voting and disposition power over the shares owned by Asia Orient Enterprises Limited.

(7) Jeffrey M. Haas is the authorized signatory of Asset Managers International Ltd. and Centrecourt Asset Management LLC, which is the registered holder of shares of common stock. Mr. Haas, as authorized signatory of Asset Managers International Ltd. and Centrecourt Asset Management LLC, has voting and disposition power over the shares owned by Asset Managers International Ltd and Centrecourt Asset Management LLC.

(8) Maurice Papilloud is the Membre de la Direction of Atlas Capital SA, which is the registered holder of the shares of common stock. Mr. Papilloud, as Membre de la Direction of Atlas Capital SA, has voting and disposition power over the shares owned by Atlas Capital SA.

(9) Teresa Atwood is the trustee of the Atwood-Rasely Family Trust DTD March 29, 2005, which is the registered holder of the shares of common stock. Ms. Atwood, as trustee of the Atwood-Rasely Family Trust DTD March 29, 2005, has voting and disposition power over the shares owned by the Atwood-Rasely Family Trust DTD March 29, 2005.

(10) V. Mark Peterson and Jeffrey S. Peterson are the managers of Banyan Investment Co., which is the registered holder of the shares of common stock. V. Mark Peterson and Jeffrey S. Peterson, as managers of Banyan Investment Co., each share voting and disposition power over the shares owned by Banyan Investment Co. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Banyan Investment Co.

(11) Brandon Lewis is the partner of BBK Enterprises LLC, which is the registered holder of the shares of common stock. Mr. Lewis, as partner of BBK Enterprises LLC, has voting and disposition power over the shares owned by BBK Enterprises LLC.

(12) V. Mark Peterson and Jeffrey S. Peterson are the managers of Blackhawk Properties LLC, which is the registered holder of the shares of common stock. V. Mark Peterson and Jeffrey S. Peterson, as managers of Blackhawk Properties LLC, each share voting and disposition power over the shares owned by Blackhawk Properties LLC. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Blackhawk Properties LLC.

(13) David Fuchs is the managing member of Bridges & PIPEs, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Bridges & PIPEs, LLC, has voting and disposition power over the shares owned by Bridges & PIPEs, LLC.


(14) Bushido Capital Partners, Ltd., a Cayman Island company, is the general partner of the stockholder, Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares owned by such stockholder. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman is the Managing Director of Bushido Capital Partners, Ltd., possessing the power to act on its behalf. Bushido Capital Partners, Ltd. and Christopher Rossman each disclaim beneficial ownership of such shares.


(15) Michael D. Vanderhoof and Eric R. Richardson are the Chairman and President, respectively, and 90% owners of Cambria Asset Management, LLC which is the registered holder of the shares of common stock. As such, they each have voting and dispositive power over the shares owned by Cambria Asset Management, LLC.


(16) Richard Smithline and Jeffrey M. Haas are the authorized signatories of CAMOFI Master LDC, which is the registered holder of the shares of common stock. Mr. Smithline and Mr. Haas, as authorized signatories of CAMOFI Master LDC, have voting and disposition power over the shares owned by CAMOFI Master LDC.

(17) Jason Carter's share ownership amounts exclude 825 shares of common stock owned by the Roth IRA of Mr. Carter's wife.

(18) Matt Beckman is the managing partner of Cornell Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Beckman, as managing partner of Cornell Capital Partners, LP, has voting and disposition power over the shares owned by Cornell Capital Partners, LP.

(19) Kara C. D'Ambrosio is the trustee of the Kara C. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Kara C. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Kara C. D'Ambrosio Trust.

(20) Louis J. D'Ambrosio is the trustee of the Lou & Christy D'Ambrosio Trust, which is the registered holder of the shares of common stock. Mr. D'Ambrosio, as trustee of the Lou & Christy D'Ambrosio Trust, has voting and disposition power over the shares owned by the Lou & Christy D'Ambrosio Trust.

(21) Sue R. D'Ambrosio is the trustee of the Sue R. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Sue R. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Sue R. D'Ambrosio Trust.

(22) Dennis Adrian Smith is the director of DAM Constructions Superannuation Fund P/L, which is the registered holder of the shares of common stock. Mr. Smith, as director of DAM Constructions Superannuation Fund P/L, has voting and disposition power over the shares owned by DAM Constructions Superannuation Fund P/L.


(23) Angelica Morrone is the president and investment manager of DSAM Fund, LP, which is the registered holder of the shares of common stock. Ms. Morrone, as president and investment manager of DSAM Fund, LP, has voting and disposition power over the shares owned by DSAM Fund, LP.

(24) David Fuchs is the managing member of Duncan Capital, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Duncan Capital, LLC, has voting and disposition power over the shares owned by Duncan Capital, LLC.

(25) Adrian John King is the sole director of Eurowest Investments Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Eurowest Investments Limited, has voting and disposition power over the shares owned by Eurowest Investments Limited.

(26) David Fuchs is the managing member of Bridges & PIPEs, LLC and the principal of Duncan Capital, LLC and may be deemed to be the beneficial owner of the shares registered in the names of such entities. The share amounts for Mr. Fuchs exclude amounts registered in the names of such entities.

(27) Jonathan P. Knight is the president and director of Gamma Opportunity Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Knight, as president and director of Gamma Opportunity Capital Partners, LP, has voting and disposition power over the shares owned by Gamma Opportunity Capital Partners, LP.

(28) Dale W. Hamilton and Sharen L. Hamilton are the co-trustees of the Dale & Sharen Hamilton Trust, which is the registered holder of the shares of common stock. Mr. Hamilton and Ms. Hamilton, as co-trustees of the Dale & Sharen Hamilton Trust, have voting and disposition power over the shares owned by the Dale & Sharen Hamilton Trust.

(29) John J. Poelman is the managing member of JB Investing LLC, which is the registered holder of the shares of common stock. Mr. Poelman, as managing member of JB Investing LLC, has voting and disposition power over the shares owned by JB Investing LLC.

(30) William R. Lasarzig is the trustee of the Lasarzig Family Trust, which is the registered holder of the shares of common stock. Mr. Lasarzig, as trustee of the Lasarzig Family Trust, has voting and disposition power over the shares owned by the Lasarzig Family Trust.

(31) William D. Lemke is the co-trustee of the Lemke Family Trust, which is the registered holder of the shares of common stock. Mr. Lemke, as co-trustee of the Lemke Family Trust, has voting and disposition power over the shares owned by the Lemke Family Trust.

(32) V. Mark Peterson and Jeffrey S. Peterson are the managers of Liberty Capital LLC, which is the registered holder of the shares of common stock.
      V. Mark Peterson and Jeffrey S. Peterson, as managers of Liberty Capital LLC, each share voting and disposition power over the shares owned by Liberty Capital LLC. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Liberty Capital LLC.

(33) Mark Kohler is the sole member of Marelko Investments LLC, which is the registered holder of the shares of common stock. Mr. Kohler, as sole member of Marelko Investments LLC, has voting and disposition power over the shares owned by Marelko Investments LLC.

(34) Michael Forrester is the trustee of MGF Surgery Benefit Pension, which is the registered holder of the shares of common stock. Mr. Forrester, as trustee of MGF Surgery Benefit Pension, has voting and disposition power over the shares owned by MGF Surgery Benefit Pension.

(35) Kent Ingram is the president of Mooson Inc., which is the registered holder of the shares of common stock. Mr. Ingram, as president of Mooson Inc., has voting and disposition power over the shares owned by Mooson Inc.

(36) James A. Padova and Marilyn Padova are the trustees of the Padova Trust DTD June 27, 1991, which is the registered holder of the shares of common stock. Mr. Padova and Ms. Padova, as trustees of the Padova Trust DTD June 27, 1991, have voting and disposition power over the shares owned by the Padova Trust DTD June 27, 1991.

(37) Robert D. Harrison is the trustee of the Patro, Inc. Retirement Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the Patro, Inc. Retirement Plan, has voting and disposition power over the shares owned by the Patro, Inc. Retirement Plan.

(38) Susan P. Adams is the managing partner of Peak & Beach Ltd., which is the registered holder of the shares of common stock. Ms. Adams, as managing partner of Peak & Beach Ltd., has voting and disposition power over the shares owned by Peak & Beach Ltd.

(39) Jeffrey S. Peterson and Jonathan C. Peterson are the managers of PTS Investment Co LLC, which is the registered holder of the shares of common stock. Jeffrey S. Peterson and Jonathan C. Peterson, as managers of PTS Investment Co LLC, each share voting and disposition power over the shares owned by PTS Investment Co LLC. The share amounts for Jeffrey S. Peterson and Jonathan C. Peterson exclude amounts registered in the name of PTS Investment Co LLC.

(40) Eric Richardson is the President and a principal owner of Cambria Asset Management, LLC and may be deemed to to be the beneficial owner of the shares registered in the name of such entity. In this regard, we have been advised that Cambria Asset Management has agreed in principal with its officers and directors to assign warrants to purchase 782,000 shares of our common stock to Mr. Richardson. The share amounts for Mr. Richardson exclude amounts registered in the name of Cambria Asset Management.

(41) Dan Purjes is the managing member of Rockwood Group LLC, which is the registered holder of the shares of common stock and/or warrants, as applicable. Mr. Purjes, as managing member has voting and disposition power over the shares owned by Rockwood Group LLC.

(42) Tim Ryan is the president of Rymark, Inc., which is the registered holder of the shares of common stock. Mr. Ryan, as president of Rymark, Inc., has voting and disposition power over the shares owned by Rymark, Inc.

(43) William H. Schnieder is the principal of Schnieders Capital Management LLC, which is the registered holder of the shares of common stock. Mr. Schnieder, as principal of Schnieders Capital Management LLC, has voting and disposition power over the shares owned by Schnieders Capital Management LLC.

(44) Richard B. Siegel is the trustee of the Richard B. Siegel Trust, which is the registered holder of the shares of common stock. Mr. Siegel, as trustee of the Richard B. Siegel Trust, has voting and disposition power over the shares owned by the Richard B. Siegel Trust.

(45) Alan Martin Stradtman is the co-trustee of the Stradtman Family Trust DTD April 29, 1990, which is the registered holder of the shares of common stock. Mr. Stradtman, as co-trustee of the Stradtman Family Trust DTD April 29, 1990, has voting and disposition power over the shares owned by the Stradtman Family Trust DTD April 29, 1990.

(46) Steven E. Slawson and Walter Schenker are principals of TCMP3 Partners, which is the registered holder of the shares of common stock. Messrs. Slawson and Schenker, as principals of TCMP3 Partners, have voting and disposition power over the shares owned by TCMP3 Partners.

(47) Greg Hopkins is the president of The Potomac Group, which is the registered holder of the shares of common stock. Mr. Hopkins, as president of The Potomac Group, has voting and disposition power over the shares owned by The Potomac Group.

(48) Kathie G. Utley is the trustee of the Stephen B. Utley Sheltered Trust, which is the registered holder of the shares of common stock. Ms. Utley, as trustee of the Stephen B. Utley Sheltered Trust, has voting and disposition power over the shares owned by the Stephen B. Utley Sheltered Trust.

(49) Clark D. Vanderhoof is the trustee of the Vanderhoof Family Trust, which is the registered holder of the shares of common stock. Mr. Vanderhoof, as trustee of the Vanderhoof Family Trust, has voting and disposition power over the shares owned by the Vanderhoof Family Trust.

(50) Michael D. Vanderhoof is the Chairman of Cambria Asset Management, LLC and may be deemed to be the beneficial owner of the shares registered in the name of such entity. In this regard, we have been advised that Cambria Asset Management has agreed in principal with its officers and directors to assign warrants to purchase 300,000 shares of our common stock to Mr. Vanderhoof. The share amounts for Mr. Vanderhoof exclude amounts registered in the name of Cambria Asset Management.


(51) John Succo, Sky Lucas and Shad Stastney are the managers of Vicis Capital, LLC, the investment manager of Vicis Capital Master Fund, which is the registered holder of the shares of common stock. Vicis Capital, LLC, as investment manager of Vicis Capital Master Fund, has voting and disposition power over the shares owned by Vicis Capital Master Fund.


(52) Warrant E. Carter, Sr. is the partner of WECO Ls'g & Inv'ts, LLC, which is the registered holder of the shares of common stock. Mr. Carter, as partner of WECO Ls'g & Inv'ts, LLC, has voting and disposition power over the shares owned by WECO Ls'g & Inv'ts, LLC.

(53) William P. Harrison is the trustee of the West Wilrick, Inc. Profit Sharing Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the West Wilrick, Inc. Profit Sharing Plan, has voting and disposition power over the shares owned by the West Wilrick, Inc. Profit Sharing Plan.

(54) Evan Schemenauer is the director of Whalehaven Capital Fund Limited, which is the registered holder of the shares of common stock. Mr. Schemenauer, as director of Whalehaven Capital Fund Limited, has voting and disposition power over the shares owned by Whalehaven Capital Fund Limited.

(55) Todd Groskreutz is the manager of Whisper Investment Co, which is the registered holder of the shares of common stock. Mr. Groskreutz, as manager of Whisper Investment Co, has voting and disposition power over the shares owned by Whisper Investment Co.

(56) The selling stockholder has represented to us that such selling stockholder is an affiliate of or a person associated with a broker-dealer, and that the shares of common stock offered by such selling stockholder in this prospectus were purchased in the ordinary course of business of the selling stockholder and that at the time of the purchase, the selling stockholder had no agreements or understandings to distribute such shares of common stock.

(57) Includes 26,600 shares owned by Mr. Lewis' spouse directly or through an entity controlled by her. Also includes 500 shares held by Bruce Miller for the benefit of Mr. Lewis.

                              PLAN OF DISTRIBUTION

Distribution by Selling Stockholders

      We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees or others who may later hold the selling stockholders' interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

      o a block trade (which may involve crosses) in which the broker or dealer engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block, as principal, to facilitate the transaction,

      o purchases by a broker or dealer, as principal, and resales by such broker or dealer for its account pursuant to this prospectus,

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers or through market-makers,

      o transactions in put or call options or other rights (whether exchange-listed or otherwise) established after the effectiveness of the registration statement of which this prospectus is a part, and

      o     privately-negotiated transactions.

      In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

      For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

      The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

      At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

         In connection with distributions of the selling stockholders' shares, or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or others prior to or after the effective time of the arrangement. These broker-dealers may engage in short sales of shares or other transactions in the course of hedging the positions assumed by them or otherwise. The selling stockholders may also:

      o     sell shares short and redeliver shares to close out short positions,

      o enter into option or other transactions with broker-dealers or others that may involve the delivery to those persons the shares, and broker-dealers may resell those shares pursuant to this prospectus, and

      o pledge the shares to a broker-dealer or others and, upon a default, these persons may effect sales of the shares pursuant to this prospectus.

      In order to comply with securities laws of some states, if applicable, the shares of our common stock may be sold only through registered or licensed broker-dealers.

      The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or their affiliated purchasers to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchasers have a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

      The selling stockholders may offer all of the shares of our common stock for sale immediately. Because it is possible that a significant number of shares could be sold at the same time under this prospectus, these sales, or that possibility, may have a depressive effect on the market price of our common stock.

      We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

      We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will total approximately $50,000. The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933.

      We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

                            DESCRIPTION OF SECURITIES


      Our authorized capital stock consists of 100,000,000 shares, of which 90,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of October 24, 2005, there were issued and outstanding 46,112,448 shares of common stock, held by approximately 236 record holders. No shares of preferred stock currently are outstanding.


      The following summary of the material provisions of our common stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

      Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

September 2004 Bridge Financing Warrants

         In connection with Bionovo Biopharmaceuticals' $500,000 principal amount of 6% convertible secured notes bridge financing completed on September 30, 2004, Bionovo Biopharmaceuticals issued to investors in the bridge financing warrants, or bridge warrants, exercisable for 556,123 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.539416667 per share. The bridge warrants were exercisable until the earlier of September 30, 2011 and the fifth anniversary of Bionovo Biopharmaceuticals' merger with a company required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the closing of our reverse merger transaction, the bridge warrants were amended to become bridge warrants to purchase shares of our common stock upon the same terms and conditions as the bridge warrants issued by Bionovo Biopharmaceuticals. The bridge warrants expire on April 6, 2010.

         The bridge warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The bridge warrants also include a "purchase price reset provision" where certain issuances of common stock or securities which may be converted into or exercised for common stock at a per share price less than the exercise price (or purchase price) of the bridge warrants, would cause such exercise price to be adjusted to the lower per share price. The bridge warrants provide, however, that until the net effect of adjustments in the exercise price require a change by at least ten cents, we will not be required to give effect to the change.

         The holders of bridge warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge warrants do not confer upon holders any voting or any other rights as stockholders.

         The bridge warrant holders were granted registration rights with respect to the shares of common stock into which the bridge warrants may be exercised. We are required to file a registration statement registering such shares of common stock not later than 90 days following our reverse merger transaction. If the registration statement is not declared effective within 120 days after the reverse merger, we will be required to pay each such holder an amount equal to one percent per 30-day period of the purchase price paid by the holder for the convertible notes.

         The offer and sale of the bridge warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, the bridge warrants and the common stock underlying these warrants may not be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

      In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under "Other Outstanding Warrants."

April 2005 Private Placement Warrants

      As part of the closing of Bionovo Biopharmaceuticals' April 6, 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to purchase a total of 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. The warrants were exercisable in whole or in part until April 6, 2010. Upon the closing of our reverse merger transaction, the April 2005 private placement warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the April 2005 private placement warrants issued by Bionovo Biopharmaceuticals.

      Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the April 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000.

      The April 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

      Under the terms of the April 2005 private placement, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We are required to use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

      The offer and sale of the April 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

      In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under "Other Outstanding Warrants."

May 2005 Private Placement Warrants

      As part of the closing of our May 5, 2005 private placement, we issued five-year warrants to purchase a total of 533,750 shares of common stock at an exercise price of $0.75 per share and 533,750 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or in part until May 5, 2010.

      Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the May 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000.

      The May 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

      Under the terms of the May 2005 private placement, we agreed to file a "resale" registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We are required to use our best efforts to have such "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not declared effective within the foregoing time periods, we will be obligated to pay liquidated damages to the investors in the private placements. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid subscription amount for the first 30 days or part thereof after the relevant date, and for any subsequent 30-day period or part thereof, thereafter. We will be obligated to maintain the effectiveness of the "resale" registration statement until the date when all securities registered under the registration statement (i) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

      The offer and sale of the May 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

      In connection with the closing of the May 2005 private placement, we issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed below under "Other Outstanding Warrants."

Other Outstanding Warrants

      Bridge Financing Placement Agent Warrants. In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the bridge financing by Bionovo Biopharmaceuticals.

      The bridge placement agent warrants are exercisable in whole or in part, at an exercise price of $0.359583333 per share, before September 30, 2009 for up to 132,421 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

      April 2005 Placement Agent Warrants. In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. Upon the closing of our reverse merger transaction, these placement agent warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the placement agent warrants issued in the April 2005 private placement by Bionovo Biopharmaceuticals.

      The April 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before April 6, 2010 for up to 1,709,100 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

      April 2005 Reverse Merger Warrants. In connection with the closing of our reverse merger transaction on April 6, 2005, we issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The reverse merger warrants do not confer upon holders any voting or any other rights as stockholders.

      May 2005 Placement Agent Warrants. In connection with the closing of our May 2005 private placement, we issued five-year warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. These May 2005 placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before May 5, 2010 for up to 427,000 shares of common stock. These warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 placement agent warrants do not confer upon holders any voting or any other rights as stockholders.

      Registration Rights. The holders of the above placement agent and reverse merger warrants also received registration rights with respect to the shares of common stock underlying such warrants. The registration rights permit the holders of the warrants to request that we register the shares of common stock into which the warrants have been or may be exercised, or the registrable securities, for resale on a registration statement filed with the SEC. The holders of the registrable securities may demand up to two demand registrations. The holders of registrable securities also have the right to cause us to add their registrable securities to any registration statement we file regarding the sale of our securities to the public for cash, including a registration statement for selling stockholders. The registration rights for these placement agent warrants terminate on September 30, 2009 or, in the case of a specific holder of registrable securities, if such holder may sell all of its registrable securities within any 90 day period under Rule 144 of the Securities Act of 1933.

Market Information


      Our common stock is quoted on the OTC Bulletin Board under the trading symbol BNVI.OB. The high and low bid prices for our common stock at the close of business on October 24, 2005, as reported by the OTC Bulletin Board, were $1.25 and $1.23 per share, respectively.


Transfer Agent

      The transfer agent and registrar for our common stock is Interwest Transfer Co., Inc., P.O. Box 17136, 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. We serve as warrant agent for our warrants.

Anti-Takeover, Limited Liability and Indemnification Provisions

      Certificate of Incorporation and By-laws. Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

      o diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

      o putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors, or

      o effecting an acquisition that might complicate or preclude the takeover.

      Our certificate of incorporation also allows our board of directors to fix the number of directors in the by-laws. Cumulative voting in the election of directors is specifically denied in our certificate of incorporation. The effect of these provisions may be to delay or prevent a tender offer or takeover t 6 0 attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

      Delaware Anti-Takeover Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless: o the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status, o upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or o on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

      This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

      Limited Liability and Indemnification. Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

         Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith,

      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests, and

      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE


      As of October 24, 2005, we had outstanding an aggregate of 46,112,448 shares of our common stock, assuming no exercises of our outstanding options and warrants. All shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act of 1933, or Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.

      The remaining 4,000,000 outstanding shares of our common stock not included in this prospectus and the 42,112,448 outstanding shares included in this prospectus, as of October 24, 2005, will be eligible for sale in the public market as follows:


Public Float


      As of October 24, 2005 we had 4,000,000 shares of common stock outstanding excluding the shares registered by this prospectus. 3,975,000 of these shares are not owned by our executive officers and directors and significant stockholders, and are freely tradeable without restriction or further registration under the Securities Act, unless they are purchased by our "affiliates," as that term is defined in Rule 144 promulgated under the Securities Act.


Sales of Restricted Shares

      In general, under Rule 144 of the Securities Act, as currently in effect, a person who has beneficially owned shares of our common stock for at least one year, including the holding period of prior owners other than affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:


      o 1% of the number of shares of our common stock then outstanding, which equaled 461,124 shares as of October 24, 2005, or


      o the average weekly trading volume of our common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

      Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. We may charge a fee to persons requesting sales under Rule 144 to obtain the necessary legal opinions.


      As of October 24, 2005, 25,000 of our shares of common stock were available for sale under Rule 144.


      Under Rule 144(k) of the Securities Act, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares for at least two years, including the holding period of certain prior owners other than affiliates, is entitled to sell those shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144. Our transfer agent will require an opinion from legal counsel to effect a Rule 144(k) transaction. We may charge a fee to persons requesting transactions under Rule 144(k) to obtain the necessary legal opinions.

Stock Options


      As of October 24, 2005, stock options to purchase 1,637,254 shares of our common stock were outstanding under our Stock Incentive Plan, of which 1,040,254 were vested at a weighted average exercise price of $0.49 per share. As of the same date, we had outstanding a stock option to purchase 103,212 shares of our common stock that was not issued under any equity benefit plan. This non-plan option is immediately exercisable at $0.00833 per share.



                                  LEGAL MATTERS

      The validity of the shares of common stock offered in this prospectus will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 200,000 shares of our common stock and warrants to purchase 50,000 shares of our common stock, and is also a selling stockholder in this offering.

                                     EXPERTS

      Our financial statements as of and for the years ended December 31, 2004 and 2003 included in this prospectus and in the registration statement have been audited by Stonefield Josephson, Inc., independent registered public accounting firm, as stated in its report, appearing in this prospectus and in the registration statement and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      Effective May 25, 2005, Madsen & Associates, CPA's Inc., or Madsen & Associates, was dismissed as our independent auditor. Our board of directors and stockholders approved the dismissal on May 9, 2005.

      Our board of directors and stockholders approved engaging Stonefield Josephson, Inc. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005 on April 6, 2005 and May 9, 2005, respectively. Our engagement of Stonefield Josephson, Inc. is effective May 25, 2005. The change in auditors was made in connection with our reverse merger transaction in April 2005.

      The reports of Madsen & Associates on the financial statements of Lighten Up Enterprises International, Inc. for each of the two fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report for the fiscal years ended December 31, 2004 and 2003 contained an explanatory paragraph to the effect that Lighten Up's need for additional working capital for its planned activity and to service its debt, raised substantial doubt as to its ability to continue as a going concern.

      During the period from January 1, 2005 to May 25, 2005 and in connection with the audits of Lighten Up's financial statements for each of the two fiscal years ended December 31, 2004 and 2003 there were no disagreements with Madsen & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Madsen & Associates, would have caused Madsen & Associates to make reference to the matter in its reports.

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm ................... F-2

Balance Sheets as of December 31, 2003 and 2004 ........................... F-3

Statements of Operations for the years ended December 31, 2003 and 2004.... F-4

Statements of Stockholders' Deficit for the years ended
  December 31, 2003 and 2004 .............................................. F-5

Statements of Cash Flows for the years ended December 31, 2003 and 2004.... F-6

Notes to Financial Statements ............................................. F-7

Unaudited Balance Sheet as of June 30, 2005 ............................... F-21

Unaudited Statements of Operations for the three and six-month periods ended June 30, 2004 and 2005 ............................................. F-22

Unaudited Statements of Stockholders' Deficit ............................. F-23

Unaudited Statements of Cash Flows for the six-month periods ended
 June 30, 2004 and 2005 ................................................... F-24

Notes to Financial Statements (Unaudited) ................................. F-25

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.)
Emeryville, California

We have audited the accompanying balance sheets of Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.) (a Development Stage Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and from inception, February 1, 2002, through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bionovo Biopharmaceuticals, Inc. (formerly BioNovo, Inc.) as of December 31, 2004 and 2003, and from inception, February 1, 2002, through December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
April 8, 2005, except for paragraph 6 of Note 12 which its date is June 28, 2005

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                                   December 31,   December 31,
                                                                       2004           2003
                                                                    ---------      ---------
ASSETS

CURRENT ASSETS:
       Cash and cash equivalents ..............................     $ 196,013      $  73,867
       Due from officers ......................................         1,796             --
       Prepaid expenses and other current assets ..............            --         15,156
                                                                    ---------      ---------
               Total current assets ...........................       197,809         89,023

PROPERTY AND EQUIPMENT,
       net of accumulated depreciation ........................         9,859          2,795

OTHER ASSETS:
       Deferred loan costs net of accumulated amortization ....        65,551             --
       Patent pending costs ...................................        11,264             --
                                                                    ---------      ---------
                                                                    $ 284,483      $  91,818
                                                                    =========      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Accounts payable and accrued expenses ..................     $ 163,613      $      --
       Accrued pension payable ................................        52,000             --
       Deferred revenue .......................................        15,000         15,000
       Convertible notes payable ..............................       500,000             --
                                                                    ---------      ---------
       Total current liabilities ..............................       730,613         15,000
                                                                    ---------      ---------
DEFERRED REVENUE ..............................................       117,500        132,500
                                                                    ---------      ---------

STOCKHOLDERS' DEFICIT:
     Common stock, $0.0001 par value:
          Authorized shares - 20,400,000 issued and outstanding
          common shares - 20,400,000 ..........................         2,040          2,040
       Additional paid-in capital .............................        27,960         (2,040)
       Accumulated deficit ....................................      (593,630)       (55,682)
                                                                    ---------      ---------
               Total stockholders' deficit ....................      (563,630)       (55,682)
                                                                    ---------      ---------
                                                                    $ 284,483      $  91,818
                                                                    =========      =========


   The accompanying notes form an integral part of these financial statements.

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                                                                        Accumulated from
                                                       Year Ended        Year Ended     February 1, 2002
                                                       December 31,     December 31,  (Date of Inception) to
                                                          2004              2003        December 31, 2004
                                                      ------------      ------------  ----------------------
REVENUE .........................................     $     45,240      $      2,500      $     47,740
                                                      ------------      ------------      ------------

OPERATING EXPENSES:
    Research and development ....................          275,600            22,179           297,779
    General and administrative ..................          277,433            35,203           312,636
    Sales and marketing .........................              500                --               500
                                                      ------------      ------------      ------------

        Total operating expenses ................          553,533            57,382           610,915
                                                      ------------      ------------      ------------

LOSS FROM OPERATIONS ............................         (508,293)          (54,882)         (563,175)
OTHER INCOME (EXPENSE):
    Interest expense, net of $495 in 2004, and $0
    in 2003 of interest income ..................          (28,855)               --           (28,855)
                                                      ------------      ------------      ------------

LOSS BEFORE INCOME TAXES ........................         (537,148)          (54,882)         (592,030)

PROVISION FOR INCOME TAXES ......................             (800)             (800)           (1,600)
                                                      ------------      ------------      ------------

NET LOSS ........................................     $   (537,948)     $    (55,682)     $   (593,630)
                                                      ============      ============      ============

NET LOSS PER SHARE ..............................     $      (0.03)     $      (0.00)     $      (0.03)
                                                      ============      ============      ============
WEIGHTED AVERAGE SHARES OUTSTANDING .............       20,400,000        20,400,000        20,400,000
                                                      ============      ============      ============




   The accompanying notes form an integral part of these financial statements.

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                       INCEPTION THROUGH DECEMBER 31, 2004


                                                        Common Stock                                 Accumulated
                                                -----------------------------                           Deficit
                                                                                    Additional          During
                                                 Number of                           Paid-In         Development
                                                   Shares           Amount            Capital            Stage             Total
                                                -----------       -----------       -----------       -----------       -----------
BALANCE AT INCEPTION (February 1, 2002)-
Adjusted to reflect effect of stock splits
on June 17, 2004 and March 4, 2005, and
reverse merger on April 6, 2005 ..........       20,400,000       $     2,040       $    (2,040)      $        --       $        --
                                                -----------       -----------       -----------       -----------       -----------
BALANCE,
    December 31, 2002 ....................       20,400,000             2,040            (2,040)               --                --
NET LOSS .................................                                                                (55,682)          (55,682)
                                                -----------       -----------       -----------       -----------       -----------
BALANCE,
    December 31, 2003 ....................       20,400,000             2,040            (2,040)          (55,682)          (55,682)
NONCASH COMPENSATION
    EXPENSE FOR OPTIONS
    ISSUED ...............................               --                --            30,000                --            30,000
NET LOSS .................................                                                               (537,948)         (537,948)
                                                -----------       -----------       -----------       -----------       -----------
BALANCE, December 31, 2004 ...............       20,400,000       $     2,040       $    27,960       $  (593,630)      $  (563,630)
                                                ===========       ===========       ===========       ===========       ===========


   The accompanying notes form an integral part of these financial statements.

            BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                                     Accumulated from
                                                                   Year Ended       Year Ended      February 1, 2002
                                                                  December 31,     December 31,   (Date of Inception) to
                                                                      2004             2003         December 31, 2004
                                                                   ---------        ---------     ----------------------
CASH FLOWS PROVIDED BY (USED FOR)
    OPERATING ACTIVITIES:
    Net loss ................................................      $(537,948)       $ (55,682)          $(593,630)
                                                                   ---------        ---------           ---------
    ADJUSTMENTS TO RECONCILE NET LOSS
    TO NET CASH PROVIDED BY (USED FOR)
    OPERATING ACTIVITIES:
        Depreciation ........................................          1,821            3,090               4,911
        Amortization of note discount .......................         21,850               --              21,850
        Noncash compensation expense for
            options issued ..................................         30,000               --              30,000
    CHANGES IN ASSETS AND LIABILITIES:
     (INCREASE) DECREASE IN ASSETS:
    Prepaid expenses ........................................         15,156          (15,156)                 --
    INCREASE (DECREASE) IN LIABILITIES:
    Accounts payable and accrued expenses ...................        163,613               --             163,613
    Deferred tax liability ..................................        (15,000)         147,500             132,500
    Accrued pension payable .................................         52,000               --              52,000
                                                                   ---------        ---------           ---------
    Total adjustments .......................................        269,440          135,434             404,874
                                                                   ---------        ---------           ---------
    Net cash provided by (used for) operating
        activities ..........................................       (268,508)          79,752            (188,756)
                                                                   ---------        ---------           ---------
CASH FLOWS USED FOR INVESTING
    ACTIVITIES:
    Acquisition of intangible assets ........................        (11,264)              --             (11,264)
    Acquisition of fixed assets .............................         (8,885)          (5,885)            (14,770)
    Advance to officers .....................................         (1,796)              --              (1,796)
                                                                   ---------        ---------           ---------
    Net cash used for investing activities ..................        (21,945)          (5,885)            (27,830)
                                                                   ---------        ---------           ---------
CASH FLOWS PROVIDED BY FINANCING
    ACTIVITIES:
    Proceeds from convertible notes payable .................        500,000               --             500,000
    Payments for financing costs for convertible
        notes ...............................................        (87,401)              --             (87,401)
                                                                   ---------        ---------           ---------
    Net cash provided by financing activities ...............        412,599               --             412,599
                                                                   ---------        ---------           ---------
NET INCREASE IN CASH ........................................        122,146           73,867             196,013
CASH, beginning of year .....................................         73,867               --                  --
                                                                   ---------        ---------           ---------
CASH, end of year ...........................................      $ 196,013        $  73,867           $ 196,013
                                                                   =========        =========           =========

SUPPLEMENTAL DISCLOSURE OF CASH
    FLOW INFORMATION:
    Interest paid ...........................................      $      --        $      --           $      --
                                                                   =========        =========           =========

    Income taxes paid .......................................      $     800        $     800           $   1,600
                                                                   =========        =========           =========

SUPPLEMENTAL DISCLOSURE OF NONCASH
    INVESTING INVESTING ACTIVITIES-
    Noncash compensation expense for
        options issued ......................................      $  30,000        $      --           $  30,000
                                                                   =========        =========           =========

   The accompanying notes form an integral part of these financial statements.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      FORMATION AND BUSINESS OF THE COMPANY:

            BioNovo Biopharmaceuticals, Inc. (formerly BioNovo Inc.) (the "Company") was incorporated in California on February 2, 2002. A new company was formed and incorporated in Delaware on March 3, 2004, and was merged and recapitalized with the California corporation.

            The Company is a drug discovery and development company focusing on cancer and women's health, primarily using select plant extracts to screen against well understood therapeutic targets. The Company has a unique developmental pathway that leverages understanding of modern drug discovery with experience in clinical development.

      DEVELOPMENT STAGE COMPANY:

            The Company has not generated any significant revenue since inception. The accompanying financial statement has, therefore, been prepared using the accounting formats prescribed for a development stage enterprise (DSE). Although the Company has recognized some revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

      USE OF ESTIMATES:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.


      FAIR VALUE OF FINANCIAL INSTRUMENTS:

            The carrying amount of cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

      CASH:

            CASH EQUIVALENTS

            The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

            CASH CONCENTRATION

            The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      PROPERTY AND EQUIPMENT:

            Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years.

      IMPAIRMENT OF LONG-LIVED ASSETS:

            The Company assesses the impairment of its long-lived assets periodically in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment and Disposal of Long-Lived Assets". Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. To date there has been no impairment.

      DEFERRED LOAN COSTS:

            Deferred loan costs relate to the direct costs related to obtaining debt financing for the Company and will be amortized over the life of the debt using the effective interest method of accounting.

      PATENT PENDING COSTS:


            Intangible assets consist of patent licensing costs to date. The costs will be amortized over the expected term of the patents. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made.


      INCOME TAXES:

            Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

      DEFERRED REVENUE:

            Deferred revenue consists of upfront fees received for technology licensing that have not yet been recognized or earned.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      CONVERTIBLE NOTES PAYABLE:

            In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument becomes convertible.

      STOCK-BASED COMPENSATION:

            The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the market value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

            Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to nonemployees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

            In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      STOCK-BASED COMPENSATION (CONTINUED):

            The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to Stock-Based Employee Compensation.

                                                          Years Ended December 31,
                                                        --------------------------
                                                           2004             2003
                                                        ---------      -----------
            Net income (loss) available as reported     $(537,948)     $   (54,882)
            Compensation recognized under APB 25           30,000               --
            Compensation recognized under SFAS 123       (100,000)              --
                                                        ---------      -----------
            Pro-forma net income (loss) available       $(607,948)     $   (54,882)
                                                        =========      ===========

            Loss per share, as reported                 $  (0.026)     $    (0.003)
                                                        =========      ===========

            Loss per share, pro-forma                   $  (0.030)     $    (0.003)
                                                        =========      ===========

            For grants in 2004, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate ranging from 3.5% to 5.5% during the year ended December 31, 2004, (iii) expected volatility 0.0%, and (iv) an expected life of the stated life of the option for options granted in 2004. The fair value was determined using the Black-Scholes option-pricing model.

            The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

      REVENUE RECOGNITION:

            Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

            Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

            Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company's continuing research and development efforts.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)   BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

      RESEARCH AND DEVELOPMENT:

            Research and development expenses include internal and external costs. Internal costs include salaries and employment related expenses and allocated facility costs. External expenses consist of costs associated with outsourced clinical research organization activities, sponsored research studies, product registration, and investigator sponsored trials. In accordance with SFAS No. 2, "ACCOUNTING FOR RESEARCH DEVELOPMENT COSTS", all such costs are charged to expense as incurred.


      EARNINGS PER SHARE:

            Basic and diluted earnings per share is computed using the weighted average number of common shares outstanding during the period. Potentially dilutive securities consist of the incremental common shares issuable upon conversion of convertible debt (using the if-converted method) and shares issuable upon exercise of stock options and warrants (using the treasury stock method). A total of 2,224,589 and -0- shares issuable upon the exercise of outstanding stock options and warrants as of December 31, 2004 and 2003 have been excluded from the diluted earnings per share calculation, as the inclusion would be anti-dilutive. Shares issuable upon the conversion of convertible debt totaling 1,390,434 and -0- shares as of December 31, 2004 and 2003 were excluded from the diluted earnings per share calculation as the inclusion would be anti-dilutive.


(2)   RECENT ACCOUNTING PRONOUNCEMENTS:

      In December 2004, the Financial Accounting standards Board ("FASB") issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) addresses accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the statement of income. SFAS No. 123(R) will be effective for periods beginning after June 15, 2005, and allows, but does not require, companies to restate the full fiscal year of 2005 to reflect the impact of expensing share-based payment under SFAS No. 123(R). The Company has not yet determined which fair-value method and transitional provision it will follow. However, it expects that the adoption of SFAS No. 123(R) will have a significant impact on its results of operations. The Company does not expect the adoption of SFAS No. 123(R) will impact its overall financial position. There was no impact on net income and net income per share from calculating stock-based compensation costs under the fair value alternative of SFAS No. 123. However, the calculation of compensation cost for share-based payment transactions after the effective date of SFAS 123(R) will be different from the calculation of compensation cost under SFAS No. 123, but such differences have not yet been quantified.

      In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an Amendment of FASB Statements No. 66 and 67" ("SFAS No. 152"). This Statement amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for
      (a) incidental operations and (b) costs incurred to sell real estate projects do not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS No. 152 and does not believe the impact will be significant to the Company's overall results of operations or financial position, as the Company does not engage in these sorts of transactions.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

      In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", an amendment of AOB Opinion No. 29. This statement was the result of a joint effort by the FASB and the International Accounting Standards Board ("IASB") to improve financial reporting by eliminating certain narrow differences between their existing standards. One such difference was the exception from fair value measurement in AOB Opinion No. 29, "Accounting for Nonmonetary Transactions", for nonmonetary exchanges of similar productive assets. SFAS No. 153 replaces this exception with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 153 will have a material effect on its financial statements.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 42, Chapter 4". The amendments made by Statement No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS No. 151 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

      In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application To Certain Investments". The consensus clarified the meaning of other-than-temporary impairment and its application to debt and equity investments accounted for under SFAS No. 115 and other investments accounted for under the cost method. The recognition and measurement guidance for which the consensus was reached in March 2004 is to be applied to other-than-temporary impairment evaluations in reporting periods beginning after June 15, 2004. In September 2004, the FASB issued a final FASB Staff Position that delays the effective date for the measurement and recognition guidance for all investments within the scope of EITF No 03-01. The consensus reached in March 2004 also provided for certain disclosure requirements associated with cost method investments that were effective for fiscal years ending after June 15, 2004. The Company will evaluate the effect of adopting the recognition and measurement guidance when the final consensus is reached.

      In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This standard replaces FAS-132 of the same title, which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

      financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, "Employers' Accounting for Pensions", FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity, and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

      In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition". SAB No. 104 supersedes SAB No. 101, "Revenue Recognition in Financial Statements". SAB 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB No. 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the financial statements.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)   RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

      relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

      In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46 (revised December 2003 by FIN 46R), CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. The Company will be required to apply FIN 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2004. For variable interests in VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liability, and noncontrolling interest of the VIE. The Company believes the adoption of FIN 46R will not have a material impact to its financial position, results of operations, or cash flows as the Company does not have any VIEs.

(3)   MAJOR CUSTOMERS:

      During the year ended December 31, 2003, one nonrelated customer accounted for 100% of the revenue. There were no major customers for December 31, 2004.

(4)   PROPERTY AND EQUIPMENT:

      A summary is as follows:

                                      December 31,    December 31,
                                         2004            2003
                                       --------        --------
     Furniture and fixtures            $ 14,770        $  5,884
     Less accumulated depreciation       (4,911)         (3,089)
                                       --------        --------
                                       $  9,859        $  2,795
                                       ========        ========

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(5)   DEFERRED LOAN COSTS:

         A summary is as follows:

                                      December 31,    December 31,
                                         2004            2003
                                       --------        --------
     Loan Costs                        $ 87,401        $     --
     Less accumulated amortization      (21,850)             --
                                       --------        --------
                                       $ 65,551        $     --
                                       ========        ========

(6)   PENSION PLAN:

      During the year ended December 31, 2004, the Company has adopted a simplified Employee Pension Program where the Company, on a discretionary basis, can contribute up 25% of eligible participant salaries up to an annual maximum in accordance with IRS regulations. The Company made a $52,000 contribution for the year ending December 31, 2004.


(7)   CONVERTIBLE NOTES PAYABLE:

      The Company issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest are due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.3596 per share of stock at the option of the holder prior to the due date. There are registration rights attached to the underlying shares of the convertible feature. It has been determined that there is no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

      Additionally, the note holders received 556,123 warrants to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.5394 per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and .0% expected volatility for a nonpublic company.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(8)   INCOME TAXES:

      The difference between the provision for income taxes and the U.S. statutory income tax rate of 34% is as follows:

                                                          December 31,    December 31,
                                                              2004            2003
                                                            ---------      ---------
      Current:
          Federal                                           $      --      $      --
          State                                                  (800)          (800)
      Deferred taxes                                               --             --
                                                            ---------      ---------
      Income tax provision                                  $    (800)     $    (800)
                                                            =========      =========

      The difference between the provision for income taxes and the U.S. statutory income tax rate of 34% is as follows:

                                                          December 31,    December 31,
                                                              2004            2003
                                                            ---------      ---------
      Tax benefit computed at 34%                           $(182,900)     $ (18,900)
      Permanent tax difference on option accounting            10,000             --
      Valuation allowance against net operating losses        173,700         19,700
                                                            ---------      ---------
      Income tax expense                                    $     800      $     800
                                                            =========      =========

      Deferred income tax assets (liabilities) on the balance sheet are as follows:

                                                          December 31,    December 31,
                                                              2004            2003
                                                            ---------      ---------
      Net current deferred tax assets-
          Net operating losses                              $ 193,400      $  19,700
          Valuation allowance                                (193,400)       (19,700)
                                                            ---------      ---------
          Net deferred tax assets (liabilities)             $      --      $      --
                                                            =========      =========

      During the year ending December 31, 2004, the Company increased its valuation allowance $173,700 against deferred income taxes. The valuation allowance reduces deferred tax assets to an amount that represents management's best estimates of the amount of such deferred income taxes, that more likely than not, will be realized. Realization of the deferred tax assets is dependent on sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

      At December 31, 2004, the Company had approximately $600,000 of net operating losses (NOL) carryforwards to offset against future income. If 50% or more of ownership of the Company changes hands in the future, the NOL may be subject to limitation on how much of the NOL could be utilized in any given year. The NOL will expire in the year 2023 for federal purposes.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)   STOCKHOLDERS' DEFICIT:

      COMMON STOCK:

            The Company was incorporated in the State of California on February 1, 2002. The Company was originally authorized to issue 25,000 shares of stock. On March 3, 2004, a new corporation was incorporated in Delaware with a par value of $ .001 per share with 20,000,000 shares authorized. On June 17, 2004, the two corporations were merged in a tax-free reorganization with the Delaware corporation being the surviving entity. This was treated as a recapitalization for financial statement purposes. Accordingly, the outstanding stock from inception is shown at the recapitalized amounts.

            On March 4, 2005, the Company increased its authorized stock to 24,000,000, effective with the increase in authorized stock the Company also declared a 1.2-for-1 stock split. Accordingly these financial statements retrospectively reflect these changes.

            Holders of the common stock are entitled to one vote per share. The majority shareholders (97%) are subject to the Company's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Company's common stock, the Company is dissolved, or more than 65% of the outstanding stock is sold.


      STOCK OPTIONS:

            In 2004 the Company adopted the Stock Option Plan (the Plan) and reserved 3,000,000 shares of common stock for issuance under the Plan.

            Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of the grant as determined by the Board of Directors. Nonstatutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower that 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or nonstatutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of the grant, five years in certain instances). Options granted generally vest at a rate between 25% to 50% per year.

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)   STOCKHOLDERS' DEFICIT (CONTINUED):

      STOCK OPTIONS (CONTINUED):

            Activity under the plan is as follows:

                                                                        Weighted
                                           Shares                       Average
                                          Available       Number        Exercise     Aggregate
                                          For Grant      of Shares        Price       Price
                                         ----------      ----------      ------     ----------
               Plan Instituted            3,000,000              --          --             --
               Options Granted           (1,729,800)      1,729,800      $.5388        932,016
               Options Exercised                 --              --          --             --
               Options Expired              164,546        (164,546)      .5388        (88,658)
                                         ----------      ----------      ------     ----------
               Balance at
                   December 31, 2004      1,434,746       1,565,254      $.5388     $  843,358
                                         ==========      ==========      ======     ==========

            During the year ended December 31, 2004, the Company issued 1,069,800 options to purchase common stock to its employees and directors. The fair value of these options was $0 upon issuance.

            During the years ended December 31, 2004, the Company issued 660,000 options to purchase common stock for services rendered by nonemployees. The fair value of these options was $0 upon issuance.

            The fair value of nonemployee options issued was determined using the Black-Scholes method based on assumed volatility of 0.0%, an option life equal to ten years, a risk-free interest rate of 5.5% based on the grant date and the term of the option and assuming no dividends.

            Total options under the Plan at December 31, 2004, comprised the following:

                                                        Weighted
                                       Number            Average           Number
                      Option         Outstanding        Remaining        Exercisable
                     Exercise           as of          Contractual          as of
                      Price           12/31/04        Life (Years)        12/31/04
                     -----------    --------------    --------------    --------------
                          $.292           905,254              9.50           599,254
                           .833           660,000              9.33           165,000
                                    --------------                      --------------
                                        1,565,254                             764,254
                                    ==============                      ==============

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)   STOCKHOLDERS' DEFICIT (CONTINUED):

      STOCK OPTIONS (CONTINUED):

            In addition, the Company issued 103,212 options during the year ended December 31, 2004, to a former employee in a nonplan option grant. The fair value is computed on the date of the grant using the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees"; $30,000 was recorded as a result of this computation.

      WARRANTS:

            The following warrants are each exercisable into shares of common stock:

                                                         Average
                                                         Weighted
                                            Number of    Exercise    Aggregate
                                              Shares      Price        Price
                                             --------     -------     --------
            Balance at December 31, 2003           --     $    --     $     --
            Warrants Granted                  556,123      .53941      299,982
            Warrants Exercised                     --          --           --
            Warrants Canceled                      --          --           --
            Warrants Expired                       --          --           --
                                             --------     -------     --------
            Balance at December 31, 2004      556,123     $.53941     $299,982
                                             ========     =======     ========

            All warrants issued during the year were issued in conjunction with convertible debt issuance (see Note 7), and all warrants will expire during the fiscal year ending December 31, 2005.


      SHARES RESERVED FOR FUTURE ISSUANCE:

            The Company has reserved shares of common stock for future issuance at December 31, 2004:

            Stock Option Plan                              1,565,254
            Stock Option Outside of Plan                     103,212
            Stock Warrants                                   556,123
                                                           ---------
            Total                                          2,224,589
                                                           =========

BIONOVO BIOPHARMACEUTICALS, INC. (FORMERLY BIONOVO, INC.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(10)  LICENSE AGREEMENT:

      In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwan corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on 10% of future sales. Additional fees may be earned by the Company in the future for additional clinical work.

(11)  CONTINGENCIES AND COMMITMENTS:

      The Company entered into a consulting agreement with Duncan Capital, LLC to provide certain financial consulting services. The agreement provides that Duncan Capital, LLC is to receive compensation in the form of a cash fee of $100,000 plus warrants exercisable at a price of $0.010 equal to 3.675% of the fully-diluted capital stock of the Company after a successful reverse merger. In addition, Duncan Capital, LLC will receive compensation of warrants exercisable at $0.6473 per share of stock in an amount equal to 10% of the aggregate number of fully- diluted shares of common stock converted by the convertible note payable holders. The term of the warrants will be for five years. Duncan Capital, LLC will receive 10% of the aggregate number of fully-diluted shares of common stock for any debt financing that it arranges. The strike price of the warrants will be equal to the strike price negotiated with the debt holders.

(12)  SUBSEQUENT EVENTS:

      During March 2005, the Company increased the shares available under the Stock Option Plan from 3,000,000 shares to 3,600,000.

      During April 2005, the Company closed a private placement memorandum wherein approximately $8,095,500 was raised for approximately 16,191,000 shares of common stock and approximately 4,047,500 warrants to purchase shares of common stock to investors and 3,688,730 warrants to others.

      On April 6, 2005, the Company completed a reverse merger with Lighten Up Enterprises International, Inc., a public company, whereby a newly-created, wholly-owned subsidiary of the public company merged with and into the Company in a tax free exchange, with the Company surviving. Following the reverse merger, the Company is a wholly-owned subsidiary of the public company. The stock of the public company continues to be quoted on the OTC Bulletin Board under the symbol LTUP.OB. The stockholders of the Company received stock of the public company representing approximately 90.4% of the common stock outstanding immediately after the reverse merger.

      Also, during April 2005, the convertible debt holders elected to convert $450,000 of the convertible debt to common stock pursuant to the terms of the note.

      Subsequent to year end, the Company executed an agreement with a university to conduct clinical coordinating services as part of a clinical trial of certain of its drugs. The cost of the service is approximately $800,000. The services will commence only when the Company provides the necessary materials to start the clinical trial, which is expected in Fall of 2005. Payments will be made quarterly, as the clinical trial progresses.

      As of June 28, 2005, the Company, Bionovo, Inc., changed its name to Bionovo Biopharmaceuticals, Inc.


      (Unaudited) -- Subsequent to June 30, 2005, the Company has entered into a new capital lease for approximately $400,000 of new lab analytical instrumentation. The lease is for a period of 36 months, with monthly payments of approximately $10,000 scheduled to begin in November 2005. The lease is secured by a letter of credit.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.) (A Development Stage Company)
Condensed Consolidated Balance Sheet (Unaudited)

                                                                     June 30,
                                                                       2005
                                                                   ------------
Assets

Current assets:
   Cash and cash equivalents                                       $  8,063,337
   Due from officers                                                      1,796
   Prepaid expenses and other current assets                             13,261
                                                                   ------------

         Total current assets                                         8,078,394

Property and equipment,
  net of accumulated depreciation                                        15,621

Other assets:
   Intangible assets - patent pending                                    11,264
                                                                   ------------

                                                                   $  8,105,279
                                                                   ============

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable and accrued expenses                           $    265,133
   Deferred revenue                                                      15,000
   Warrant Liability                                                 18,300,694
                                                                   ------------
         Total current liabilities                                   18,580,827
                                                                   ------------

Deferred revenue                                                        110,000

Stockholders' Deficit:
   Common stock, $0.0001 par value
   Authorized shares - 100,000,000,
     issued and outstanding 46,112,448                                    4,611
   Additional paid-in capital                                         3,406,073
   Deferred Compensation                                                (12,354)
   Accumulated deficit                                              (13,983,878)
                                                                   ------------

         Total stockholders' deficit                                (10,585,548)
                                                                   ------------

                                                                   $  8,105,279
                                                                   ============

          The accompanying notes form an integral part of the condensed consolidated financial statements.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.) (A Development Stage Company)
Condensed Consolidated Statements of Operations (Unaudited)


                                                                                                                 Accumulated from
                                                                                                                 February 1, 2002
                                                Three months ended                    Six months ended          (Date of Inception)
                                             June 30,          June 30,           June 30,          June 30,            to
                                              2005              2004               2005              2004          June 30, 2005
                                         ----------------   --------------   ----------------   --------------  -------------------
Revenue                                  $          3,750           14,930   $          7,500           26,662  $            55,240

Cost of sales                                          --               --                 --               --                   --
                                         ----------------   --------------   ----------------   --------------  -------------------

Gross Profit                                        3,750           14,930              7,500           26,662               55,240
                                         ----------------   --------------   ----------------   --------------  -------------------

Operating expenses:
   Research and development                       228,601           11,961            356,654           33,193              654,433
   General and administrative                     418,842           13,534            548,200           44,097              847,071
   Merger cost                                    989,065               --          1,964,065               --            1,964,065
   Sales and marketing                              3,725           11,961              4,040           15,365               19,905
                                         ----------------   --------------   ----------------   --------------  -------------------

         Total operating expenses               1,640,233           37,456          2,872,959           92,655            3,485,474
                                         ----------------   --------------   ----------------   --------------  -------------------

Loss from operations                           (1,636,483)         (22,526)        (2,865,459)         (65,993)          (3,430,234)
                                         ----------------   --------------   ----------------   --------------  -------------------

Other income (expense):
Change in fair value of warrant
 liability                                    (10,439,380)              --        (10,439,380)              --          (10,439,380)
Interest expense recorded as
 amortization on convertible notes                (94,343)              --           (116,193)              --             (138,043)
   Interest expense                                    --               --             (7,007)              --              (14,507)
   Interest income                                 37,761               32             37,791              144               38,286
                                         ----------------   --------------   ----------------   --------------  -------------------

         Total other income (expense)         (10,495,962)              32        (10,524,789)             144          (10,553,644)
                                         ----------------   --------------   ----------------   --------------  -------------------

Loss before income
 taxes                                        (12,132,445)         (22,494)       (13,390,248)         (65,849)         (13,983,878)


Provision for income taxes                             --               --                 --               --                   --
                                         ----------------   --------------   ----------------   --------------  -------------------

Net loss                                 $    (12,132,445)  $      (22,494)  $    (13,390,248)  $      (65,849) $       (13,983,878)
                                         ================   ==============   ================   ==============  ===================

Net loss per share basic and diluted     $          (0.28)  $        (0.00)  $          (0.42)  $        (0.00) $             (0.63)
                                         ================   ==============   ================   ==============  ===================

Weighted average shares
 outstanding basic and diluted                 43,056,353       20,400,000         31,790,763       20,400,000           22,056,006
                                         ================   ==============   ================   ==============  ===================




          The accompanying notes form an integral part of the condensed consolidated financial statements.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit) Inception through June 30, 2005


                                              Common Stock                                              Accumulated
                                       ----------------------------     Additional        Deferred      Deficit During
                                        Number of                        Paid-In             Stock      Development
                                          Shares          Amount         Capital      Compensation         Stage          Total
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance at inception (February 1, 2002) -
Adjusted to reflect effect of stock
splits on June 17, 2004 and March 4,
2005, and Reverse Merger on April 6,
2005                                     20,400,000    $      2,040    $     (2,040)   $       --      $       --      $       --
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2002               20,400,000           2,040          (2,040)           --              --              --

Net loss                                         --              --              --            --           (55,682)        (55,682)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2003               20,400,000           2,040          (2,040)           --           (55,682)        (55,682)

Noncash compensation
 expense for options issued                    --              --            30,000            --              --            30,000

Net loss                                       --              --              --              --          (537,948)       (537,948)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 2004               20,400,000           2,040          27,960            --          (593,630)       (563,630)

Net loss (unaudited)                           --              --              --              --        (1,257,803)     (1,257,803)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, March 31, 2005 (unaudited)      20,400,000           2,040          27,960            --        (1,851,433)     (1,821,433)

Issuance of shares for reverse
 merger (unaudited)                       4,000,000             400            (400)
Issuance of common stock for funds
 received by private placement
 net of financing cost (unaudited)       20,461,000           2,046       2,900,344            --              --         2,902,390
Issuance of common stock for
 conversion on notes payable
(unaudited)                               1,251,448             125         461,697            --              --           461,822
Amortization of deferred stock
 compensation (unaudited)                      --              --            16,472         (12,354)           --             4,118

Net loss (unaudited)                           --              --              --              --       (12,132,445)    (12,132,445)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, June 30, 2005 (unaudited)       46,112,448    $      4,611    $  3,406,073    $    (12,354)   $(13,983,878)   $(10,585,548)
                                       ============    ============    ============    ============    ============    ============




          The accompanying notes form an integral part of the condensed consolidated financial statements.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.) (A Development Stage Company)
Condensed Consolidated Statements of Cash Flows (Unaudited)


                                                                                                 Accumulated from
                                                                                                 February 1, 2002
                                                                                                         to
                                                          Six months ended June 30,             (Date of Inception)
                                                         2005                   2004               June 30, 2005
                                                     ------------          ------------         ------------------
Cash flows provided by (used for) operating
 activities:
Net loss                                             $(13,390,248)         $    (65,849)         $(13,983,878)
                                                     ------------          ------------          ------------

Adjustments to reconcile net loss
 to net cash provided by (used for)
 operating activities:
   Noncash compensation expense for
    warrants issued                                     1,964,065                  --               1,994,065
   Amortization of note discount                          116,193                  --                 138,043
   Amortization of deferred stock
    compensation                                            4,118                  --                   4,118
   Change in fair value of warrant
    liability                                          10,439,380                  --              10,439,380
   Depreciation                                             2,870                 1,544                 7,781

Changes in assets and liabilities:
(Increase) decrease in assets:
Prepaid expenses                                          (13,261)               15,156               (13,261)

Increase (decrease) in liabilities:
Accounts payable and accrued expenses                      61,217                12,235               276,830
Deferred revenue                                           (7,500)               (7,500)              125,000
                                                     ------------          ------------          ------------

Total adjustments                                      12,567,082                21,435            12,971,956
                                                     ------------          ------------          ------------

Net cash provided by (used for)
 operating activities                                    (823,166)              (44,414)           (1,011,922)
                                                     ------------          ------------          ------------

Cash flows used for investing activities:
Acquisition of intangible assets                             --                    --                 (11,264)
Acquisition of fixed assets                                (8,632)               (8,885)              (23,402)
Advance to officers                                          --                  (1,796)               (1,796)
                                                     ------------          ------------          ------------

      Net cash used for investing activities               (8,632)              (10,681)              (36,462)
                                                     ------------          ------------          ------------

Cash flows provided by financing activities:

   Proceeds from issuance of common stock
    and warrants, net of financing cost                 8,749,122                  --               8,749,122
   Payments on convertible notes payable                  (50,000)                 --                 (50,000)
   Proceeds from convertible notes payable                   --                    --                 500,000
   Payments for financing costs for
    convertible notes                                        --                    --                 (87,401)
                                                     ------------          ------------          ------------

      Net cash provided by financing activities         8,699,122                  --               9,111,721
                                                     ------------          ------------          ------------

Net increase (decrease) in cash                         7,867,324               (55,095)            8,063,337

Cash, beginning of year                                   196,013                73,867                  --
                                                     ------------          ------------          ------------

Cash, end of period                                  $  8,063,337          $     18,772          $  8,063,337
                                                     ============          ============          ============

Supplemental disclosure of cash flow
 information:
Interest paid                                        $       --            $       --            $       --
                                                     ============          ============          ============

Income taxes paid                                    $       --            $       --            $      2,400
                                                     ============          ============          ============

Supplemental disclosure of noncash investing
 and financing activities:
   Noncash warrant expense for warrants issued       $  1,964,065                  --            $  1,994,065
                                                     ============          ============          ============

   Conversion of notes payable to common stock       $    450,000          $       --            $    450,000
                                                     ============          ============          ============
   Conversion of accrued interest payable            $     11,697          $       --            $     11,697
                                                     ============          ============          ============
   Issuance of common stock with reverse merger      $      4,000          $       --            $      4,000
                                                     ============          ============          ============



   The accompanying notes form an integral part of the condensed consolidated financial statements.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.) (A Development Stage Company)
Notes to Condensed Consolidated Financial Statements (Unaudited)

(1) Business and Summary of Significant Accounting Policies:

Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions under Regulations SB and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. These condensed consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements of Bionovo Biopharmaceuticals, Inc., the Company's wholly-owned Delaware subsidiary, for the fiscal years ended December 31, 2004 and December 31, 2003 included in the Form 8-K filed by Bionovo, Inc. (the "Company") on June 3, 2005, which was amended on June 22, 2005, and June 27, 2005. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the consolidated financial position of the Company as of June 30, 2005, and the results of operations for the three and six months ended June 30, 2005 and 2004 and cash flows for the six-months ended June 30, 2005 and 2004. The results of operations for the three and six months ended June 30, 2005 are not necessarily indicative of the results, which may be expected for the entire fiscal year.

Formation and Business of the Company:


On March 4, 2005, Bionovo Biopharmaceuticals, Inc. increased its authorized stock to 24,000,000. Effective with the increase in its authorized stock, Bionovo Biopharmaceuticals also declared a 1.2-for-1 stock split. Accordingly, these financial statements retrospectively reflect these changes.


On April 6, 2005, Bionovo Biopharmaceuticals, Inc. completed a reverse merger transaction with Lighten Up Enterprises International, Inc a Nevada corporation. The stockholders of Bionovo Biopharmaceuticals prior to April 6, 2005 received 20,400,000 shares of Lighten Up common stock, par value $0.0001 per share. Until the merger, Lighten Up Enterprises International, Inc., or Lighten Up, engaged in the development, publishing, marketing and sale of a cook book of recipes. Lighten Up discontinued these activities following the merger. Upon the closing of the merger, the directors and management of Bionovo Biopharmaceuticals became the directors and management of Lighten Up. Bionovo Biopharmaceuticals has been considered the acquirer in this transaction, frequently referred to as a "reverse merger" of a shell company, and accounted for as a recapitalization. Accordingly, no goodwill or other adjustment in basis of assets is recorded, the shares of the shell, the legal surviving entity, are treated as issued as of the date of the transaction, and the shares held by the controlling shareholders after the transaction, are treated as outstanding for the entirety of the reporting periods. On June 29, 2005, the Company reincorporated to Delaware and changed its name to Bionovo, Inc. Bionovo Biopharmaceuticals, Inc. continues as a wholly-owned, operating subsidiary of the Company.



Bionovo Biopharmaceuticals, Inc. was incorporated and began operations in the State of California in February 2002 and subsequently reincorporated into the State of Delaware in March 2004. Until June 28, 2005, the name of Bionovo Biopharmaceuticals, Inc. was Bionovo, Inc. It changed its name to Bionovo Biopharmaceuticals, Inc. in order to facilitate the Company's corporate name change from Lighten Up Enterprises International, Inc. to Bionovo, Inc. The stock of the public company continues to be quoted on the OTC Bulletin Board under the new symbol BNVI.OB. The stockholders of the Bionovo Biopharmaceuticals, Inc. received stock of the public company representing approximately 90.4% of the common stock outstanding immediately after the reverse merger.

Development Stage Company:

The Company has not generated any significant revenue since inception. The accompanying financial statement has, therefore, been prepared using the accounting formats prescribed for a development stage enterprise (DSE). Although the Company has recognized some revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments:

The carrying amount of cash equivalents, accounts receivable, accounts payable, accrued expenses, warrant liability, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

Cash:

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

Cash Concentration

The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Property and Equipment:

Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years.

Impairment of Long-Lived Assets:

The Company assesses the impairment of its long-lived assets periodically in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment and Disposal of Long-Lived Assets". Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. To date there has been no impairment.

Deferred Loan Costs:

Deferred loan costs relate to the direct costs related to obtaining debt financing for the Company and will be amortized over the life of the debt using the effective interest method of accounting.

Patent Pending Costs:

Intangible assets consist of patent licensing costs to date. If the patents are awarded, the costs will be amortized over the term of the patents. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made.

Income Taxes:

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Deferred Revenue:

Deferred revenue consists of upfront fees received for technology licensing that have not yet been recognized or earned.

Convertible Notes Payable:

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument becomes convertible.

On April 6, 2005, the holders of convertible promissory notes elected to convert $450,000 of the then outstanding $500,000 convertible promissory notes to common stock pursuant to the terms of the notes. The remaining $50,000 and applicable interest was repaid.

Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the market value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to nonemployees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to Stock-Based Employee Compensation.



                                               Three months ended June 30,
                                            ------------------------------
                                                2005             2004
                                            ------------     ------------

Net loss as reported                        $(12,132,445)    $    (22,494)

Compensation recognized under APB 25                  --               --
Compensation recognized under SFAS 123            (3,742)              --
                                            ------------     ------------

Pro-forma net loss                          $(12,136,187)    $    (22,494)
                                            ============     ============

Net loss per share:
Basic and diluted -- as reported            $      (0.28)    $      (0.00)
                                            ============     ============
Basic and diluted -- pro-forma              $      (0.28)    $      (0.00)
                                            ============     ============

                                               Six months ended June 30,
                                            ------------------------------
                                                2005             2004
                                            ------------     ------------

Net loss as reported                        $(13,390,248)    $    (65,849)
Compensation recognized under APB 25                  --               --
Compensation recognized under SFAS 123            (3,742)        (100,000)
                                            ------------     ------------

Pro-forma net loss                          $(13,393,990)    $   (165,849)
                                            ============     ============

Net loss per share:
Basic and diluted -- as reported            $      (0.39)    $      (0.00)
                                            ============     ============
Basic and diluted -- pro-forma              $      (0.39)    $      (0.00)
                                            ============     ============



For grants in the six months ended June 30, 2005 and 2004, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate of 4.0% and between 3.5% to 5.5% during the six months ended June 30, 2005 and 2004, respectively; (iii) expected volatility 90.00% and 0.01% during the six months ended June 30, 2005 and 2004, respectively; and (iv) an expected life of the stated life of the option. The fair value was determined using the Black-Scholes option-pricing model.

The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

Revenue Recognition:

Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and (iv) collectibility is reasonably assured.

Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company's continuing research and development efforts.

Research and Development:

Research and development expenses include internal and external costs. Internal costs include salaries and employment related expenses and allocated facility costs. External expenses consist of costs associated with outsourced clinical research organization activities, sponsored research studies, product registration, and investigator sponsored trials. In accordance with SFAS No. 2, "Accounting for Research Development Costs", all such costs are charged to expense as incurred.

(2) Recent Accounting Pronouncements:

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

In May 2005, the FASB issued SFAS No.154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005; however earlier adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date of issuance of SFAS No 154. The Company is in the process of evaluating whether the adoption of SFAS 154 will have a significant impact on the Company's overall results of operations or financial position.

(3) License Agreement:

In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwan corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on 10% of future sales. Additional fees may be earned by the Company in the future for additional clinical work.

(4) Convertible Notes Payable:

The Company issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest are due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.3596 per share of stock at the option of the holder prior to the due date. There are registration rights attached to the underlying shares of the convertible feature. It has been determined that there is no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

Additionally, the note holders received 556,123 warrants to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.5394 per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and .0% expected volatility for a nonpublic company.

On April 6, 2005, the holders of convertible promissory notes elected to convert $450,000 of the then outstanding $500,000 convertible promissory notes to common stock pursuant to the terms of the notes. The remaining $50,000 and applicable interest was repaid.

(5) Warrant Liability:


In connection with the September 2004 bridge financing described in Note 4 above, the Company issued warrants to the placement agent in the financing to purchase 132,421 shares at $0.3596 per share. In April, 2005 and May 2005, the Company completed a private placement which resulted in gross proceeds of $10.2 million. In connection with this private placement the Company sold 20,461,000 shares of common stock at a price of $0.50 per share and issued warrants to purchase up to 5,115,250 shares of common stock to investors and 2,136,100 shares of common stock to agents. In connection with the closing of our reverse merger transaction on April 6, 2005, we issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock. The warrants described above have a term of 5 years and an exercise prices between $0.01 and $1.00. Since the warrants are subject to certain registration rights, the Company recorded a warrant liability, totaling $7,861,314, in accordance with EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". The registration rights provide for the Company to file with the Securities and Exchange Commission a Registration Statement covering the resale of all of the common stock (including common stock issuable upon exercise of warrants) issued in connection with the private placement. In addition, the Company is required to report the value of the warrants at the fair market value and record the fluctuation to the fair value of the warrant liability to current operations. The fair value increased $10,439,380 from the dates of grants to June 30, 2005. The Company is subject to certain penalties if the Registration Statement is not declared effective by the stipulated deadline. The Company valued the warrants using the Black-Scholes option pricing model, applying a life of 5 years, a risk free interest rate of 4.0%, an expected dividend yield of 0%, a volatility of 90% and a deemed fair value of common stock of $0.50 which was the price of the Company's common stock sold in the private placement. The Company has the obligation to register for resale the shares of common stock issuable upon exercise of the warrants, which requires having a registration statement covering such shares of common stock being declared effective and maintaining the effectiveness of that registration statement. The Company will be required to maintain the effectiveness of the registration statement until such time as all such shares of common stock (i) have either been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933, or (ii) may be sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933. Accordingly, the warrant liability will be reclassified to equity at the time that obligation is fulfilled.



(6) Equity:

In April and May 2005 we completed private placements selling 20,461,000 shares of common stock to accredited investors at a price of $0.50 per share. We received gross proceeds of $10,230,500. As part of the closing of the private placements we issued five-year warrants to purchase a total of 2,557,625 shares of common stock at an exercise price of $0.75 per share and 2,557,625 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or part until May 5, 2010.

In connection with the closing of the private placements, the Company issued five-year warrants placement agent warrants to Duncan Capital, LLC as partial compensation for acting as placement agent in the transaction. These placement agent warrants are exercisable in whole or in part, at an exercise price of $0.50 per share, before May 5, 2010 for up to 2,136,100 shares of common stock.

In connection with the closing of the private placements, on April 6, 2005, the convertible notes resulting from the September 30, 2004 bridge financing of $500,000 were converted into common stock at $0.36 per share or paid. The aggregate principal amount of the convertible secured notes of $450,000 was converted into a total of 1,251,448 shares of common stock. The remaining $50,000 principal was repaid from the proceeds of the private placements described above.

In connection with the closing of our reverse merger transaction on April 6, 2005, we issued five-year warrants to Duncan Capital, LLC as partial compensation for its advisory services relating to the merger. These reverse merger warrants are exercisable in whole or in part, at an exercise price of $0.01 per share, before April 6, 2010 for up to 1,979,630 shares of common stock.

(7) Contingent Liability:

Pursuant to registration rights granted to the investors in the Company's April 6, 2005 and May 5, 2005 private placements, the Company is obligated to file a registration statement with the Securities and Exchange Commission to register the resale of the shares of common stock (including shares of common stock that may be acquired upon exercise of warrants) issued in the private placements within 90 days of April 6, 2005. In addition, the Company is obligated to have such "resale" registration rights agreement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. If the registration statement is not filed or is, for any reason, not declared effective within the foregoing time periods, the Company will be required to pay liquidated damages to such investors. Liquidated damages, if any, will be paid in cash in an amount equal to 1% of the investor's paid investment for the first 30 days (or part thereof) after the relevant date (i.e., filing date or effective date), and for any subsequent 30-day period (or part thereof) thereafter.


(8) Subsequent Event:

Subsequent to June 30, 2005, the Company has entered into a new capital lease for approximately $400,000 of new lab analytical instrumentation. The lease is for a period of 36 months, with monthly payments of approximately $10,000 scheduled to begin in November 2005. The lease is secured by a letter of credit.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

      Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

      We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

             Registration Fees                             $15,000.00
             Federal Taxes                                         --
             State Taxes                                           --
             Legal Fees and Expenses                        20,000.00
             Printing and Engraving Expenses                 2,000.00
             Blue Sky Fees                                   3,000.00
             Accounting Fees and Expenses                    5,000.00
             Miscellaneous                                   5,000.00
                                                           ----------
                    Total                                  $50,000.00
                                                           ==========

Item 26.  Recent Sales of Unregistered Securities.

      The following is a summary of transactions within the last three years involving sales of its securities that were not registered under the Securities
Act:

      September 2004 Bridge Financing

      On September 30, 2004, Bionovo Biopharmaceuticals, Inc. completed a bridge financing to accredited investors of an aggregate of $500,000 principal amount 6% convertible secured notes, and warrants to purchase 556,123 shares of Bionovo Biopharmaceuticals common stock at $0.539416667 per share. On April 6, 2005, immediately prior to the closing of a reverse merger between Bionovo Biopharmaceuticals and a newly-created, wholly-owned subsidiary of ours in which Bionovo Biopharmaceuticals survived, or the reverse merger, $450,000 principal amount of the notes were converted into shares of common stock and the remaining $50,000 principal amount of the notes were repaid. Upon the closing of the reverse merger transaction, the warrants and the common stock issued upon conversion of the notes, were amended to become warrants to purchase common stock of our company and were exchanged for shares of our common stock, respectively.

      In connection with the bridge financing, the placement agent, Duncan Capital, LLC, received an aggregate cash payment of $50,000 and five year warrants to purchase 132,421 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.359583333, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. The placement agent also received cash compensation in the amount of $45,000 in connection with the April 6, 2005 conversion of the $450,000 aggregate principal amount of the convertible secured notes, as discussed below in "April 2005 Bionovo Biopharmaceuticals Private Placement."

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement made certain representations and warranties to Bionovo Biopharmaceuticals as to their status as an "accredited investor." The convertible secured notes and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each note and warrant sold in the bridge financing contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      April 2005 Bionovo Biopharmaceuticals Private Placement

      Immediately prior to the closing of the reverse merger transaction, Bionovo Biopharmaceuticals completed a private offering of Units to accredited investors at a price of $100,000 per Unit. Each Unit was comprised of 200,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 25,000 shares of Bionovo Biopharmaceuticals common stock for $0.75 per share and 25,000 shares of Bionovo Biopharmaceuticals common stock for $1.00 per share exercisable for a period of five years. Bionovo sold Biopharmaceuticals 80.955 Units and received gross proceeds of $8,095,500 at the closing of the private offering.

      The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 16,191,000 shares of Bionovo Biopharmaceuticals common stock and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and warrants to purchase 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. Upon the closing of the reverse merger, the common stock and warrants issued in the private placement, were exchanged for shares of our common stock and amended to become warrants to purchase common stock of our company, respectively.

      In connection with the Bionovo Biopharmaceuticals private offering, the placement agent, Duncan Capital, LLC, received an aggregate cash payment of $854,550 and five year warrants to purchase 1,709,100 shares of Bionovo Biopharmaceuticals common stock at $.50 per share, which were amended to become warrants to purchase an equal number of our common stock in the reverse merger transaction. Of such cash payment, $45,000 was paid in connection with the conversion of $450,000 aggregate principal amount secured promissory notes of Bionovo Biopharmaceuticals into a total of 1,251,448 shares of Bionovo Biopharmaceuticals common stock.

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      April 2005 Reverse Merger Advisor Warrant

      As referenced above, on April 6, 2005 we engaged in a reverse merger transaction in which a newly-created, wholly-owned subsidiary of ours merged with and into Bionovo Biopharmaceuticals, with Bionovo Biopharmaceuticals surviving. As compensation for its advisory services in connection with the reverse merger, Duncan Capital, LLC received an aggregate cash payment of $100,000 and five year warrants to purchase 1,979,630 shares of our common stock at $0.01 per share. The warrants were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act of 1933 and corresponding provisions of state securities laws. No form of general solicitation or general advertising was used to offer or sell the warrants, and each warrant instrument contains a legend to the effect that the warrant and the shares of common stock that may be purchased upon exercise thereof are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

      May 2005 Private Placement

      On May 5, 2005, we completed a private placement of Units to "accredited investors" upon terms similar to those provided in Bionovo Biopharmaceuticals' private placement discussed above. We privately offered Units at $100,000, where each Unit was comprised of 200,000 shares of our common stock, and five year warrants to purchase 25,000 shares of our common stock at an exercise price of $0.75 per share and 25,000 shares of our common stock at $1.00 per share. We sold 21.35 Units on May 5, 2005 for total gross proceeds of $2,135,000.

      The aggregate number and type of securities issued in the private placement, excluding securities issued to the placement agents for the offering, was 4,270,000 shares of common stock and warrants to purchase 533,750 shares of common stock at an exercise price of $0.75 per share and warrants to purchase 533,750 shares of common stock at an exercise price of $1.00 per share.

      Placement agents in the private placement received an aggregate cash payment equal to 10% of the gross proceeds of the offering, or $213,500, and five year warrants to purchase 427,000 shares of Lighten Up Enterprises International common stock at an exercise price of $0.50 per share.

      The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. Each investor in the private placement submitted a subscription agreement and investor questionnaire in which the investor made certain representations and warranties as to their status as an "accredited investor." The shares of common stock and warrants to purchase common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. No form of general solicitation or general advertising was used to offer or sell the above securities, and each certificate representing shares of common stock and each warrant sold in the private placement contains a legend to the effect that the securities represented by such instruments are restricted and may not be resold without registration under the Securities Act of 1933 or an exemption from that Act.

Item 27.  Exhibits.

The following is a list of Exhibits filed as part of this registration statement:

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

          2.1 Agreement of Merger and Plan of Reorganization, dated as of April 6, 2005, among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and Bionovo, Inc. (incorporated herein by reference from Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on April 8, 2005)


          2.2 Agreement and Plan of Merger, dated as of June 28, 2005, between Lighten Up Enterprises International, Inc. and Bionovo, Inc. (incorporated herein by reference from Exhibit 1 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)


          3.1                 Certificate of Incorporation of the Registrant
                              (previously filed)

          3.2 By-laws of the Registrant. (incorporated herein by reference from Exhibit 3 to the Registrant's
                              Schedule 14C filed with the SEC on June 3, 2005)

          4.1 Form of Private Placement Warrant (incorporated herein by reference from Exhibit 4.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

          4.2 Form of Common Stock Certificate (previously filed)

          4.3                 Form of Bridge Warrant (previously filed)

          5.1 Opinion of Greenberg Traurig, LLP as to the legality of the shares of common stock (previously filed)

          10.1 Form of Private Placement Subscription Agreement (incorporated herein by reference from Exhibit
                              10.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

          10.2 Form of Private Placement Investor Questionnaire (incorporated herein by reference from Exhibit
                              10.2 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

          10.3 Form of Private Placement Registration Rights Agreement (incorporated herein by reference from Exhibit 10.3 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

          10.4 Form of Private Placement Acknowledgement and Amendment (incorporated herein by reference from Exhibit 10.4 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

          10.5 Registration Rights Agreement, dated September 30, 2004 (incorporated herein by reference from
                              Exhibit 10.5 to the Registrant's Form 8-K/A,
                              Amendment No. 1, filed with the SEC on June 3,
                              2005)

          10.6 Stock Incentive Plan, as amended (incorporated herein by reference from Exhibit 5 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

          10.7 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Isaac Cohen (incorporated herein by reference from Exhibit 10.7 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

          10.8 Assignment and Assumption Agreement, dated April 6, 2005, among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement (incorporated herein by reference from Exhibit 10.8 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

          10.9 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Mary Tagliaferri (incorporated herein by reference from Exhibit 10.9 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

          10.10 Assignment and Assumption Agreement, dated April 6, 2005, among the Registrant, Bionovo, Inc. and Mary Tagliaferri regarding Employment Agreement (incorporated herein by reference from Exhibit
                              10.10 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)


          10.11 Licensing & Technology Transfer Agreement, dated November 6, 2003, with United Biotech Corporation (certain terms of this agreement have been omitted and are subject to a request for confidential treatment with the SEC) (incorporated herein by reference from Exhibit 10.11 to the Registrant's Form 8-K/A, Amendment No. 5, filed with the SEC on October 19, 2005)

          10.12 Sublease, dated December 17, 2003, with Extensity (previously filed)

          10.13 Landlord Consent to Sublease, dated December 30, 2003, with Extensity, Inc. and CA-Emeryville Properties Limited Partnership (previously filed)

          10.14 Addendum to Sublease, dated April 20, 2004, with Geac Enterprise Solutions, Inc. (previously filed)

          10.15 Landlord Consent to Addendum to Sublease, dated July 16, 2004, with CA-Emeryville Properties Limited Partnership and Geac Enterprise Solutions, Inc. (previously filed)

          10.16               Exchange Agreement, dated April 4, 2005, with Mary
                              E. Ross and Gary C. Lewis (previously filed)

          10.17               Declaration dated April 6, 2005 by Mary E. Ross
                              (previously filed)

          10.18 Declaration dated April 6, 2005 by Gary C. Lewis (previously filed)

          10.19 Office Lease, dated July 6, 2005, with Emery Station Joint Venture, LLC (previously filed)

          10.20 Sublease Agreement, dated August 1, 2005, with MycoLogics (previously filed)


          10.21               Merrill Lynch Bank USA Irrevocable Letter of
                              Credit


          21.1                Subsidiaries of Registrant (previously filed)

          23.1                Consent of Stonefield Josephson, Inc.

          23.2                Consent of Greenberg Traurig, LLP (included in
                              Exhibit 5.1)

          24.1                Power of Attorney (previously filed)

Item 28. Undertakings.

      (a) The undersigned small business issuer hereby undertakes:

            (1) To file, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Emeryville, State of California, on October 31, 2005.



                              BIONOVO, INC.


                              By:  /s/ Isaac Cohen
                                   --------------------------------------------
                                   Isaac Cohen, O.M.D., L.Ac.
                                   President and Chief Executive Officer
                                   (principal executive officer)

                              By:  /s/ James P. Stapleton
                                   --------------------------------------------
                                   James P. Stapleton
                                   Chief Financial Officer
                                   (principal financial and accounting officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Isaac Cohen                    Chairman, President, Chief Executive        October 31, 2005
------------------------------     Officer and Chief Scientific Officer
Isaac Cohen, O.M.D., L.Ac.


/s/ Mary Tagliaferri               Director, Vice President, Chief             October 31, 2005
------------------------------     Regulatory Officer, Secretary and
Mary Tagliaferri, M.D., L.Ac.      Treasurer


/s/ David Naveh*                   Director                                    October 31, 2005
------------------------------
David Naveh, M.D


/s/ Michael D. Vanderhoof*         Director                                    October 31, 2005
------------------------------
Michael D. Vanderhoof


/s/ James P. Stapleton             Chief Financial Officer                     October 31, 2005
------------------------------
James P. Stapleton


----------
*  By Isaac Cohen, as Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION
------------   -----------


    10.21      Merrill Lynch Bank USA Irrevocable Letter of Credit


     23.1      Consent of Stonefield Josephson, Inc.